Filed Pursuant to Rule 424B5
                           Registration No. 33-109614

             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 23, 2005

                                  $174,087,000
                                  (Approximate)

               Mortgage Pass-Through Certificates, Series 2005-S2
                      NOMURA ASSET ACCEPTANCE CORPORATION,
                     ALTERNATIVE LOAN TRUST, SERIES 2005-S2
                                     Issuer

                       NOMURA ASSET ACCEPTANCE CORPORATION
                                    Depositor

                             WELLS FARGO BANK, N.A.
                  Master Servicer and Securities Administrator

                            GMAC MORTGAGE CORPORATION
                                    Servicer


--------------------------------------------------------------------------------
Consider carefully the Risk Factors beginning on page S-14 in this prospectus supplement.

The certificates will represent interests in the trust created for Series 2005-S2 only and will not represent interests in or obligations of Nomura Asset Acceptance Corporation, Nomura Credit & Capital, Inc., Nomura Securities
International, Inc., the master servicer, the securities administrator, the servicer, the trustee or any of their respective affiliates.

This  prospectus   supplement  may  be  used  to  offer  and  sell  the  offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

o Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2005-S2, referred to in this prospectus supplement as the trust, will issue 11 classes of certificates, 6 of which are offered hereby. Each class of offered certificates will receive monthly distributions of interest, principal or both.

o The certificates represent ownership interests in the trust, whose assets are primarily a pool of fixed-rate, second lien mortgage loans.

o Credit enhancement for all of the classes of offered certificates will be provided by the use of excess interest to create overcollateralization, subordination and amounts received under an interest rate cap agreement.

o The yield to investors on each class of offered certificates will be sensitive to the rate and timing of principal payments on the mortgage loans, which may vary over time.


Nomura Securities International, Inc., referred to in this prospectus supplement as the underwriter, will buy the offered certificates from Nomura Asset Acceptance Corporation, the depositor, at a price equal to 102.47% of their face value, plus accrued interest, as applicable. The depositor will pay the expenses related to the issuance of the certificates from these proceeds. The underwriter will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

The trust will make multiple REMIC elections for federal income tax purposes.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Delivery of the offered certificates will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or after June 29, 2005.

                                  [NOMURA LOGO]

            The date of this prospectus supplement is June 23, 2005.

                                TABLE OF CONTENTS


                PROSPECTUS SUPPLEMENT                                               PROSPECTUS
                ---------------------                                               ----------
SUMMARY OF TERMS..................................S-5          DESCRIPTION OF THE TRUST FUNDS......................3
RISK FACTORS.....................................S-14          USE OF PROCEEDS....................................18
THE MORTGAGE POOL................................S-28          YIELD CONSIDERATIONS...............................19
THE ORIGINATORS..................................S-40          THE DEPOSITOR......................................26
THE SELLER.......................................S-41          DESCRIPTION OF THE SECURITIES......................26
THE MASTER SERVICER..............................S-41          DESCRIPTION OF THE AGREEMENTS......................42
THE SERVICER.....................................S-41          DESCRIPTION OF CREDIT SUPPORT......................68
THE CREDIT RISK MANAGER..........................S-44          CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS............74
THE POOLING AND                                                MATERIAL FEDERAL INCOME TAX CONSEQUENCES...........97
SERVICING AGREEMENT..............................S-44          ERISA CONSIDERATIONS..............................128
DESCRIPTION OF THE CERTIFICATES..................S-60          LEGAL INVESTMENT..................................135
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS....S-80          METHODS OF DISTRIBUTION...........................138
USE OF PROCEEDS..................................S-91          ADDITIONAL INFORMATION............................139
CERTAIN MATERIAL FEDERAL                                       INCORPORATION OF CERTAIN DOCUMENTS
INCOME TAX CONSEQUENCES..........................S-91          BY REFERENCE .....................................140
ERISA CONSIDERATIONS.............................S-94          LEGAL MATTERS.....................................140
LEGAL INVESTMENT CONSIDERATIONS..................S-99          FINANCIAL INFORMATION.............................141
PLAN OF DISTRIBUTION.............................S-99          RATING............................................141
LEGAL MATTERS....................................S-99          INDEX OF DEFINED TERMS............................142
RATINGS.........................................S-100
INDEX OF DEFINED TERMS..........................S-101

ANNEX I GLOBAL CLEARANCE,
SETTLEMENT AND TAX DOCUMENTATION PROCEDURES.......I-1

ANNEX II INTEREST RATE CAP AGREEMENT SCHEDULE....II-1

 IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE
                             ACCOMPANYING PROSPECTUS

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o this prospectus supplement, which describes the specific terms of this series of certificates.

Nomura Asset Acceptance Corporation's principal offices are located at Two World Financial Center, Building B, 21st Floor, New York, New York 10281, and its telephone number is (212) 667-2197.

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

o The following summary is a very broad overview of the certificates offered by this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider when making your investment decision. To understand the terms of an offering of the certificates, you should read this entire document and the accompanying prospectus carefully.

o Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

                                                THE CERTIFICATES
                                                ----------------
                                INITIAL           PASS- THROUGH       INITIAL RATING
        CLASS             PRINCIPAL BALANCE(1)        RATE            (S&P/MOODY'S)            DESIGNATION
--------------------- ------------------------ ------------------- --------------------- ----------------------

Offered Certificates:
         A-1                 $128,828,000           Variable(2)            AAA/Aaa               Senior
         A-IO                  Notional(3)           20.000%(4)            AAA/Aaa        Senior/Interest Only
         M-1                  $22,259,000           Variable(2)             AA/Aa2             Subordinate
         M-2                  $11,964,000           Variable(2)              A/A2              Subordinate
         B-1                   $8,625,000           Variable(2)            BBB/Baa2            Subordinate
         B-2                   $2,411,000           Variable(2)           BBB-/Baa3            Subordinate

TOTAL OFFERED CERTIFICATES   $174,087,000
(approximate):

Non-Offered Certificates:
         B-3                   $6,496,141             8.000%(4)             BB/Ba2             Subordinate
         R                          N/A(5)               N/A(5)           Not Rated             Residual
         X-1                        N/A(6)               N/A(6)           Not Rated            Subordinate
         X-2                        N/A(7)               N/A(7)           Not Rated         Charged Off Loans
         P                           $100                N/A(8)           Not Rated        Prepayment Charges

TOTAL CERTIFICATES           $180,583,241
(approximate):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) The certificates are subject to a variance of no more than 10% prior to their issuance.

(2) The pass-through rate for the Class A-1, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates will be based upon one-month LIBOR plus the applicable certificate margin, subject to a rate cap. After the first possible optional termination date, these certificate margins will increase. For additional information on the calculation of the pass-through rates, see "Description of the Certificates--Distributions of Interest."

(3) The Class A-IO Certificates are interest only certificates, will have no principal balance and will accrue interest on the Class A-IO Notional Amount, which for each distribution date on or prior to the distribution date in December 2007 will equal the lesser of (i) the aggregate principal balance of the mortgage loans as of the first day of the related collection period and (ii) the related specified notional balance as set forth herein under "Description of the Certificates--Distributions of Interest." After the distribution date in December 2007, the Class A-IO Notional Amount will be zero and the Class A-IO Certificates will no longer be entitled to distributions of interest.

(4)   Subject  to  a  cap  as  described   herein  under   "Description  of  the
      Certificates--Distributions of Interest."

(5) The Class R Certificates will not accrue interest, will not have a principal balance and are the class of certificates representing the residual interests in the trust.

(6) The Class X-1 Certificates will not accrue interest, will not have a principal balance and are the class of certificates representing the amount of overcollateralization in the trust at any time and are entitled to certain excess interest collections.

(7) The Class X-2 Certificates will not accrue interest, will not have a principal balance and are the class of certificates representing the right to purchase certain delinquent loans and the right to receive certain charged off loans, in each case as provided in the pooling and servicing agreement.

(8) The Class P Certificates will not accrue interest and are entitled to all prepayment charges that the servicer receives on the mortgage loans.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

TRUST

Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2005-S2.

DEPOSITOR

Nomura Asset Acceptance Corporation, referred to in this prospectus supplement as the depositor.

WE REFER YOU TO "THE DEPOSITOR" IN THE ACCOMPANYING PROSPECTUS FOR ADDITIONAL INFORMATION.

SELLER

Nomura Credit & Capital, Inc., referred to in this prospectus supplement as the seller.

WE REFER YOU TO "THE SELLER" HEREIN FOR ADDITIONAL INFORMATION.

MASTER SERVICER/SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A., referred to in this prospectus supplement as the master servicer and as the securities administrator in its roles as such. As securities administrator, Wells Fargo Bank, N.A., will also act as certificate registrar and paying agent.

WE  REFER  YOU  TO  "THE  MASTER   SERVICER"  AND  "THE  POOLING  AND  SERVICING
AGREEMENT--THE TRUSTEE AND THE SECURITIES ADMINISTRATOR" HEREIN FOR ADDITIONAL INFORMATION.

SERVICER

GMAC Mortgage Corporation, referred to in this prospectus supplement as GMACM.

WE REFER YOU TO "THE SERVICER" HEREIN FOR ADDITIONAL INFORMATION.

TRUSTEE

HSBC Bank USA, National Association, referred to in this prospectus supplement as the trustee.

WE REFER YOU TO "THE POOLING AND SERVICING AGREEMENT--THE TRUSTEE AND THE SECURITIES ADMINISTRATOR" HEREIN FOR ADDITIONAL INFORMATION.

CUSTODIANS

Wells Fargo Bank, N.A. and JPMorgan Chase Bank, National Association, referred to in this prospectus supplement as the custodians.

WE REFER YOU TO "THE POOLING AND SERVICING AGREEMENT--ASSIGNMENT OF THE MORTGAGE LOANS" HEREIN FOR ADDITIONAL INFORMATION.

CREDIT RISK MANAGER

The Murrayhill Company.

WE REFER YOU TO "THE CREDIT RISK MANAGER" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

CUT-OFF DATE

June 1, 2005.

CLOSING DATE

On or about June 29, 2005.

DETERMINATION DATE

The 15th day of the calendar month in which such distribution date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.

DISTRIBUTION DATES

The securities administrator will make distributions on the certificates on the 25th day of each calendar month or, if the 25th day of a month is not a business day, then the distribution will be made on the next succeeding business day, commencing in July 2005.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

FINAL SCHEDULED DISTRIBUTION DATE

With respect to each class of certificates other than the Class A-IO Certificates, the distribution date in June 2035, which is the distribution date occurring in the month following the month in which the latest stated maturity of any mortgage loan occurs. The actual final distribution date could be substantially earlier. With respect to the Class A-IO Certificates, the distribution date in December 2007.

MINIMUM DENOMINATIONS

The Class A-1, Class A-IO, Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Certificates will be issued in minimum denominations (by principal balance or notional amount, as applicable) of $25,000 and integral multiples of $1 in excess thereof. The Class X-1, Class X-2, Class P and Class R Certificates will be issued in minimum percentage interests of 10% and integral multiples of 1% in excess thereof.

DESIGNATIONS

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

o    CLASS A CERTIFICATES

         Class A-1 and Class A-IO Certificates.

o    CLASS M CERTIFICATES

         Class M-1 and Class M-2 Certificates.

o    CLASS B CERTIFICATES

         Class B-1, Class B-2 and Class B-3 Certificates.

o    LIBOR CERTIFICATES

         Class A-1, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates.

o    FIXED RATE CERTIFICATES

         Class A-IO and Class B-3 Certificates.

o    OFFERED CERTIFICATES

         Class A-1, Class A-IO, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates.

o    PHYSICAL CERTIFICATES

         Class B-3, Class X-1, Class X-2, Class P and Class R Certificates.

o    SENIOR CERTIFICATES

         Class A and Class A-IO Certificates.

o    SUBORDINATE CERTIFICATES

         Class M, Class B and Class X-1 Certificates.

o    RESIDUAL CERTIFICATES

         Class R Certificates.

o    BOOK-ENTRY CERTIFICATES

         All certificates other than the physical certificates.

o    ERISA-RESTRICTED CERTIFICATES

         The Class B-3, Class X-1, Class X-2, Class P and Class R Certificates and any Class of Offered Certificates whose rating is below investment grade upon acquisition.

Although not offered by this prospectus supplement, the non-offered classes are described herein because the certificate principal balance, structure, rights, risks and other characteristics of the non-offered certificates affect the certificate principal balance, structure, rights, risks and other characteristics of the Offered Certificates.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MORTGAGE LOANS

On the closing date, the seller will sell a pool of mortgage loans, referred to herein as the mortgage loans, to the depositor and the depositor will sell the pool of mortgage loans to the trust. The seller acquired the mortgage loans from a variety of sources.

As of the cut-off date, the mortgage pool will consist of 2,967 fixed-rate, second lien mortgage loans with an aggregate principal balance of approximately $185,498,860. The mortgage loans will have the following approximate characteristics (percentages are based on the aggregate principal balance of the mortgage loans as of the close of business on the cut-off date):

Range of Remaining Term to Stated Maturity:                    116 to 359 months

Weighted Average Remaining Term to Stated Maturity:                   199 months

Range of Original Principal Balances:                        $10,000 to $400,000

Average Original Principal Balance:                                      $62,746

Range of Outstanding Principal Balances:                        $340 to $398,614

Average Outstanding Principal Balance:                                   $62,521

Range of Mortgage Rates:                                       6.250% to 16.250%

Weighted Average Mortgage Rate:                                          10.486%

Geographic Concentrations in Excess of 5%:

         California                             33.23%

         New York                               12.01%

         Florida                                 9.35%

         Virginia                                5.61%

         Nevada                                  5.09%

PAYMENTS ON THE CERTIFICATES

INTEREST PAYMENTS

The amount of interest distributable to each class of certificates entitled to interest on each distribution date will generally equal:

o the per annum pass-through rate for that class of certificates, multiplied by

o 1/12th (in the case of the Fixed Rate Certificates), or a fraction whose numerator is the actual number of days in the applicable accrual period and whose denominator is 360 (in the case of the LIBOR Certificates), multiplied by

o the applicable principal balance or notional amount of that class of certificates, minus

o        the share of some types of interest shortfalls allocated to that class.

Interest distributions received on any distribution date for each class of LIBOR Certificates represent interest accrued during the period commencing on the immediately preceding distribution date (or, in the case of the first distribution date, the closing date) and ending on the day immediately preceding the related distribution date. Interest distributions received on any distribution date for the Fixed Rate Certificates represent interest accrued during the calendar month immediately preceding the month in which the related distribution date occurs. Interest will accrue on each class of LIBOR Certificates on the basis of a 360-day year and the actual number of days elapsed in each accrual period. Interest will accrue on the Fixed Rate Certificates on the basis of a 360-day year and twelve 30-day months.

SEE "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST" IN THIS PROSPECTUS SUPPLEMENT.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

On each distribution date, interest will be distributed to certificateholders entitled to interest in the order described in "Description of the Certificates" in this prospectus supplement. It is possible that, on any given distribution date, payments from the mortgage loans will be insufficient to cover interest distributable on all of the certificates that are entitled to receive interest from those mortgage loans. As a result, some classes of certificates (most likely the subordinate certificates) may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any shortfall in interest distributions on future distribution dates and, except with respect to the Class A-IO Certificates, with interest thereon, to the extent available.

The Class X-1, Class X-2, Class P and Class R Certificates will not be entitled to any distributions in respect of accrued interest.

PRINCIPAL PAYMENTS

The amount of principal distributable on any class of certificates entitled to principal on any distribution date will be determined by:

     o funds actually received or advanced on the mortgage loans that are available to make principal distributions on the certificates; and

     o the amount of excess interest from the mortgage loans available to be paid as principal on the certificates as described below.

Funds actually received or advanced on the mortgage loans will consist of expected monthly scheduled payments, unexpected payments resulting from, among other things, prepayments by mortgagors or liquidations of defaulted mortgage loans (including any mortgage insurance proceeds, if any, on that mortgage loan) and advances made by the servicer or, in its capacity as successor servicer, the master servicer.

The manner of distributing principal among the classes of certificates entitled to principal will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the Stepdown Date, or on or after that date, and depending upon the delinquency and loss performance of the mortgage loans.

The Class A-IO, Class X-1, Class X-2 and Class R Certificates will not be entitled to any distributions in respect of principal.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF PRINCIPAL" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

CLASS P CERTIFICATES

On each distribution date, all amounts representing prepayment charges in respect of the mortgage loans will be distributed to the Class P Certificates. In addition, the Class P Certificates will be entitled to a payment of principal on the distribution date specified in the pooling and servicing agreement from a separate reserve account established for the benefit of the Class P certificateholders.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES-- CLASS P CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

ADVANCES

The servicer will make cash advances with respect to delinquent payments of interest on and principal of mortgage loans to the extent the servicer reasonably believes that the cash advances are recoverable from future collections on the related mortgage loan; provided the servicer, except under the limited circumstances described in this prospectus supplement, will not be required to make any advances after the mortgage loan becomes 180 days delinquent. The master servicer will be obligated to make any required monthly advance if the servicer fails in its obligation to do so, to the extent

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

provided in the pooling and servicing agreement. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

WE REFER YOU TO "THE POOLING AND SERVICING AGREEMENT--ADVANCES" FOR ADDITIONAL INFORMATION.

OPTIONAL TERMINATION

The master servicer, at its option, may purchase all of the mortgage loans from the trust, thereby retiring the certificates. This optional purchase of the mortgage loans may occur on any distribution date on or after the later of the distribution date in January 2008 and the distribution date when the current aggregate principal balance of the mortgage loans is less than or equal to 10% of the sum of the aggregate principal balance of the mortgage loans as of the cut-off date.

If the master servicer does not exercise its option to purchase the mortgage loans as described above when it is first entitled to do so, the margins of the LIBOR Certificates will be increased as described in this prospectus supplement.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--OPTIONAL TERMINATION" AND "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST" FOR ADDITIONAL INFORMATION.

OPTIONAL PURCHASE OF DELINQUENT MORTGAGE LOANS

As to any mortgage loan that is 90 or more days delinquent, the majority in interest Class X-2 certificateholder may, subject to the limitations described in the pooling and servicing agreement, at its option, purchase such mortgage loan from the trust.

WE REFER YOU TO "THE POOLING AND SERVICING AGREEMENT--OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS" FOR ADDITIONAL INFORMATION.

CREDIT ENHANCEMENT

Credit enhancement is intended to reduce the harm caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans.

1.       OVERCOLLATERALIZATION

As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate outstanding principal balance of the certificates in an amount equal to approximately 2.65% of the aggregate principal balance of the mortgage loans as of the cut-off date. This feature is referred to as overcollateralization.

The mortgage loans pay interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the certificates and the fees and expenses of the trust. On each distribution date, this excess interest will be applied to pay principal on the certificates then entitled to distributions of principal if necessary to maintain the required level of overcollateralization. The required level of overcollateralization may decrease over time.

Losses on the mortgage loans will reduce the amount of overcollateralization. We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION" FOR ADDITIONAL INFORMATION.

2.       SUBORDINATION AND ALLOCATION OF LOSSES

The issuance of senior certificates and subordinate certificates by the trust is designed

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

to increase the likelihood that senior certificateholders will receive regular payments of interest and/or principal.

There are two types of subordination features in this transaction:

(A) The senior certificates will have a payment priority over the subordinate certificates. Each class of subordinate certificates will be subordinate to each other class of subordinate certificates with higher payment priority.

(B) Losses that are realized when the unpaid principal balance on a mortgage loan and accrued but unpaid interest on such mortgage loan exceeds the proceeds recovered upon liquidation (including any mortgage insurance proceeds on that mortgage loan) will first reduce amounts available in the interest rate cap account, then the available excess interest and then reduce the overcollateralization amount. If amounts available under the interest rate cap agreement, excess interest or overcollateralization are insufficient to cover these amounts, such losses on the mortgage loans will be allocated to the subordinate certificates, in the reverse order of their priority of payment, until the principal amount of the subordinate certificates is reduced to zero. Realized losses are not permitted to be allocated to the senior certificates. If the applicable subordination is insufficient to absorb losses, then holders of the senior certificates may never receive all of their distributions.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--CREDIT ENHANCEMENT" FOR ADDITIONAL INFORMATION.

3.       INTEREST RATE CAP AGREEMENT

On the closing date, the trust will enter into an interest rate cap agreement with Nomura Global Financial Products Inc., as counterparty. Under the interest rate cap agreement, the counterparty may be required to make a payment to the trust on each interest rate cap payment date. These payments may be available to cover certain realized losses on the mortgage loans. The first and last interest rate cap payment dates occur in July 2005 and June 2011, respectively.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--INTEREST RATE CAP AGREEMENT" FOR ADDITIONAL INFORMATION.

RATINGS

It is a condition to the issuance of the Offered Certificates that they be assigned ratings not lower than those set forth below by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies").

                        S&P              Moody's
     Class             Rating            Rating
----------------  ----------------  ----------------

      A-1               AAA                Aaa

     A-IO               AAA                Aaa

      M-1                AA                Aa2

      M-2                A                 A2

      B-1               BBB               Baa2

      B-2               BBB-              Baa3

The depositor has not requested that S&P or Moody's assign a rating to any class of certificates other than the certificates listed above.

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

WE REFER YOU TO "RATINGS" FOR ADDITIONAL INFORMATION.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

TAX STATUS

An election will be made to treat the assets of the trust, exclusive of the Basis Risk Reserve Fund and the Interest Rate Cap Account, as comprising multiple "real estate mortgage investment conduits" (each, a "REMIC"). Certain classes of certificates will represent "regular interests" in a REMIC, along with rights to receive basis risk shortfalls. The Class R Certificates will represent the sole class of "residual interests" in each REMIC.

WE REFER YOU TO "CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS FOR ADDITIONAL INFORMATION.

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations," the Offered Certificates may be transferred to any investor who is acquiring such certificates on behalf of an employee benefit plan or other retirement arrangement that is subject to Title I of ERISA and/or Section 4975 of the Code. The Class B-3, Class X-1, Class X-2, Class P and Class R Certificates, or interests therein, may not be transferred to any such investor, except as set forth in "ERISA Considerations."

WE REFER YOU TO "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS FOR ADDITIONAL INFORMATION.

LEGAL INVESTMENT

The certificates will NOT be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in such certificates. You should consult your own counsel as to whether and to what extent the certificates constitute legal investments for you.

WE REFER YOU TO "LEGAL INVESTMENT CONSIDERATIONS" FOR ADDITIONAL INFORMATION.

--------------------------------------------------------------------------------

                                  RISK FACTORS

         IN ADDITION TO THE MATTERS DESCRIBED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO PURCHASE A CERTIFICATE.

LACK OF LIQUIDITY

         There is currently no market for the Offered Certificates. The underwriter may make a market in the Offered Certificates, but is not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if a secondary market does develop, that it will provide buyers of the Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. There have been times in the past where there have been very few buyers of similar asset backed securities, and there may be similar times in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

SUBORDINATE LOANS

         All of the mortgage loans are secured by liens that are subordinate to the rights of the mortgagee under a senior mortgage. The proceeds from any liquidation, insurance or condemnation proceeding will be available to satisfy the outstanding principal balance of such subordinate mortgage loans only to the extent that the claims of the senior mortgage loans have been satisfied in full, including any foreclosure costs. In certain circumstances where the servicer determines that it would be uneconomical to foreclose on the mortgaged property, the servicer may modify or waive any term of the mortgage loan, including accepting a lesser amount than stated in the mortgage note in satisfaction of the mortgage note. In addition, the servicer may "charge off" any mortgage loan serviced by it that is delinquent in payment for no less than 180 days in accordance with the terms of the pooling and servicing agreement. The foregoing considerations will be particularly applicable to subordinate mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on mortgage loans are not covered by available credit enhancement, there will be a delay in distributions to you while a deficiency judgment against the mortgagor is sought and if such a deficiency judgment cannot be obtained or is not pursued, you may incur a loss. See "The Pooling and Servicing Agreement--Loss Mitigation Procedures" in this prospectus supplement for additional information.

UNPREDICTABILITY OF PREPAYMENTS AND EFFECT ON YIELDS

         Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in an accelerated rate of principal payments on the Offered Certificates entitled to principal.

         o If you purchase a certificate at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

         o If you purchase a certificate at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

         o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise significantly, the prepayments on mortgage loans are likely to decrease.

         o As of origination, approximately 34.18% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) imposed a charge for certain early full or partial prepayments of a mortgage loan. Generally, the prepayment charge may be imposed if a prepayment is made by a mortgagor during a specified period occurring during the first six months to five years after origination and the amount of such prepayment is in excess of a certain amount. Such prepayment charges may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.

         o The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured. In addition, the majority in interest Class X-2 certificateholder has the option to purchase mortgage loans that are 90 or more days delinquent subject to the terms of the pooling and servicing agreement. These purchases will have the same effect on the holders of the certificates as a prepayment of the mortgage loans. The master servicer has the option to purchase the mortgage loans on any distribution date on or after the later of the distribution date in January 2008 and the distribution date when the current aggregate principal balance of the mortgage loans is less than or equal to 10% of the sum of the aggregate principal balance of the mortgage loans as of the cut-off date. These purchases will have the same effect on the holders of the certificates as a prepayment of the mortgage loans. There can be no assurance that the clean up call will occur. In addition, since Basis Risk Shortfalls are not included in the minimum price required to be paid in a clean up call, holders of the LIBOR Certificates and Class B-3 Certificates may not be paid any Basis Risk Shortfalls accrued but unpaid at the time of a clean up call.

         o If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

         o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the certificates entitled to principal.

         o The yield to maturity of the Class A-IO Certificates will be sensitive to the rate of principal payments (including prepayments, defaults and liquidations) of the mortgage loans to the extent that on any distribution date the aggregate principal balance of the mortgage loans is less than the Specified Notional Amount for such distribution date, which rate may fluctuate significantly over time. Investors in the Class A-IO Certificates should fully consider the risk that an extremely rapid rate of principal prepayment on the mortgage loans could result in the failure of such investors to fully recover their initial investments.

         WE REFER YOU TO "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" FOR A DESCRIPTION OF FACTORS THAT MAY INFLUENCE THE RATE AND TIMING OF PREPAYMENTS ON THE MORTGAGE LOANS.

MORTGAGE LOANS ORIGINATED UNDER THE UNDERWRITING GUIDELINES DESCRIBED HEREIN CARRY A RISK OF HIGHER DELINQUENCIES

         The underwriting guidelines used in connection with the origination of the mortgage loans in the trust consider the credit quality of a mortgagor and the value of the mortgaged property. The mortgagors generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines. Furthermore, the underwriting guidelines used in connection with the origination of the mortgage loans in the trust do not prohibit a borrower from obtaining financing junior to the lien created by the related mortgage loan on the mortgaged property. Any such financing would reduce the borrower's equity in the related mortgaged property.

         As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the trust, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie Mac conforming guidelines. Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in a more traditional manner. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the trust. The seller cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

THE CERTIFICATES MAY BE INAPPROPRIATE FOR INDIVIDUAL INVESTORS

         The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

         o The yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

         o The rate of principal distributions on, and the weighted average life of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

         o You may not be able to reinvest amounts distributed in respect of principal on a certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate on your certificates; or

         o It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

         You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

RISKS RELATING TO PREPAYMENT CHARGES

         As of origination, approximately 34.18% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date), imposed a prepayment charge for certain early full or partial prepayments of a mortgage loan. Generally, a prepayment charge only remains applicable with respect to a mortgage loan for the limited time period following its origination, as specified in the terms of the related mortgage note. If a mortgage loan is prepaid following the related limited time period, no prepayment charge will be collected.

         Prepayment charges, however, may be unenforceable (i) because of specific state law limitations in certain states governing when and under what circumstances prepayment charges may be collected, (ii) because of limitations on the enforceability of prepayment charges resulting from the application of bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (iii) because, in certain cases, collectability of prepayment charges may be limited due to acceleration in connection with a foreclosure or (iv) because of changes that may occur in state or federal law which may render prepayment charges unenforceable or which may otherwise affect the collectability thereof. In addition, under certain circumstances set forth in the pooling and servicing agreement, the servicer is entitled to waive certain prepayment charges.

         Prepayment charges may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.

         The Class P Certificates will be entitled to all prepayment charges collected by the servicer in respect of the mortgage loans.

BALLOON LOAN RISK

         Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you will suffer a loss if the credit enhancement is not sufficient to cover such shortfall. Many of the mortgagors in respect of the balloon loans may have erratic payment histories, including multiple payment delinquencies that may substantially impair their ability to refinance the balloon loans. See "The Mortgage Pool." Approximately 80.35% of the mortgage loans are balloon loans (by aggregate principal balance of the mortgage loans as of the cut-off date).

IF SERVICING IS TRANSFERRED, DELINQUENCIES MAY INCREASE

         In certain circumstances, the entity specified in the pooling and servicing agreement and its transferee or assigns, referred to herein as the servicing rights owner, may request that the servicer, subject to certain conditions specified in the pooling and servicing agreement, resign and appoint a successor servicer. If this happens, a transfer of servicing will occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT OR ADVANCES FOR THE CERTIFICATES

         The overcollateralization feature described in this prospectus supplement is intended to enhance the likelihood that holders of the Offered Certificates will receive regular payments of interest and principal, as applicable. As described herein, any amounts paid under the interest rate cap agreement may be available to compensate for any losses that occur on the mortgage loans. Consequently, holders of the Offered Certificates are subject to the credit risk of the counterparty.

         None of the servicer, the master servicer or any other entity will advance payments of interest or principal on a delinquent or defaulted mortgage loan if such advances are not likely, in the servicer's or master servicer's reasonable judgment, as applicable, to be recovered from the related mortgage loan or the mortgage loan is 180 days or more delinquent (except under the limited circumstances described in this prospectus supplement). We cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of such delinquencies or defaults.

         If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses. Because of the subordination features of the trust, the certificates are more susceptible to losses in reverse order of their relative payment priorities (i.e., the Class X-1 Certificates are more susceptible than the Class B-3 Certificates, the Class B-3 Certificates are more susceptible than the Class B-2 Certificates, the Class B-2 Certificates are more susceptible than the Class B-1 Certificates, the Class B-1 Certificates are more susceptible than the Class M-2 Certificates, the Class M-2 Certificates are more susceptible than the Class M-1 Certificates, and the Class M-1 Certificates are more susceptible than the Class A-1 and Class A-IO Certificates, which will not be allocated any losses). We refer you to "--Risks of Holding Subordinate Certificates."

INTEREST PAYMENTS MAY BE INSUFFICIENT TO MAINTAIN OVERCOLLATERALIZATION

         Because the weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the certificates and rates at which trust expenses accrue, the mortgage loans are expected to generate more interest than the amount necessary to pay interest owed on the certificates as well as the fees and expenses of the trust. Any remaining interest and amounts paid under the interest rate cap agreement will be used to compensate for losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest (other than amounts paid under the interest rate cap agreement) will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

         o Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

         o Every time a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.

         o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay certificateholders.

         o The mortgage loans have rates that are fixed, but the pass-through rates on the LIBOR Certificates adjust based on an index. As a result, the pass-through rates on these certificates may increase relative to interest rates on the mortgage loans, requiring that more of the interest generated by the mortgage loans be applied to cover interest on these certificates.

RISKS OF HOLDING SUBORDINATE CERTIFICATES

         The protections afforded the Class A-1 and Class A-IO Certificates in this transaction create risks for the subordinate certificates. Prior to any purchase of subordinate certificates, consider the following factors that may adversely affect the weighted average life and the yield of such certificates:

         o Due to the fact that (i) the subordinate certificates entitled to interest receive distributions of interest only after the Class A-1 and Class A-IO Certificates receive such distributions and
              (ii) the subordinate certificates entitled to principal receive distributions of principal only after the Class A-1 Certificates receive such distributions, there is a greater likelihood that the subordinate certificates (in reverse order of their relative payment priorities) will not receive the distributions to which they are entitled on any distribution date.

         o If the servicer determines not to advance a delinquent scheduled payment of interest and principal because such amount is not recoverable from a mortgagor or the related mortgage loan is 180 days or more delinquent, there may be a shortfall in distributions of interest or principal, as applicable, on the certificates that will impact the subordinate certificates in reverse order of their payment priorities.

         o The subordinate certificates entitled to principal are not expected to receive principal distributions until at the earliest, the distribution date in July 2008 (unless the principal balance of the Class A-1 Certificates has been reduced to zero). Thereafter, subject to the delinquency performances of, and cumulative realized losses on, the mortgage pool, the subordinate certificates entitled to principal (unless the principal balance of the Class A-1 Certificates has been reduced to zero) may not receive any portion of the amount of principal then payable to such certificates.

         o Losses resulting from the liquidation of defaulted mortgage loans will first reduce amounts on deposit in the interest rate cap account, then available excess interest and then the level of overcollateralization for the certificates. If there is no overcollateralization or amounts available to cover losses under the interest rate cap agreement, losses will be allocated to the subordinate certificates in reverse order of their payment priorities. A loss allocation results in the reduction of the class principal balance of a class of subordinate certificates entitled to principal without a corresponding distribution of cash to the holder. A lower class principal balance will result in less interest accruing on the related certificates. However, the amount of any realized losses allocated to the subordinate certificates entitled to principal may be reimbursed to the holders of such subordinate certificates, without interest, according to the priorities set forth under "DESCRIPTION OF THE CERTIFICATES--CREDIT ENHANCEMENT" or from available amounts paid under the interest rate cap agreement.

         o The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on yield.

         Because of the subordination features of the trust, the certificates are more susceptible to losses in reverse order of their relative payment priorities (i.e., the Class X-1 Certificates are more susceptible than the Class B-3 Certificates, the Class B-3 Certificates are more susceptible than the Class B-2 Certificates, the Class B-2 Certificates are more susceptible than the Class B-1 Certificates, the Class B-1 Certificates are more susceptible than the Class M-2 Certificates, the Class M-2 Certificates are more susceptible than the Class M-1 Certificates, and the Class M-1 Certificates are more susceptible than the Class A-1 and Class A-IO Certificates, which will not be allocated any losses).

         WE  REFER  YOU  TO  "DESCRIPTION  OF  THE   CERTIFICATES"  AND  "YIELD,
PREPAYMENT AND MATURITY CONSIDERATION" FOR ADDITIONAL INFORMATION.

EFFECT OF MORTGAGE RATES ON CERTAIN CERTIFICATES

         The  pass-through  rates  of the  LIBOR  Certificates  and  Fixed  Rate
Certificates are subject to a cap. However, the LIBOR Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus a specified margin on the basis of a 360-day year and the actual number of days elapsed in each accrual period. The cap on interest paid on the LIBOR Certificates and Class B-3 Certificates is based on the weighted average of the interest rates on the mortgage loans net of certain trust expenses and interest payable to the Class A-IO Certificates. The cap on interest paid to the Class A-IO Certificates is based on the weighted average of the interest rates on the mortgage loans net of certain trust expenses. The mortgage loans have fixed rates of interest. As a result, the LIBOR Certificates may accrue less interest than they would accrue if their rates were based solely on the one-month LIBOR index plus the specified margin. The Class A-IO and Class B-3 Certificates may accrue less interest than they would accrue if their rates were based solely on the applicable fixed rate.

         In addition, the pass-through rates on the LIBOR Certificates adjust monthly while the mortgage rates on the mortgage loans do not change. Consequently, the cap on these certificates may limit increases in the pass-through rates for extended periods in a rising interest rate environment.

         The limit on the pass-through rates on the LIBOR Certificates will be affected by the amount of interest payable on the Class A-IO Certificates. As the aggregate principal balance of the mortgage loans is reduced by payments of principal (including prepayments and the proceeds of liquidations of defaulted mortgage loans), the percentage of the total amount of interest generated by the mortgage pool that is used to pay interest on the Class A-IO Certificates will increase. A rapid rate of prepayments on the mortgage loans (with higher interest rates) following the cut-off date would lower the pass-through rate ceiling applicable to the LIBOR Certificates and Class B-3 Certificates, increasing the likelihood that such ceiling will limit the pass-through rates on one or more of such classes of certificates.

         If the pass-through rates on the LIBOR Certificates and Class B-3 Certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis from amounts on deposit in the Basis Risk Reserve Fund, to the extent described herein.

         These factors may adversely affect the yields to maturity on the LIBOR Certificates and Fixed Rate Certificates.

THE EFFECT OF THE SERVICEMEMBERS CIVIL RELIEF ACT

         The Servicemembers Civil Relief Act and comparable state and local legislation (collectively, the "Relief Act"), provides relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loan. The response of the United States to the terrorist attacks on September 11, 2001 and the current situation in Iraq has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Relief Act provides generally that a mortgagor who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. These shortfalls are not required to be paid by the mortgagor at any future time. None of the servicer, the master servicer, the securities administrator, the depositor, the seller, the underwriter or the trustee is required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the certificates. Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar state legislation or regulations will reduce the amount of interest collections available for distribution on the certificates.

         The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

         In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. It is not possible to predict what modifications to a mortgage loan a court may permit and the possible impact of any such modifications on the certificates.

         We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or any similar state legislation.

INTEREST PAYMENTS MAY BE INSUFFICIENT

         When a mortgage loan is prepaid, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the related distribution date. The servicer will be required to pay shortfalls resulting from principal prepayments in full, but only up to an amount equal to the servicing fee for the related prepayment period. The master servicer is obligated to reduce a portion of its master servicing fee for the related distribution date to the extent necessary to fund any such shortfalls required to be paid but not paid by the servicer. If the credit enhancement is insufficient to cover this shortfall in excess of the servicing fee or the related portion of the master servicing fee, as applicable, or if there are any shortfalls resulting from partial prepayments, you may incur a loss.

         WE REFER YOU TO "THE POOLING AND SERVICING AGREEMENT--SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" FOR ADDITIONAL INFORMATION.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN MORTGAGE LOAN BALANCE

         Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds available for distribution to you. The amount of liquidation proceeds collected will depend in part on the ability of the servicer to liquidate the related mortgaged property. There can be no assurance as to the extent to which the servicer will be successful in such efforts or as to the timing of such collections. The ability of the servicer to sell a mortgaged property at any particular time will depend upon the servicer's ability to find a willing purchaser at a price acceptable to the servicer. Bankruptcy proceedings involving the related mortgagor may limit the ability of the servicer to sell the mortgaged property. In addition, rights of redemption under the laws of certain states may limit the ability of the servicer to, or prevent the servicer from, selling a mortgaged property at what would otherwise be an appropriate time for sale. If a mortgaged property fails to provide adequate security for the mortgage loan, you may incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

         In addition, all of the mortgage loans are secured by second liens on the related mortgaged property. If a mortgagor on a mortgage loan secured by a second lien defaults, the trust's rights to proceeds on the liquidation of the related mortgaged property are subordinate to the rights of the holder of the first lien on the related mortgaged property. There may not be enough proceeds to pay both the first lien and the second lien. You may incur a loss if a mortgaged property fails to provide adequate security for the mortgage loan and the available credit enhancement is insufficient to cover the loss.

RECORDING OF MORTGAGES IN THE NAME OF MERS MAY AFFECT YIELD ON THE CERTIFICATES

         The mortgages or assignments of mortgage for a significant portion of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the mortgage loan originator and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS(R) System. However, if MERS discontinues the MERS(R) System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal and interest on the class or classes of certificates with class principal balances greater than zero with the lowest payment priorities.

         The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

HIGH COMBINED LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

         Mortgage loans with higher combined loan-to-value ratios may present a greater risk of loss than mortgage loans with combined loan-to-value ratios of 80% or below. Approximately 95.43% of the mortgage loans (by the aggregate principal balance of the mortgage loans as of the cut-off date), had a combined loan-to-value ratio at the time of origination in excess of 80 % but less than or equal to 100%.

GEOGRAPHIC CONCENTRATION

         The following chart lists the states with concentrations of mortgage loans in excess of 5%, based on the aggregate principal balance of the mortgage loans as of the cut-off date.

                           California          33.23%
                           New York            12.01%
                           Florida              9.35%
                           Virginia             5.61%
                           Nevada               5.09%


         Properties in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, wildfires and other natural disasters. Properties located in California may have been damaged by recent mudslides.

         In addition, the conditions below will have an impact on the mortgage loans in general:

         o Economic conditions in states listed above which may or may not affect real property values may affect the ability of mortgagors to repay their loans on time.

         o Declines in the residential real estate markets in the states listed above may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

         o Any increase in the market value of properties located in the states listed above would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

CONSEQUENCES OF OWNING BOOK-ENTRY CERTIFICATES

         LIMIT ON LIQUIDITY OF CERTIFICATES. Issuance of the Offered Certificates in book-entry form may reduce the liquidity of such certificates in the secondary trading market since investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         LIMIT ON ABILITY TO TRANSFER OR PLEDGE. Since transactions in the book-entry certificates can be effected only though certain depositories, participating organizations, indirect DTC participants and certain banks, your ability to transfer or pledge such certificate to persons or entities that are not affiliated with these organizations or otherwise to take actions in respect of such certificates, may be limited due to lack of a physical certificate representing such certificates.

         DELAYS IN DISTRIBUTIONS. You may experience some delay in the receipt of distributions on the Offered Certificates in book-entry form since the distributions will be forwarded by the securities administrator to a depository to credit the accounts of its DTC participants which will thereafter credit them to your account either directly or indirectly through DTC indirect participants, as applicable.

         WE  REFER   YOU  TO   "DESCRIPTION   OF  THE   CERTIFICATES--BOOK-ENTRY
CERTIFICATES" FOR ADDITIONAL INFORMATION.

SERVICER ALTERNATIVES TO FORECLOSURE

         As of the cut-off date, none of the mortgage loans were over 30 days delinquent. However, mortgage loans may become delinquent after the cut-off date. Other mortgage loans may become delinquent after the closing date. Pursuant to certain conditions in the pooling and servicing agreement, the servicer may either foreclose on a delinquent mortgage loan or, under certain circumstances, work out an agreement with the related mortgagor, which may involve waiving or modifying any term of the mortgage loan. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced. In addition, the servicer may "charge off" any mortgage loan serviced by it that is delinquent in payment for no less than 180 days in accordance with the terms of the pooling and servicing agreement. See "The Pooling and Servicing Agreement--Loss Mitigation Procedures" in this prospectus supplement.

CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING THE MORTGAGE LOANS

         State laws generally regulate interest rates and other charges and require certain disclosures. In addition, state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicer or originator. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the mortgagor to a refund of amounts previously paid and, in addition, could subject the owner of the mortgage loan to damages and administrative enforcement.

         The mortgage loans are also subject to Federal laws, including:

         (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagor regarding the terms of the mortgage loan;

         (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

         (iii) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

         (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

         Violations of certain provisions of these state and federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the related originator's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the obligors' rescinding the mortgage loans against the trust.

         The seller will represent that any and all requirements of any federal and state law applicable to the origination of each mortgage loan have been complied with. In the event of a breach of that representation, the seller will be obligated to cure such breach; or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement.

         Given that the mortgage lending and servicing business involves the collection of numerous accounts and compliance with numerous local, state and federal lending laws, lenders and servicers, including the originators, from whom the seller purchased the mortgage loans, are subject to numerous claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the ordinary course of business. It is impossible to determine the outcome of any actions, investigations or inquiries and the resultant ultimate legal and financial liability with respect thereto. If any finding were to have a material adverse effect on the financial condition or results of an originator or on the validity of the mortgage loans, losses on the certificates could result.

HIGH COST LOANS

         The seller will represent and warrant to the trustee for the benefit of the holders of the certificates that none of the mortgage loans are "High Cost Loans" within the meaning of the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of "High Cost Loans" or "Covered Loans" for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         In addition, the seller will represent and warrant to the trustee for the benefit of the holders of the certificates that none of the mortgage loans are classified and/or defined as a "high cost," "covered," "high risk home," "predatory" or similarly classified loan under any applicable state, federal or local law. In the event of a breach of a representation and warranty described in this section that adversely and materially affects the value of a mortgage loan, the seller shall substitute or repurchase such mortgage loan from the trust. The repurchase price for such mortgage loan shall be an amount equal to the unpaid principal balance of such mortgage loan as of the date of such purchase, together with any unreimbursed servicing advances and accrued interest and any unreimbursed costs, penalties and/or damages incurred by the trust in connection with any violation relating to such mortgage loan of any predatory or abusive lending law.

DELAYS IN THE EVENT OF BANKRUPTCY

         The sale of the mortgage loans from the seller to the depositor and from the depositor to the trust will be treated by the seller, the depositor and the trust as a sale of the mortgage loans. In the event of an insolvency of the seller or depositor, it is possible that a receiver or conservator for, or a creditor of, the seller or depositor may argue that the transaction between the seller, the depositor and the trust was a pledge of the mortgage loans in connection with a borrowing rather than a true sale. This attempt, even if unsuccessful, could result in delays in distributions on the certificates.

         In the event of an insolvency of either GMACM, as servicer, or Wells Fargo Bank, N.A., as master servicer, the conservator, receiver or trustee in bankruptcy may have the power to prevent the trustee, the master servicer or the certificateholders from appointing a successor servicer or a successor master servicer, as applicable. Regardless of whether a successor servicer or a successor master servicer is appointed, any termination of GMACM, as servicer, or of Wells Fargo Bank, N.A., as master servicer, whether due to insolvency or otherwise, could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

ENVIRONMENTAL RISKS

         Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of such mortgaged property and could make impracticable the foreclosure on such mortgaged property in the event of a default by the related mortgagor.

LIMITED OBLIGATIONS

         The certificates will not represent an interest in or obligation of the depositor, the seller, the servicer, the master servicer, the securities administrator, the trustee, the underwriter or their respective affiliates. The only obligations of the foregoing entities with respect to the certificates or any mortgage loan will be the obligations (if any) of the seller pursuant to certain limited representations and warranties made by it with respect to the mortgage loans, and the respective obligations of such parties under the pooling and servicing agreement. The certificates will not be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the seller, the servicer, the master servicer, the securities administrator, the trustee, the underwriter or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the certificates, and there will be no recourse to the depositor, the seller, the servicer, the master servicer, the securities administrator, the trustee, the underwriter or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates. The remedies of the trustee and the certificateholders in the event the seller breaches a representation and warranty regarding a mortgage loan are limited to the repurchase or substitution of the related mortgage loan. There can be no assurance that the seller will have sufficient resources or liquidity in the future to effect such repurchase or substitution.

         WE REFER YOU TO "THE POOLING AND SERVICING AGREEMENT--ASSIGNMENT OF MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT FOR THE TIMING AND STANDARD FOR REPURCHASES AND SUBSTITUTIONS BY THE SELLER AND "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS" IN THE ACCOMPANYING PROSPECTUS FOR ADDITIONAL INFORMATION.

REDUCTION IN CERTIFICATE RATING

         The rating by the rating agencies of the Offered Certificates is not a recommendation for you to purchase, hold or sell such certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. We cannot assure you that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments on the mortgage loans or the possibility that certificateholders might realize a lower than anticipated yield. The ratings of the Offered Certificates also do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

         None of the seller, the servicer, the master servicer, the securities administrator, the trustee, the underwriter or the depositor is required to maintain the ratings of the Offered Certificates. Any downgrade in the ratings assigned to your certificates may result in a decline in the market value of your certificates.

                                THE MORTGAGE POOL

         The information set forth in the following paragraphs has been provided by the seller. None of the depositor, the underwriter, the servicer, the master servicer, the securities administrator, the trustee or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

         Certain information with respect to the mortgage loans to be included in the trust is set forth herein. Prior to the closing date, the depositor anticipates that certain mortgage loans will be removed from the trust and other mortgage loans will be substituted therefor. As a result, the characteristics of the mortgage loans may differ from the characteristics shown herein. The depositor believes that the information set forth herein with respect to the mortgage loans as presently constituted is representative of the characteristics of the assets of the trust as it will be constituted at the closing date, although certain characteristics of the mortgage loans may vary.

GENERAL

         On the closing date, Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2005-S2 will consist primarily of 2,967 mortgage loans with an aggregate principal balance as of the cut-off date of approximately $185,498,860. The mortgage loans will be closed-end, fixed-rate, second lien mortgage loans secured by an estate in real property. All mortgage loan statistics set forth herein are based on principal balances, interest rates, terms to maturity, mortgage loan counts and similar statistics as of the cut-off date. All weighted averages and references to percentages of the mortgage loans specified herein are based on the principal balances of the mortgage loans as of the cut-off date, as adjusted for the scheduled payments due on or before that date, whether or not received, giving effect to prepayments on or prior to June 1, 2005 (the "Cut-off Date Principal Balance"). The mortgage rate of any mortgage loan is the annual rate at which interest accrues on such mortgage loan from time to time in accordance with the provisions of the related mortgage note. References to percentages of the mortgage loans mean percentages based on the Cut-off Date Principal Balances of the mortgage loans, unless otherwise specified.

         With respect to all of the mortgage loans, interest will be calculated based on a 360-day year of twelve 30-day months. Such mortgage loans are referred to as the "actuarial mortgage loans." When a full prepayment of principal is made on an actuarial mortgage loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at an interest rate that is applied to the principal amount of the mortgage loan so prepaid. When a partial prepayment of principal is made on an actuarial mortgage loan during a month, the mortgagor generally is not charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

         Pursuant to the assignment and assumption agreement, the seller will sell and assign the mortgage loans to the depositor and pursuant to the pooling and servicing agreement, the depositor will sell and assign the mortgage loans to the trust for the benefit of the certificateholders. See "The Pooling and Servicing Agreement" herein.

         Each of the mortgage loans in the mortgage pool was selected from the seller's portfolio of mortgage loans. The mortgage loans were acquired by the seller in the secondary market in the ordinary course of its business. The mortgage loans in the mortgage pool were originated by various mortgage loan originators. Approximately 18.53%, 16.25%, 15.40% and 10.59% of the mortgage loans were originated by Encore Credit Corporation, First National Bank of Nevada, American Home Mortgage Corp. and Steward Financial, Inc., respectively. The remainder of the mortgage loans were originated by various originators, none of which have originated more than approximately 4.69% of the mortgage loans.

         Under the pooling and servicing agreement, the seller will make certain representations and warranties as of the closing date relating to, among other things certain characteristics of the mortgage loans and, subject to certain limitations, will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or an uncured breach of any such representation, warranty or covenant. The seller is selling the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above. The depositor is also selling the mortgage loans without recourse and will not have any repurchase or substitution obligations. See "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans."

         The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the related originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the servicer, registered electronically through the MERS(R) System. In some other cases, the original mortgage was recorded in the name of the related originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in such mortgage loan. As of the cut-off date, approximately 51.29% of the mortgage loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

MORTGAGE LOAN STATISTICS

         The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the mortgage loans as of the cut-off date.

         No mortgage loan had a Cut-off Date Principal Balance of greater than approximately $398,614 or less than approximately $340. The mortgage loans will have original terms to maturity ranging from 120 months to 360 months.

         There are 2,309 mortgage loans representing approximately 80.35% of the mortgage loans (by aggregate Cut-off Date Principal Balance of all of the mortgage loans) that are balloon payment mortgage loans (each, a "Balloon Loan"). With respect to the majority of the Balloon Loans, the scheduled payments for such Balloon Loans amortize over 360 months, but final payment (the "Balloon Payment ") is due on the 180th month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled payment for such mortgage loan.

         The weighted average remaining stated term to maturity of the mortgage loans is approximately 199 months as of the cut-off date. None of the mortgage loans had a first due date prior to June 1, 2003 or after June 1, 2005. As of the cut-off date, none of the mortgage loans will have a stated maturity date prior to February 1, 2015 or after May 1, 2035.

         The average principal balance of the mortgage loans at origination was approximately $62,746. The average Cut-off Date Principal Balance of the mortgage loans was approximately $62,521.

         The mortgage loans had mortgage rates as of the cut-off date of not less than 6.250% per annum and not more than 16.250% per annum and the weighted average mortgage rate was approximately 10.486% per annum.

         As of the cut-off date, none of the mortgage loans were more than 30 days delinquent.

         Approximately 34.18% of the mortgage loans (by aggregate Cut-off Date Principal Balance of all of the mortgage loans) provide for payment by the related mortgagor of a prepayment charge in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a prepayment charge in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from six months to five years from the date of origination of such mortgage loan. The amount of the applicable prepayment charge, to the extent permitted under applicable state law, is as provided in the related mortgage note; generally, such amount is equal to six months' interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans as described herein that are passed through to the trust, and those amounts will not be available for distribution on the other classes of certificates.

         Approximately 95.43% of the mortgage loans had a combined loan-to-value ratio ("CLTV") at origination in excess of 80%. No mortgage loan had a CLTV at origination in excess of 100%, and the weighted average CLTV at origination of the mortgage loans was approximately 95.75%.

         The original CLTV of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such senior mortgage loan and the denominator of which is (a) in the case of a purchase, the lesser of the sales price of the related mortgaged property and its appraised value determined in an appraisal obtained by the originator at the origination of such mortgage loan or (b) in the case of a refinance, the appraised value of the mortgaged property at the time of such refinance. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sale date. If residential real estate values overall or in a particular geographic area decline, the loan-to-value ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

         No mortgage loan will have a credit score (as of the date of such credit score) less than 548, except for 10 mortgage loans which did not have a credit score available. The credit score table included herein shows the credit scores, if any, that the originators or underwriters of the mortgage loans collected for some mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of borrowers. Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness, subject to the following. Credit scores do not necessarily correspond to the probability of default over the life of the related mortgage loan because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans.

         The mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding with the percentages being calculated based on the applicable mortgage loans):

               ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS*

                                                                          AGGREGATE PRINCIPAL
                                                            NUMBER        BALANCE OUTSTANDING      % OF AGGREGATE
                                                          OF MORTGAGE            AS OF           ORIGINAL PRINCIPAL
RANGE OF ORIGINAL PRINCIPAL BALANCES ($)                     LOANS         THE CUT-OFF DATE           BALANCE
------------------------------------------------------ ----------------- --------------------- ----------------------

0.01 - 25,000.00....................................          431           $  7,775,561.56             4.19%
25,000.01 - 50,000.00...............................        1,055             38,254,410.93            20.62
50,000.01 - 75,000.00...............................          685             42,488,791.30            22.91
75,000.01 - 100,000.00..............................          382             33,369,494.64            17.99
100,000.01 - 125,000.00.............................          190             21,350,117.47            11.51
125,000.01 - 150,000.00.............................           89             12,198,236.39             6.58
150,000.01 - 175,000.00.............................           36              5,823,175.09             3.14
175,000.01 - 200,000.00.............................           44              8,241,913.26             4.44
200,000.01 - 225,000.00.............................            9              1,931,349.51             1.04
225,000.01 - 250,000.00.............................            7              1,726,427.80             0.93
250,000.01 - 275,000.00.............................           10              2,620,884.33             1.41
275,000.01 - 350,000.00.............................           19              5,796,650.60             3.12
350,000.01 - 450,000.00.............................           10              3,921,847.60             2.11
                                                            -----           ---------------           -------
TOTAL:..............................................        2,967           $185,498,860.48           100.00%
                                                            =====           ===============           =======

-----------------

* The average original principal balance of the mortgage loans was approximately $62,746.

             CUT-OFF DATE PRINCIPAL BALANCES OF THE MORTGAGE LOANS*

                                                                          AGGREGATE PRINCIPAL      % OF AGGREGATE
                                                            NUMBER        BALANCE OUTSTANDING    PRINCIPAL BALANCE
                                                          OF MORTGAGE            AS OF           OUTSTANDING AS OF
RANGE OF CUT-OFF DATE PRINCIPAL BALANCES ($)                 LOANS         THE CUT-OFF DATE       THE CUT-OFF DATE
------------------------------------------------------ ----------------- --------------------- ----------------------

0.01 - 25,000.00....................................          446           $  8,105,551.38             4.37%
25,000.01 - 50,000.00...............................        1,043             38,069,610.98            20.52
50,000.01 - 75,000.00...............................          683             42,399,342.33            22.86
75,000.01 - 100,000.00..............................          381             33,313,753.74            17.96
100,000.01 - 125,000.00.............................          192             21,598,136.92            11.64
125,000.01 - 150,000.00.............................           88             12,089,226.15             6.52
150,000.01 - 175,000.00.............................           37              5,998,114.60             3.23
175,000.01 - 200,000.00.............................           42              7,927,964.54             4.27
200,000.01 - 225,000.00.............................            9              1,931,349.51             1.04
225,000.01 - 250,000.00.............................            7              1,726,427.80             0.93
250,000.01 - 275,000.00.............................           10              2,620,884.33             1.41
275,000.01 - 350,000.00.............................           19              5,796,650.60             3.12
350,000.01 - 450,000.00.............................           10              3,921,847.60             2.11
                                                            -----           ---------------           -------
TOTAL:..............................................        2,967           $185,498,860.48           100.00%
                                                            =====           ===============           =======

-----------------

* The average Cut-off Date Principal Balance of the mortgage loans was approximately $62,521.

                      PROPERTY TYPES OF THE MORTGAGE LOANS

                                                                          AGGREGATE PRINCIPAL      % OF AGGREGATE
                                                            NUMBER        BALANCE OUTSTANDING    PRINCIPAL BALANCE
                                                          OF MORTGAGE            AS OF           OUTSTANDING AS OF
PROPERTY TYPE                                                LOANS         THE CUT-OFF DATE       THE CUT-OFF DATE
------------------------------------------------------ ----------------- --------------------- ----------------------

2-Family............................................          237           $ 15,580,917.01             8.40%
3-Family............................................           93              7,490,713.50             4.04
4-Family............................................           60              5,435,118.40             2.93
Condo (less than 4 Stories).........................          288             14,706,045.91             7.93
Condo (more than 4 Stories).........................           21              1,300,208.69             0.70
PUD Attached........................................          531             34,450,131.41            18.57
PUD Detached........................................           91              4,686,604.03             2.53
Single Family Attached..............................           19                849,723.84             0.46
Single Family Detached..............................        1,614            100,364,898.65            54.11
Townhouse...........................................           11                484,838.84             0.26
Other...............................................            2                149,660.20             0.08
                                                            -----           ---------------           -------
TOTAL:..............................................        2,967           $185,498,860.48           100.00%
                                                            =====           ===============           =======

                ORIGINAL TERMS TO MATURITY OF THE MORTGAGE LOANS*

                                                                          AGGREGATE PRINCIPAL      % OF AGGREGATE
                                                            NUMBER        BALANCE OUTSTANDING    PRINCIPAL BALANCE
                                                          OF MORTGAGE            AS OF           OUTSTANDING AS OF
RANGE OF ORIGINAL TERM TO MATURITY (MONTHS)                  LOANS         THE CUT-OFF DATE       THE CUT-OFF DATE
------------------------------------------------------ ----------------- --------------------- ----------------------

120.................................................            1           $     26,562.66             0.01%
180.................................................        2,400            152,805,475.11            82.38
240.................................................          306             14,480,439.79             7.81
360.................................................          260             18,186,382.92             9.80
                                                            -----           ---------------           -------
TOTAL:..............................................        2,967           $185,498,860.48           100.00%
                                                            =====           ===============           =======

-----------------

* The weighted average original term to maturity of the mortgage loans as of the cut-off date was approximately 202 months.

            REMAINING STATED TERMS TO MATURITY OF THE MORTGAGE LOANS*

                                                                         AGGREGATE PRINCIPAL       % OF AGGREGATE
                                                            NUMBER       BALANCE OUTSTANDING     PRINCIPAL BALANCE
RANGE OF REMAINING STATED TERMS TO                       OF MORTGAGE            AS OF            OUTSTANDING AS OF
MATURITY (MONTHS)                                           LOANS          THE CUT-OFF DATE       THE CUT-OFF DATE
------------------------------------------------------ ---------------- --------------------- ----------------------

Less than 180.......................................        2,401          $152,832,037.77             82.39%
180 - 239...........................................          306            14,480,439.79              7.81
Greater than or equal to 300........................          260            18,186,382.92              9.80
                                                            -----          ---------------            -------
TOTAL:..............................................        2,967          $185,498,860.48            100.00%
                                                            =====          ===============            =======

-----------------

* The weighted average remaining stated term to maturity of the mortgage loans as of the cut-off date was approximately 199 months.

                      MORTGAGE RATES OF THE MORTGAGE LOANS*

                                                                          AGGREGATE PRINCIPAL      % OF AGGREGATE
                                                             NUMBER       BALANCE OUTSTANDING    PRINCIPAL BALANCE
                                                          OF MORTGAGE            AS OF           OUTSTANDING AS OF
RANGE OF MORTGAGE RATES (%)                                  LOANS         THE CUT-OFF DATE       THE CUT-OFF DATE
------------------------------------------------------ ----------------- --------------------- ----------------------

6.001 - 6.500.......................................            11          $    449,826.96             0.24%
6.501 - 7.000.......................................            33             1,406,223.23             0.76
7.001 - 7.500.......................................            33             2,086,092.02             1.12
7.501 - 8.000.......................................            44             4,021,410.05             2.17
8.001 - 8.500.......................................            65             5,701,556.53             3.07
8.501 - 9.000.......................................           121             9,814,954.68             5.29
9.001 - 9.500.......................................           208            14,524,992.26             7.83
9.501 - 10.000......................................           563            35,283,345.00            19.02
10.001 - 10.500.....................................           404            25,391,311.86            13.69
10.501 - 11.000.....................................           464            29,561,249.31            15.94
11.001 - 11.500.....................................           317            18,580,073.79            10.02
11.501 - 12.000.....................................           384            23,278,837.83            12.55
12.001 - 12.500.....................................           141             6,764,925.51             3.65
12.501 - 13.000.....................................            69             4,457,096.16             2.40
13.001 - 13.500.....................................            49             1,715,789.47             0.92
13.501 - 14.000.....................................            27             1,130,889.78             0.61
14.001 - 14.500.....................................            15               465,930.36             0.25
14.501 - 15.000.....................................             8               323,539.26             0.17
15.001 - 15.500.....................................            10               522,739.24             0.28
16.001 - 16.500.....................................             1                18,077.18             0.01
                                                             -----          ---------------           -------
TOTAL:..............................................         2,967          $185,498,860.48           100.00%
                                                             =====          ===============           =======

-----------------

* The weighted average mortgage rate of mortgage loans as of the cut-off date was approximately 10.486% per annum.

          ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS*

                                                                          AGGREGATE PRINCIPAL      % OF AGGREGATE
                                                             NUMBER       BALANCE OUTSTANDING    PRINCIPAL BALANCE
                                                          OF MORTGAGE             AS OF          OUTSTANDING AS OF
RANGE OF ORIGINAL COMBINED LOAN-TO-VALUE RATIOS (%)          LOANS         THE CUT-OFF DATE       THE CUT-OFF DATE
------------------------------------------------------ ----------------- --------------------- ----------------------

20.01 - 40.00.......................................             1          $    298,654.11             0.16%
40.01 - 60.00.......................................             4               243,588.97             0.13
60.01 - 80.00.......................................            91             7,929,107.44             4.27
80.01 - 85.00.......................................            67             4,260,023.62             2.30
85.01 - 90.00.......................................           590            30,382,399.76            16.38
90.01 - 95.00.......................................           575            35,972,399.84            19.39
95.01 - 100.00......................................         1,639           106,412,686.74            57.37
                                                             -----          ---------------           -------
TOTAL:..............................................         2,967          $185,498,860.48           100.00%
                                                             =====          ===============           =======

-----------------

* The weighted average original CLTV of the mortgage loans as of the cut-off date was approximately 95.75%. The seller has calculated the original CLTV based on the most recent valuations for the related mortgaged properties available to it.

           LOAN-TO-VALUE RATIOS AT ORIGINATION OF THE MORTGAGE LOANS*

                                                                          AGGREGATE PRINCIPAL      % OF AGGREGATE
                                                             NUMBER       BALANCE OUTSTANDING    PRINCIPAL BALANCE
                                                          OF MORTGAGE             AS OF          OUTSTANDING AS OF
RANGE OF LOAN-TO-VALUE RATIOS (%)                            LOANS         THE CUT-OFF DATE       THE CUT-OFF DATE
------------------------------------------------------ ----------------- --------------------- ----------------------

0.01 - 5.00.........................................            19          $    388,528.60             0.21%
5.01 - 10.00........................................           419            15,487,699.76             8.35
10.01 - 15.00.......................................           527            27,902,861.78            15.04
15.01 - 20.00.......................................         1,582           102,959,464.10            55.50
20.01 - 25.00.......................................           259            20,039,829.51            10.80
25.01 - 30.00.......................................           142            16,929,915.69             9.13
30.01 - 35.00.......................................            15             1,081,250.90             0.58
35.01 - 40.00.......................................             3               630,715.20             0.34
40.01 - 50.00.......................................             1                78,594.94             0.04
                                                             -----          ---------------           -------
TOTAL:..............................................         2,967          $185,498,860.48           100.00%
                                                             =====          ===============           =======

-----------------

* The weighted average LTV of the mortgage loans as of the cut-off date was approximately 19.54%. The seller has calculated the LTV based on the most recent valuations for the related mortgaged properties available to it.

                     OCCUPANCY STATUS OF THE MORTGAGE LOANS

                                                                          AGGREGATE PRINCIPAL      % OF AGGREGATE
                                                            NUMBER        BALANCE OUTSTANDING    PRINCIPAL BALANCE
                                                          OF MORTGAGE            AS OF           OUTSTANDING AS OF
OCCUPANCY STATUS                                             LOANS         THE CUT-OFF DATE       THE CUT-OFF DATE
------------------------------------------------------ ----------------- --------------------- ----------------------

Owner-Occupied......................................        2,271           $154,509,384.26            83.29%
Investor............................................          599             26,165,250.54            14.11
Second Home.........................................           97              4,824,225.68             2.60
                                                            -----           ---------------           -------
TOTAL:..............................................        2,967           $185,498,860.48           100.00%
                                                            =====           ===============           =======

                    DOCUMENTATION TYPE OF THE MORTGAGE LOANS

                                                                          AGGREGATE PRINCIPAL      % OF AGGREGATE
                                                            NUMBER        BALANCE OUTSTANDING    PRINCIPAL BALANCE
                                                          OF MORTGAGE            AS OF           OUTSTANDING AS OF
DOCUMENTATION TYPE                                           LOANS         THE CUT-OFF DATE       THE CUT-OFF DATE
------------------------------------------------------ ----------------- --------------------- ----------------------

Full................................................          763           $ 41,233,652.99            22.23%
Reduced with Verification of Assets.................        1,240             83,085,169.57            44.79
Reduced with Verification of Income.................            4                292,215.97             0.16
No Ratio............................................          545             35,762,311.13            19.28
Stated/Stated with Verbal Verification of Employment          154              9,411,070.11             5.07
None (No Income/No Asset)...........................          261             15,714,440.71             8.47
                                                            -----           ---------------           -------
TOTAL:..............................................        2,967           $185,498,860.48           100.00%
                                                            =====           ===============           =======

                 MONTHS SINCE ORIGINATION OF THE MORTGAGE LOANS

                                                                          AGGREGATE PRINCIPAL      % OF AGGREGATE
                                                            NUMBER        BALANCE OUTSTANDING    PRINCIPAL BALANCE
                                                          OF MORTGAGE            AS OF           OUTSTANDING AS OF
MONTHS SINCE ORIGINATION                                     LOANS         THE CUT-OFF DATE       THE CUT-OFF DATE
------------------------------------------------------ ----------------- --------------------- ----------------------

1...................................................           81           $  4,889,333.20             2.64%
2...................................................          639             41,957,097.92            22.62
3...................................................        1,014             62,559,828.55            33.73
4 - 6...............................................        1,066             64,930,133.66            35.00
7 - 9...............................................          144              9,851,709.71             5.31
10 - 12.............................................           18                726,105.29             0.39
Greater than 12.....................................            5                584,652.15             0.32
                                                            -----           ---------------           -------
TOTAL:..............................................        2,967           $185,498,860.48           100.00%
                                                            =====           ===============           =======

                 GEOGRAPHIC DISTRIBUTIONS OF THE MORTGAGE LOANS*

                                                                          AGGREGATE PRINCIPAL      % OF AGGREGATE
                                                            NUMBER        BALANCE OUTSTANDING    PRINCIPAL BALANCE
                                                          OF MORTGAGE            AS OF           OUTSTANDING AS OF
LOCATION                                                     LOANS         THE CUT-OFF DATE       THE CUT-OFF DATE
------------------------------------------------------ ----------------- --------------------- ----------------------

California..........................................          708           $ 61,639,989.66            33.23%
New York............................................          280             22,286,312.63            12.01
Florida.............................................          342             17,343,882.07             9.35
Virginia............................................          165             10,404,170.01             5.61
Nevada..............................................          161              9,447,886.29             5.09
Illinois............................................          157              8,875,427.48             4.78
Arizona.............................................          171              8,761,749.50             4.72
Maryland............................................          150              8,413,334.49             4.54
New Jersey..........................................           95              5,020,503.02             2.71
Georgia.............................................          119              4,378,525.67             2.36
Other...............................................          619             28,927,079.66            15.59
                                                            -----           ---------------           -------
TOTAL:..............................................        2,967           $185,498,860.48           100.00%
                                                            =====           ===============           =======

-----------------

* The greatest zip code geographic concentration of mortgage loans, by Cut-off Date Principal Balance, was approximately 0.49% in the 11221 zip code.

                      CREDIT SCORE OF THE MORTGAGE LOANS*

                                                                          AGGREGATE PRINCIPAL      % OF AGGREGATE
                                                             NUMBER       BALANCE OUTSTANDING    PRINCIPAL BALANCE
                                                          OF MORTGAGE            AS OF           OUTSTANDING AS OF
RANGE OF CREDIT SCORES                                       LOANS         THE CUT-OFF DATE       THE CUT-OFF DATE
------------------------------------------------------ ----------------- --------------------- ----------------------

Not Available.......................................            10          $    758,198.97             0.41%
1 - 580.............................................             3               104,635.30             0.06
581 - 600...........................................            46             2,448,153.75             1.32
601 - 620...........................................           134             6,519,670.33             3.51
621 - 640...........................................           275            15,885,775.88             8.56
641 - 660...........................................           346            20,215,692.14            10.9
661 - 680...........................................           518            33,137,287.88            17.86
681 - 700...........................................           512            32,888,625.14            17.73
701 - 720...........................................           412            26,684,550.62            14.39
721 - 740...........................................           267            17,497,558.84             9.43
741 - 760...........................................           194            12,677,468.29             6.83
761 - 780...........................................           157            10,337,694.87             5.57
781 - 800...........................................            79             5,577,104.74             3.01
Greater than 800....................................            14               766,443.73             0.41
                                                            -----           ---------------           -------
TOTAL:..............................................         2,967          $185,498,860.48           100.00%
                                                            =====           ===============           =======

-----------------

* The weighted average credit score of the mortgage loans that had credit scores was approximately 691 as of the cut-off date.

                       LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                          AGGREGATE PRINCIPAL      % OF AGGREGATE
                                                            NUMBER        BALANCE OUTSTANDING    PRINCIPAL BALANCE
                                                          OF MORTGAGE            AS OF           OUTSTANDING AS OF
LOAN PURPOSE                                                 LOANS         THE CUT-OFF DATE       THE CUT-OFF DATE
------------------------------------------------------ ----------------- --------------------- ----------------------

Purchase............................................        2,488           $151,637,705.99            81.75%
Refinance Cash Out..................................          369             28,543,059.49            15.39
Refinance Rate/Term.................................          110              5,318,095.00             2.87
                                                            -----           ---------------           -------
TOTAL:..............................................        2,967           $185,498,860.48           100.00%
                                                            =====           ===============           =======

             ORIGINAL PREPAYMENT CHARGE TERMS OF THE MORTGAGE LOANS

                                                                          AGGREGATE PRINCIPAL      % OF AGGREGATE
                                                            NUMBER        BALANCE OUTSTANDING    PRINCIPAL BALANCE
                                                          OF MORTGAGE            AS OF           OUTSTANDING AS OF
PREPAYMENT CHARGE ORIGINAL TERM (MONTHS)                     LOANS         THE CUT-OFF DATE       THE CUT-OFF DATE
------------------------------------------------------ ----------------- --------------------- ----------------------

Not Applicable......................................        2,168           $122,097,393.05            65.82%
4 - 6...............................................          179             24,111,657.72            13.00
7 - 12..............................................          119              8,859,451.22             4.78
13 - 24.............................................          248             15,719,093.78             8.47
25 - 36.............................................          248             14,399,920.48             7.76
37 - 60.............................................            5                311,344.23             0.17
                                                            -----           ---------------           -------
TOTAL:..............................................        2,967           $185,498,860.48           100.00%
                                                            =====           ===============           =======

UNDERWRITING STANDARDS

         The mortgage loans have been purchased by the seller from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described in this section.

         All of the mortgage loans are "conventional mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Department of Veterans Affairs ("VA")).

         The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, credit score, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described in this prospectus supplement are made in the event that compensating factors are demonstrated by a prospective borrower.

         Generally, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower. As part of the description of the borrower's financial condition, the borrower generally will have furnished certain information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources. With respect to mortgaged properties consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable compensating factors, income and/or assets may not be required to be stated (or verified) in connection with the loan application.

         Based on the data provided in the application and certain verifications (if required), a determination is made by the original lender that the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage not in excess of 60% of the prospective borrower's gross income. The percentage applied varies on a case-by-case basis depending on a number of underwriting criteria, including, without limitation, the loan-to-value ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the borrower after origination. Generally, the borrower on a second lien mortgage loan is not required to obtain a mortgage insurance policy, but is required to obtain title insurance to validate the lien position on the related mortgaged property.

         The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure standards for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure standards established by the originator. The appraisal procedure standards generally will have required the appraiser or an agent on its behalf to personally inspect the mortgaged property and to verify whether the mortgaged property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on the current cost of constructing or purchasing a similar property.

MODIFIED STANDARDS

         In comparison to the "general" underwriting standards described above, the underwriting standards applicable to mortgage loans under an "alternative" mortgage loan underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as "foreign nationals" without a credit score who hold certain types of visas and have acceptable credit references and include certain other less restrictive parameters. Generally, relative to the "general" underwriting standards, these standards include higher loan amounts, higher maximum loan-to-value ratios, higher maximum "combined" loan-to-value ratios (in each case, relative to mortgage loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for "equity take out" refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower and the ability to originate mortgage loans with combined loan-to-value ratios in excess of 80%. In addition, as it pertains to second liens, with respect to eligible borrowers who meet certain underwriting criteria, mortgage loans may be originated with combined-loan-to-value ratios of up to approximately 100% with no down payment or a nominal down payment.

         Certain of the mortgage loans have been originated under reduced documentation, no-documentation or no-ratio programs, which require less documentation and verification than do traditional full documentation programs. Generally, under a reduced documentation program, verification of either a borrower's income or assets, but not both, is undertaken by the originator. Under a no-ratio program, certain borrowers with acceptable compensating factors will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a no-documentation program, no verification of a borrower's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property, the loan-to-value ratio at origination and/or the borrower's credit score.

         Investors should note that changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans included in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

                                THE ORIGINATORS

         The principal originators of the mortgage loans are Encore Credit Corp. ("Encore") with respect to approximately 18.53% of the mortgage loans, First National Bank of Nevada ("FNBN") with respect to approximately 16.25% of the mortgage loans, American Home Mortgage Corp. ("American Home") with respect to approximately 15.40% of the mortgage loans and Steward Financial, Inc. ("Steward Financial") with respect to approximately 10.59% of the mortgage loans, in each case by aggregate Cut-off Date Principal Balance of the mortgage loans. The remainder of the mortgage loans were originated by various originators, none of which have originated more than approximately 4.69% of the mortgage loans by aggregate Cut-off Date Principal Balance of the mortgage loans.

ENCORE CREDIT CORP.

         Encore, a wholly-owned subsidiary of ECC Capital Corporation, is a nationwide mortgage banking company engaged in the business of originating, purchasing, selling and, through agreements with Option One Mortgage Corporation and HomEq Servicing Corporation, performing interim servicing for mortgage loans secured primarily by one to four-family residences that generally do not conform to the underwriting guidelines typically applied by banks and other lending institutions that originate loans that conform to the underwriting guidelines generally required by Fannie Mae, Freddie Mac or other government sponsored programs, particularly with respect to a prospective borrower's credit history and debt-to-income ratio. These mortgage loans are generally referred to as non-conforming or subprime mortgage loans. Encore was incorporated in October 2001 and commenced lending operations in March 2002. As of March 31, 2005, Encore had 1,234 employees and operated its mortgage lending business through a network of approved mortgage lenders and brokers, through which Encore originates mortgage loans. The network consists of independent mortgage lenders and brokers located in 50 states and the District of Columbia where Encore is licensed, exempt or authorized to engage in its mortgage lending business. Encore's principal executive offices are located at 1833 Alton Parkway, Irvine, California 92606, and its main telephone number is (949) 856-8300.

FIRST NATIONAL BANK OF NEVADA

         FNBN is a national banking association and a wholly owned subsidiary of First National Bank Holding Company ("FNBHC"). FNBHC is a financial holding company and is also the parent of First National Bank of Arizona. FNBN originates and acquires residential mortgage loans secured primarily by one- to four-unit family residences through retail, wholesale and correspondent channels. The principal executive office of FNBN's mortgage division is located at 17600 North Perimeter Drive, Scottsdale, Arizona 85255.

AMERICAN HOME MORTGAGE CORP.

         American Home, a subsidiary of American Home Mortgage Investment Corp. (NYSE: AHM), is a New York corporation engaged in the origination of residential mortgage loans secured by one- to four-family dwellings. American Home offers a broad array of mortgage products and primarily makes loans to high credit-quality borrowers. American Home conducts lending through over 400 retail and wholesale loan production offices located in 44 states, as well as through direct-to-consumer lending activities supported by the company's call center, and makes loans throughout all 50 states and the District of Columbia. The principal executive offices of American Home are located in Melville, New York.

STEWARD FINANCIAL, INC.

         Steward Financial, Inc. is a California corporation. Steward Financial was founded in 1996 and operates as a full service mortgage banker. Steward Financial offers a broad range of lending products including single family residential, consumer and other mortgage products. Steward Financial is currently licensed to operate in 30 states. Steward Financial currently maintains one main office in Carlsbad, California. The company had $51,069,446 in assets and with a net worth of $3,635,009 as of December 31, 2004.

                                   THE SELLER

         Nomura Credit & Capital, Inc., the seller, is a Delaware corporation whose principal offices are located in New York, New York. The seller is a subsidiary of Nomura Holding America Inc. and an indirect subsidiary of Nomura Holdings, Inc., one of the largest global investment banking and securities firms, with a market capitalization of approximately $24.7 billion. The seller is a HUD approved mortgagee primarily engaged in the business of originating, purchasing and selling commercial mortgage loans, purchasing and selling residential mortgage loans and engaging in various asset-backed warehouse and repurchase financings of non-securities. The seller is also an affiliate of Nomura Securities International, Inc., the underwriter for this transaction and Nomura Asset Acceptance Corporation, the depositor for this transaction.

         The mortgage loans were purchased by the seller in the ordinary course of its business and will be conveyed to the depositor, which will transfer them to the trust.

                              THE MASTER SERVICER

         Wells Fargo Bank, N.A. is a national banking association and an indirect, wholly owned subsidiary of Wells Fargo & Company. Wells Fargo Bank, N.A.'s master servicing offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells Fargo Bank, N.A., among other things, is engaged in the business of master servicing single-family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

         Wells Fargo Bank, N.A. will act as master servicer of the mortgage loans. The master servicer will oversee and enforce the servicing by the servicer of the mortgage loans in accordance with the servicing provisions of the pooling and servicing agreement. To the extent provided in the pooling and servicing agreement, the master servicer will be required to make advances and compensating interest payments to the extent that the servicer is required to do so under the pooling and servicing agreement, but fails to do so.

                                  THE SERVICER

GENERAL

         The mortgage loans will be serviced by GMAC Mortgage Corporation ("GMACM") pursuant to the pooling and servicing agreement. GMACM will continue to service such mortgage loans until it is terminated by the servicing rights owner as described under "The Pooling and Servicing Agreement--General" below or otherwise terminated under the pooling and servicing agreement. The information set forth in the following paragraphs under this section entitled "The Servicer" has been provided by GMACM. None of the depositor, the seller, the master servicer, the securities administrator, the trustee, the underwriter or any of their affiliates has made or will make any representation as to the accuracy or completeness of this information.

         GMACM is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMACM is engaged in the mortgage banking business, including origination, purchase, sale and servicing of residential loans. GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

DELINQUENCY EXPERIENCE

         The following tables summarize the delinquency and loss experience for all closed end, fixed rate, primarily second lien mortgage loans originated or acquired by GMACM. The data presented in the following tables is for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the mortgage loans in the mortgage pool will be similar to that set forth below.

         The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of the servicer's mortgage loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of the mortgage loans serviced for each period would be higher than those shown if certain of the mortgage loans were artificially isolated at a point in time and the information showed the activity only with respect to those mortgage loans.

                        PORTFOLIO DELINQUENCY EXPERIENCE
--------------------------------------------------------------------------------

                         AT MARCH 31, 2005          AT DECEMBER 31, 2004       AT DECEMBER 31, 2003       AT DECEMBER 31, 2002
                         Loans            % by $    Loans            % by $    Loans            % by $    Loans            % by $
                         --------------   -------   --------------   -------   --------------   -------   --------------   -------
Number of Loans.......           93,809                     80,167                     66,505                    107,155
Total Portfolio.......   $3,681,209,189   100.00%   $3,210,895,697   100.00%   $2,158,714,225   100.00%   $3,596,546,393   100.00%

PERIOD OF DELINQUENCY
  30-59 Days..........   $   83,395,614     2.26%   $  100,731,071     3.14%   $   14,726,323     0.68%   $   41,374,003     1.15%
  60-89 Days..........   $   26,833,731     0.73%   $   39,814,925     1.24%   $    7,172,846     0.33%   $   20,498,096     0.57%
  90+ Days............   $   46,591,892     1.27%   $   43,778,079     1.36%   $   18,836,892     0.87%   $   47,918,227     1.33%
                         --------------     -----   --------------     -----   --------------     -----   --------------     -----
Total Delinquency
  Loans...............   $  156,821,237     4.26%   $  184,324,075     5.74%   $   40,736,061     1.89%   $  109,790,325     3.05%

Foreclosure...........   $   31,465,291     0.85%   $    6,570,044     0.20%   $    3,559,525     0.16%   $    5,648,015     0.16%
Foreclosed (REO
  Property)...........   $      688,168     0.02%   $      653,251     0.02%   $      179,431     0.01%               --     0.00%
Total Loans in
  Foreclosure.........   $   32,153,459     0.87%   $    7,223,295     0.22%   $    3,738,956     0.17%   $    5,648,015     0.16%
Total Delinquent
  Loans...............   $  188,974,696     5.13%   $  191,547,371     5.97%   $   44,475,018     2.06%   $  115,438,340     3.21%
                         ==============     =====   ==============     =====   ==============     =====   ==============   =======



                    PORTFOLIO LOSS AND FORECLOSURE EXPERIENCE
--------------------------------------------------------------------------------

                         AT MARCH 31, 2005          AT DECEMBER 31, 2004       AT DECEMBER 31, 2003       AT DECEMBER 31, 2002
                         Loans            % by $    Loans            % by $    Loans            % by $    Loans            % by $
                         --------------   -------   --------------   -------   --------------   -------   --------------   -------
Number of Loans.......           93,809                     80,167                     66,505                    107,155
Total Portfolio.......   $3,681,209,189   100.00%   $3,210,895,697   100.00%   $2,158,714,225   100.00%   $3,596,546,393   100.00%

Total Loans in
  Foreclosure.........   $   32,153,459     0.87%   $    7,223,295     0.22%   $    3,738,956     0.17%   $    5,648,015     0.16%

Net Chargeoffs
  for Period..........   $ 6,177,716.42     0.17%   $    1,916,076     0.06%   $    1,595,063     0.07%   $    6,940,963     0.19%
                         ==============     =====   ==============     =====   ==============     =====   ==============   =======


   o  Performing loans in bankruptcy are not included in delinquency statistics.

                             THE CREDIT RISK MANAGER

         The Murrayhill Company, a Colorado corporation (the "Credit Risk Manager"), will act as the trust's representative in advising the servicer regarding certain delinquent and defaulted mortgage loans and in monitoring and reporting to the depositor on the performance of such mortgage loans. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the servicer in performing its advisory and monitoring functions.

         The Credit Risk Manager will be entitled to receive a Credit Risk Manager fee (the "Credit Risk Manager Fee") until the termination of the trust or until its removal by a vote of the holders of certificates representing at least 66-2/3% of the voting rights. Such fee will be paid from the trust in accordance with the pooling and servicing agreement. The fee payable to the Credit Risk Manager is 0.015% per annum.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued pursuant to the pooling and servicing agreement dated as of June 1, 2005 among the depositor, the seller, the servicer, the master servicer, the securities administrator, the trustee and Wells Fargo Bank, N.A., as a custodian, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the depositor with the Securities and Exchange Commission. The trust created under the pooling and servicing agreement will consist of (i) all of the depositor's right, title and interest in the mortgage loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the mortgage loans received after the cut-off date, together with any proceeds thereof, (iii) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure ("REO Property"), and any revenues received thereon, (iv) the rights of the depositor under the mortgage loan purchase agreement, (v) the initial $100 deposit to a separate reserve account established for the benefit of the Class P Certificates, (vi) the rights of the trustee under all insurance policies required to be maintained pursuant to the pooling and servicing agreement and (vii) the rights of the trust under the interest rate cap agreement. The seller will transfer the mortgage loans to the depositor pursuant to the mortgage loan purchase agreement dated as of June 1, 2005 between the seller and the depositor. The depositor will transfer the mortgage loans, and all rights transferred to it pursuant to the assignment and assumption agreement to the trust pursuant to the pooling and servicing agreement. Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates.

         As specified in the pooling and servicing agreement, the servicing rights owner and its transferee or assigns, may request that the servicer, subject to certain conditions specified in the pooling and servicing agreement, resign and appoint a successor servicer, provided that the servicing rights owner delivers to the trustee, the securities administrator and the master servicer a letter from each rating agency rating the certificates to the effect that the resignation and appointment will not result in a downgrade of the rating of any of the certificates and that the successor servicer meets the eligibility requirements for the servicer specified in the pooling and servicing agreement.

         The master servicer may not resign from its obligations and duties under the pooling and servicing agreement, unless such duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the trustee. No such resignation shall become effective until a qualified successor (as provided in the pooling and servicing agreement) or the trustee shall have assumed the master servicer's responsibilities and obligations under the pooling and servicing agreement. The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the pooling and servicing agreement; provided, that, a qualified successor (as provided in the pooling and servicing agreement) or the trustee shall have assumed the master servicer's responsibilities and obligations under the pooling and servicing agreement, the rating agencies have confirmed that the rating of the certificates as a result of such sale or assignment will not be downgraded, qualified or withdrawn, and the master servicer has delivered an opinion of counsel to the trustee that all requirements for such sale or assignment pursuant to the pooling and servicing agreement have complied with.

         The servicer may not resign (other than at the request of the servicing rights owner as described above) from its obligations and duties under the pooling and servicing agreement, unless such duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the master servicer. No such resignation shall become effective until a qualified successor (as provided in the pooling and servicing agreement) or the master servicer shall have assumed the servicer's responsibilities and obligations under the pooling and servicing agreement.

         No resignation of the servicer or the master servicer will become effective until a successor master servicer or a successor servicer, as applicable, has assumed that servicer's obligations and duties under the pooling and servicing agreement.

         Any corporation into which the servicer or master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer or master servicer shall be a party, or any corporation succeeding to the business of the servicer or master servicer shall be the successor of the servicer or master servicer, respectively, under the pooling and servicing agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement, anything in the pooling and servicing agreement to the contrary notwithstanding.

ASSIGNMENT OF THE MORTGAGE LOANS

         Pursuant to the pooling and servicing agreement, on the closing date for the mortgage loans, the seller will transfer to the depositor and the depositor will transfer to the trust all of its right, title and interest in and to each mortgage loan sold by it, the related mortgage notes, mortgages and certain other related documents (or evidence that the mortgage is held for the trustee through the MERS(R) System and other related documents) (collectively, the "Related Documents"), including all payments actually received with respect to each such mortgage loan after the cut-off date. The securities administrator, as certificate registrar, concurrently with such transfer, will deliver the certificates to the depositor. Each mortgage loan transferred to the trust will be identified on a mortgage loan schedule delivered to one of the document custodians pursuant to the pooling and servicing agreement, with respect to those mortgage files held in custody by Wells Fargo Bank, N.A., or pursuant to a custodial agreement, dated as of June 1, 2005, among the trustee, the servicer and JPMorgan Chase Bank, N.A., as custodian, with respect to those mortgage files held in custody by

JPMorgan Chase Bank, N.A. Such schedule will include information such as the Cut-off Date Principal Balance of each mortgage loan, its mortgage rate as well as other information.

         The pooling and servicing agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the related custodian the mortgage notes endorsed in blank or to the trustee on behalf of the certificateholders, and the Related Documents. In lieu of delivery of original mortgages the seller, on behalf of the depositor, may deliver or cause to be delivered true and correct copies thereof and in lieu of delivery of original mortgage notes, the depositor may deliver or cause to be delivered, a lost note affidavit executed or assigned by the seller.

         The seller will cause, at its expense, the assignment of the mortgage to the trustee to be submitted for recording promptly after the closing date; provided that the seller need not cause to be recorded any assignment (a) in any jurisdiction under the laws of which, as evidenced by an opinion of counsel delivered by the seller to the trustee and the rating agencies, the recordation of such assignment is not necessary to protect the trustee's interest in the related mortgage loan or (b) if MERS is identified on the mortgage or on a properly recorded assignment of the mortgage as mortgagee of record solely as nominee for the seller and its successors and assigns. In the event that the seller or the depositor gives written notice to the trustee that a court has recharacterized the sale of the mortgage loans as a financing, the seller will submit or cause to be submitted for recording as specified above or, should the seller fail to perform such obligations within 30 days, the trustee shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the trust. If the assignment of mortgage is not recorded in the name of the servicer or the trustee on behalf of the trust, notices of certain matters related to the real property, such as tax liens, condemnation proceedings and certain matters with respect to the senior lien could be delivered to the holder of record and not to the attention of the servicer or the trustee. Such non-delivery of notices could result in losses on the certificates.

         Notwithstanding the foregoing, in lieu of providing a duly executed assignment of the mortgage to the trustee and an original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the mortgage loans in the trust that are not already held through the MERS(R) System may, at the discretion of the servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

         Within 90 days of the closing date, each custodian will review the mortgage loans and the Related Documents pursuant to the pooling and servicing agreement or custodial agreement, as applicable, to ascertain whether all required documents have been received by it. If any mortgage loan or Related Document is found to be defective, such defect has a material adverse affect on the value of the mortgage loan or the certificateholders' interest in the related mortgage loan and such defect is not cured within a specified period of time following notification thereof to the seller by the trustee, the seller will be obligated to either (i) substitute for such mortgage loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such mortgage loan at a price (the "Purchase Price") equal to (without duplication) the outstanding principal balance of such mortgage loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the mortgage rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances and the amount of any costs and damages incurred by the trust or the trustee in connection with the violation by such mortgage loan of any abusive or predatory lending law. The Purchase Price will be deposited in the collection account on or prior to the determination date for the distribution date in the month following the month during which the seller became obligated to repurchase or replace such mortgage loan. The obligation of the seller to repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the mortgage loans and Related Documents available to the trustee or the certificateholders.

         In connection with the substitution of a Qualified Substitute Mortgage Loan, the seller will be required to deposit in the collection account, on or prior to the determination date for the distribution date in the month following the month during which the related mortgage loan became required to be purchased or replaced, the Substitution Amount (as defined herein).

         A "Qualified Substitute Mortgage Loan" is a mortgage loan substituted by the seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Defective Mortgage Loan, an aggregate principal balance), not in excess of, and not more than 10% less than, the principal balance of the Defective Mortgage Loan; (ii) have a mortgage rate not less than the mortgage rate of the Defective Mortgage Loan and not more than 1% in excess of the mortgage rate of such Defective Mortgage Loan (iii) have the same due date as the Defective Mortgage Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (v) comply with each representation and warranty as to the mortgage loans set forth in the pooling and servicing agreement (deemed to be made as of the date of substitution); (vi) must be of the same or better credit quality as the Defective Mortgage Loan being replaced;
(vii) not be a negatively-amortizing loan; (viii) if the Defective Mortgage Loan is not a balloon loan, not be a balloon loan; and (ix) satisfy certain other conditions specified in the pooling and servicing agreement.

         The seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each mortgage loan (e.g., Cut-off Date Principal Balance and the mortgage rate). In addition, the seller will represent and warrant, on the closing date, that, among other things: (i) at the time of transfer to the trust, the seller has transferred or assigned all of its right, title and interest in each mortgage loan and the Related Documents, free of any lien, other than the related first lien on such mortgage loan; and (ii) each mortgage loan, at the time of origination, complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related mortgage loan and Related Documents, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be or has not been cured within the 90-day period, the seller will be obligated to (i) substitute for such Defective Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) purchase such Defective Mortgage Loan from the trust at the Purchase Price. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a

Defective Mortgage Loan as a result of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders

         Mortgage loans required to be transferred to the seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

         Pursuant to the pooling and servicing agreement, the servicer will service and administer the mortgage loans as more fully set forth therein.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

         The servicer shall establish and maintain or cause to be maintained a separate collection account for the benefit of the certificateholders. The securities administrator shall establish and maintain or cause to be maintained a separate distribution account for the benefit of the holders of the certificates. The collection account and distribution account will each be an eligible account (as defined in the pooling and servicing agreement). Upon receipt by the servicer of amounts in respect of the mortgage loans (excluding amounts representing the Servicing Fee), the servicer will deposit such amounts into the related collection account. Upon receipt by the securities administrator of such amounts the securities administrator will deposit such amounts into the distribution account. Amounts on deposit in the collection account may be invested in eligible investments (as defined in the pooling and servicing agreement) maturing no later than the next succeeding remittance date. The remittance date with respect to any distribution date will be the 18th day of the calendar month in which such distribution date occurs or, if such 18th day is not a business day, the immediately preceding business day. Earnings on amounts on deposit in the collection accounts will be for the benefit of the servicer. The amount of any net investment losses in a collection account shall promptly be deposited by the servicer in such collection account immediately as realized out of its own funds. Earnings on amounts on deposit in the distribution account will be for the benefit of the master servicer, and any net investment losses in the distribution account shall promptly be deposited in the distribution account by the master servicer out of its own funds.

SERVICING PROCEDURES

         The servicer will make reasonable efforts to collect all payments required to be made under the mortgage loans and will, consistent with the terms of the pooling and servicing agreement, follow the same collection procedures as it follows with respect to comparable loans held in its own portfolio. On the 10th day of each calendar month, or, if the 10th day is not a business day, the immediately preceding business day, the servicer will furnish to the master servicer and the securities administrator information with respect to loan level remittance data for such month's remittance.

ADVANCES

         Subject to the following limitations, the servicer will be required to advance, prior to each distribution date, from its own funds or amounts received from the mortgage loans serviced by it that are not required to be distributed on that distribution date, an amount equal to the aggregate of payments of principal and interest on such mortgage loans serviced by it, net of the related Servicing Fee, which were due on the previous due date and which were delinquent on the determination date for that distribution date (any such advance, an "Advance"); provided, however, the servicer will not, except as described below under "--Loss Mitigation Procedures," make any Advances on mortgage loans that are 180 days or more delinquent. In connection with the failure by the related mortgagor to make a Balloon Payment, to the extent deemed recoverable, the servicer will Advance an amount equal to the monthly payment for such Balloon Loan due prior to the Balloon Payment. In no event will the servicer be obligated to advance the Balloon Payment due on any Balloon Loan and the principal portion of any delinquent payments. The master servicer, as successor servicer, will be obligated to make any required Advance if the servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement and subject to its determination as to recoverability. In the event the master servicer fails in its obligation to make any Advance, the trustee as successor master servicer to Wells Fargo Bank, N.A., will be obligated to make such Advance, to the extent required in the pooling and servicing agreement and subject to its determination of recoverability. The trust's obligation to reimburse for Advances is prior to the rights of the Certificateholders.

         Advances are required to be made only to the extent they are deemed by the servicer or the master servicer, as applicable, to be recoverable from late collections, insurance proceeds or liquidation proceeds from the related mortgage loan. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, not to guarantee or insure against losses. No party will be required, however, to make any Advances with respect to reductions in the amount of the scheduled payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act. Subject to the recoverability standard above, the servicer's obligation, as applicable, to make Advances as to any mortgage loan will continue, except as described below under "--Loss
Mitigation Procedures," until the mortgage loan is paid in full or until the mortgage loan become 180 days delinquent.

         All Advances will be reimbursable to the servicer or the master servicer, as applicable, from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any mortgage loan that are deemed by the servicer or the master servicer, as applicable, to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicer or master servicer out of any funds in the collection account or distribution account, respectively, prior to the distributions on the certificates.

         In the course of performing its servicing obligations, the servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the mortgaged properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "Servicing Advance." Servicing Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds.

         The servicer's right to reimbursement for Servicing Advances is limited to late collections on the related mortgage loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by such servicer from the related mortgagor or otherwise relating to the mortgage loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the servicer in which event reimbursement will be made to the servicer from general funds in the distribution account or collection account, respectively.

         The pooling and servicing agreement will permit the servicer to enter into an advance facility with one or more entities. The pooling and servicing agreement will provide that (i) any servicer may enter into a facility with any person which provides that such person may fund Advances and/or servicing advances, although no such facility will reduce or otherwise affect such servicer's obligation to fund such Advances and/or servicing advances, and (ii) the pooling and servicing agreement may be amended by the parties thereto without the consent of the certificateholders, as necessary or appropriate to effect the terms of such a facility.

THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

         HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, will be the trustee under the pooling and servicing agreement. The trustee's corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, or at such other addresses as the trustee may designate from time to time. The trustee may have banking relationships with the seller, the master servicer, the securities administrator and the servicer. The trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located.

         Wells Fargo Bank, N.A. will be named securities administrator pursuant to the pooling and servicing agreement, and as securities administrator, will act as certificate registrar and paying agent. The securities administrator's office for purposes of presentation of certificates for transfer or final distribution will initially be located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services--Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2005-S2. It otherwise conducts its securities administration services at its offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:
Corporate Trust Services--Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2005-S2. The securities administrator may have banking relationships with the seller, the trustee, the custodians and the servicer.

         The master servicer will pay the fees of the trustee, the custodians and the securities administrator from the master servicing fee.

         The trustee and the securities administrator may resign at any time (including, in the case of the securities administrator, upon the resignation or removal of the master servicer), in which event the depositor will be obligated to appoint a successor trustee or a successor securities administrator, as applicable. The depositor may also remove the trustee or the securities administrator if the trustee or the securities administrator, as applicable, ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee or the securities administrator becomes insolvent. The trustee or the securities administrator may also be removed at any time by certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates. In such circumstances, the depositor will also be obligated to appoint a successor trustee or a successor securities administrator, as applicable. Any resignation or removal of the trustee or the securities administrator and appointment of a successor trustee or a successor securities administrator, as applicable, will not become effective until acceptance of the appointment by such successor trustee or such successor securities administrator. If the successor trustee is to act as the successor master servicer under the pooling and servicing agreement, the successor trustee must meet the eligibility requirements for the master servicer specified in the pooling and servicing agreement.

         Pursuant to the terms of the pooling and servicing agreement, the securities administrator will

         (1) provide administrative services and file reports with regard to the certificates;

         (2)      provide  reports  to  the  certificateholders   regarding  the
                  mortgage loans and the certificates; and

         (3) receive payments with respect to the mortgage loans from the servicer and remit the payments to the certificateholders as described herein.

         The trustee, the securities administrator or any of their affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee or securities administrator.

         The securities administrator will make the reports of distributions to certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to certificateholders and other interested parties via the securities administrator's website. The securities administrator's internet website will initially be located at "www.ctslink.com". Assistance in using the internet website can be obtained by calling the securities administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator shall have the right to change the way such reports are made available in order to make distributions more convenient and/or more accessible to the above parties and to the certificateholders. The securities administrator shall provide timely and adequate notification to all above parties and to the certificateholders regarding any such change.

         Certain out-of-pocket expenses of the trustee, the master servicer, the custodians and the securities administrator incurred in connection with the performance of its obligations will be reimbursed by the trust. The pooling and servicing agreement will provide that the trustee, the master servicer, the securities administrator, the depositor, the servicer, the custodians and any director, officer, employee or agent of the trustee, the master servicer, the securities administrator, the depositor, the servicer and the custodians will be indemnified by the trust and will be held harmless against any loss, liability or expense, including attorney's fees, incurred by the trustee, the master servicer, the securities administrator, the depositor, the servicer or the custodians arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement or the custodial agreement, as applicable, other than any loss, liability or expense incurred by reason of willful misconduct or negligence in the performance of the trustee's, the master servicer's, the securities administrator's, the depositor's, the servicer's or the cutodian's, as applicable, duties under the pooling and servicing agreement or the custodial agreement, as applicable. The securities administrator will reimburse or pay certain administrative expenses of the trust, including any fees, indemnities or reimbursements to the custodians, out of the distribution account, prior to payment being made to the certificateholders.

         No holder of a certificate, solely by virtue of such holder's status as a holder of a certificate, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of default and the holders of certificates having not less than 25% of the voting rights evidenced by the certificates so agree and have made written request to the trustee to institute such action, suit or proceeding in its own name as trustee and will have offered to the trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein, and the trustee, for 60 days after its receipt of such notice, request and offer of indemnity has neglected or refused to institute any such action, suit or proceeding.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation (the "Servicing Fee") to be paid to the servicer in respect of its servicing activities for the certificates will be an amount paid monthly from interest collections on the related mortgage loan computed at the "Servicing Fee Rate" on the principal balance of each mortgage loan as of the first day of the related Collection Period. The servicer will pay itself the Servicing Fee by withdrawing such amounts from the related collection account as set forth in the pooling and servicing agreement. As additional servicing compensation, the servicer is entitled to retain all service-related fees (other than prepayment charges), including assumption fees, customary real estate referral fees, modification fees, extension fees and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account. The servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the mortgage pool and incurred by such servicer in connection with its responsibilities under the pooling and servicing agreement and is entitled to reimbursement therefor as provided in the pooling and servicing agreement.

         The principal compensation (the "Master Servicing Fee") to be paid to the master servicer in respect of its master servicing activities will be an amount computed at the "Master Servicing Fee Rate" on the principal balance of each mortgage loan as of the first day of the related Collection Period, together with all investment income or other earnings on funds in the distribution account.

         The determination date with respect to any distribution date will be the 15th day of the calendar month in which such distribution date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day. With respect to any distribution date and each mortgage loan as to which a voluntary principal prepayment in full by the mortgagor was applied during the related Prepayment Period, the "Prepayment Interest Shortfall" is an amount equal to the difference between (i) one full month's interest at the applicable mortgage rate, as reduced by the Servicing Fee, on the outstanding principal balance of such mortgage loan immediately prior to such prepayment and
(ii) the amount of interest due and actually received from the related mortgagor that accrued during the month immediately preceding such distribution date with respect to such mortgage loan in connection with such prepayment of principal, as reduced by the Servicing Fee. The servicer is obligated to offset any Prepayment Interest Shortfall experienced by any mortgage loan by remitting to the collection account an amount ("Compensating Interest") equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related distribution date resulting from principal prepayments in full during the related Prepayment Period and (ii) the Servicing Fee for that distribution date. The master servicer is obligated to reduce a portion of its Master Servicing Fee for the related distribution date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid as Compensating Interest by the servicer, but not paid by the servicer.

         The Servicing Fee Rate is approximately 0.500% per annum. The Master Servicing Fee Rate is approximately 0.025% per annum. The fee payable to the Credit Risk Manager is approximately 0.015% per annum. As of the cut-off date, the weighted average Expense Fee Rate is approximately 0.540%.

LOSS MITIGATION PROCEDURES

         The servicer is authorized to engage in a wide variety of loss mitigation practices. With respect to such of the mortgage loans as come into and continue in default, the servicer will decide whether to (i) foreclose upon the mortgaged properties securing those mortgage loans, (ii) write off the unpaid principal balance of the mortgage loans as bad debt, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the mortgage loan for an amount less than the total amount contractually owed in order to facilitate a sale of the mortgaged property by the mortgagor) or permit a short refinancing (a payoff of the mortgage loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the mortgagor not involving a sale of the mortgaged property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with the pooling and servicing agreement. In accordance with any modification, the servicer must first deliver to the master servicer written notice of the modification together with the calculations demonstrating that the modification is permitted by the REMIC provisions of the Internal Revenue Code and applicable Treasury regulations.

         As to any mortgage loan that becomes 120 days delinquent, the servicer will be required to obtain a broker's price opinion, the cost of which will be reimbursable as a servicing advance. After obtaining the broker's price opinion, the servicer will determine whether a significant net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property. If the servicer determines that no such recovery is possible, it must charge off the related mortgage loan at the time it becomes 180 days delinquent. Once a mortgage loan has been charged off, the servicer will discontinue making Advances, the servicer will not be entitled to the Servicing Fee (except as provided below), and the mortgage loan will be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss. If the servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a mortgage loan that becomes 180 days delinquent, the servicer may continue making Advances, and the servicer will be required to notify the credit risk manager of such decision.

         Any such mortgage loan that is charged off may continue to be serviced by the servicer for the certificateholders using specialized collection procedures (including foreclosure, if appropriate). The servicer will not be entitled to any servicing fees or reimbursement of expenses in connection with such mortgage loans after the date of charge off, except to the extent of funds available from the aggregate amount of recoveries on all such mortgage loans. Any such mortgage loans serviced in accordance with the specialized collection procedures shall be serviced for approximately six months. Any net recoveries received on such mortgage loans during such six month period will be included in the Interest Remittance Amount, to the extent allocable to interest payments, and to the Principal Remittance Amount, to the extent allocable to principal payments. On the date which is six months after the date on which the servicer begins servicing such mortgage loans using the specialized collection procedures, unless specific net recoveries are anticipated by the servicer on a particular mortgage loan, such charged off loan will be released to the Class X-2 Certificateholder and thereafter, (i) the Class X-2 Certificateholder will be entitled to any amounts subsequently received in respect of any such released loans, (ii) the holder of the majority of the Class X-2 Certificates may designate any servicer to service any such released loan and (iii) the holder of the majority of the Class X-2 Certificates may sell any such released loan to a third party.

VOTING RIGHTS

         Each certificateholder of a class, other than a holder of a Class P and Class R Certificate, will have a voting interest equal to the product of the voting interest to which such class is collectively entitled and the certificateholder's percentage interest in such class. At all times, the Class A-IO and Class X-1 Certificates shall each be allocated 1% of all voting interests. The remaining voting interests will be allocated to the classes of certificates (other than the Class A-IO, Class X, Class P and Class R Certificates) in proportion to their respective Class Principal Balances (as defined herein). The certificateholder's percentage interest in a class is equal to either the percentage stated on the face of that certificate or the outstanding certificate balance of the related certificate divided by the aggregate Class Principal Balance for such class. The Class X-2, Class P and Class R Certificates shall have no voting rights.

AMENDMENT

         The pooling and servicing agreement may be amended by the seller, the servicer, the master servicer, the securities administrator, the depositor and the trustee, without the consent of the holders of the certificates, to (i) cure any ambiguity, (ii) correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; (iii) add (with the consent of such person) to the duties of the depositor, the servicer, the master servicer, the securities administrator and the seller; (iv) in connection with the appointment of a successor servicer or a successor master servicer, to modify, eliminate or add to any of the servicing provisions or master servicing provisions, as applicable; (v) add any other provisions with respect to matters or questions arising under the pooling and servicing agreement; or (vi) modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interest of any certificateholder as evidenced by (x) an opinion of counsel to such effect or (y) a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the certificates. In addition, the pooling and servicing agreement may be amended by the seller, the servicer, the master servicer, the securities administrator, the depositor and the trustee and the holders of a majority in interest of any class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of any class of certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of certificates without the consent of the holders of such certificates;
(ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above, without the consent of the holders of such class evidencing percentage interests aggregating at least 66%; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all such certificates.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any mortgage loan that is 90 or more days delinquent, the majority in interest Class X-2 certificateholder may, subject to the limitations described in the pooling and servicing agreement, at its option, purchase such mortgage loan from the trust at the Purchase Price for such mortgage loan.

SERVICER EVENTS OF DEFAULT

         As provided in the pooling and servicing agreement, the servicer may be removed as the servicer of the mortgage loans if any one of the following events (each, a "Servicer Event of Default") with respect to the servicer occurs:

         (a) any failure by the servicer to remit to the securities administrator any payment required to be made pursuant to the terms of the pooling and servicing agreement which continues unremedied for a period of three business days; or

         (b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement (other than those described in clauses (h) and (i) below), the breach of which has a material adverse effect and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the master servicer, the securities administrator or the trustee; or

         (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

         (d) the servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

         (e) the servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (f) the servicer attempts to assign its right to servicing compensation under the pooling and servicing agreement (other than any payment by the servicer of any portion of the Servicing Fee to the seller as provided in a separate side letter between the seller and the servicer) or the servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign the pooling and servicing agreement or the servicing responsibilities thereunder or to delegate its duties thereunder or any portion thereof except, in each case as otherwise permitted in pooling and servicing agreement; or

         (g) the servicer ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non qualification materially and adversely affects the servicer's ability to perform its obligations under the pooling and servicing agreement; or

         (h) any failure by the servicer to duly perform, within the required time period, its obligation to provide the annual compliance statements and the accountant's report described below under "--Evidence as to Compliance" in this prospectus supplement, which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the servicer by the master servicer; or

         (i) any failure by the servicer to provide, within the required time period set forth in the pooling and servicing agreement, any required reports or data pertaining to the mortgage loans, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the servicer by the master servicer.

RIGHTS UPON SERVICER EVENT OF DEFAULT

         If a Servicer Event of Default described in clause (b) through (i) above under the caption "--Servicer Events of Default" shall occur with respect to the servicer then, and in each and every such case, so long as such Servicer Event of Default shall not have been remedied, the master servicer may, and at the written direction of the holders of certificates entitled to not less than 25% of the voting rights, the master servicer shall, by notice in writing to the servicer, with a copy to each Rating Agency, terminate all of the rights and obligations of the servicer in its capacity as such under the pooling and servicing agreement, to the extent permitted by law, and in and to the mortgage loans and the proceeds thereof. If a Servicer Event of Default described in clause (a) above under the caption "--Servicer Events of Default" shall occur with respect to the servicer, the master servicer shall, by notice in writing to the servicer, terminate all of the rights and obligations of the servicer in its capacity as such under the pooling and servicing agreement and in and to the mortgage loans and the proceeds thereof. In the event that the master servicer removes the servicer, the master servicer will, in accordance with the pooling and servicing agreement, act as successor servicer under the pooling and servicing agreement or will appoint a successor servicer that meets the eligibility requirements for the servicer specified in the pooling and servicing agreement.

         Notwithstanding anything to the contrary in this prospectus supplement or the prospectus, pursuant to the terms of the pooling and servicing agreement, the master servicer or another successor servicer will assume all of the rights and obligations of the servicer and become the successor servicer; provided, however, that there will be a period of transition not to exceed 90 days, called the transition period, before the servicing transfer is fully effected. The master servicer, in its capacity as successor servicer, and each other successor servicer will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. Notwithstanding the foregoing sentence, the successor servicer will be obligated to make Advances and Servicing Advances upon the removal of the servicer unless it determines reasonably and in good faith that such advances would not be recoverable. The successor servicer shall have no responsibility or obligation for any act or omission of a predecessor servicer during the transition period. Pursuant to the terms of the pooling and servicing agreement, the servicer is authorized and empowered to execute and deliver, at the expense of the servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

         Pending the appointment of a successor servicer, the master servicer will be obligated to act as successor servicer unless prohibited by law. The successor servicer will be entitled to receive the same Servicing Fee that the servicer would otherwise have received pursuant to the pooling and servicing agreement or such lesser compensation as the master servicer and that successor may agree. A receiver or conservator for the servicer may be empowered to prevent the termination and replacement of the servicer if the only event of default that has occurred is an insolvency event. All reasonable out-of-pocket expenses incurred by the master servicer or other successor servicer relating to the transition of servicing functions to the master servicer or a successor servicer following the resignation or termination of the servicer will be paid by the predecessor servicer upon written demand, itemized in reasonable detail, or to the extent not paid by the predecessor servicer, by the trust prior to distributions to certificateholders.

         No assurance can be given that termination of the rights and obligations of the servicer under the pooling and servicing agreement would not adversely affect the servicing of the related mortgage loans, including the delinquency experience of such mortgage loans. Further, there can be no assurance that there will be a successor servicer willing to service the mortgage loans at the same servicing fee payable to the servicer on the closing date.

MASTER SERVICER EVENTS OF DEFAULT

         As provided in the pooling and servicing agreement, the master servicer may be removed as the master servicer of the mortgage loans if any one of the following events (each, a "Master Servicer Event of Default") with respect to the master servicer occurs:

         (a) any failure by the master servicer to furnish the securities administrator the mortgage loan data sufficient to prepare the reports to certificateholders which continues unremedied for a period of one business day after the date upon which written notice of such failure has been given to the master servicer by the trustee or the securities administrator or to the master servicer, the securities administrator and the trustee by certificateholders evidencing at least 25% of the voting rights (provided, however, that any such failure shall not be a Master Servicer Event of Default if the master servicer did not timely receive such information from the servicer);

         (b) any failure by the master servicer duly to observe or perform in any material respect any other of the covenants or agreements (other than those referred to in (f) and (g) below) on the part of the master servicer contained in the pooling and servicing agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure has been given to the master servicer by the trustee or the securities administrator, or to the master servicer, the securities administrator and the trustee by certificateholders evidencing at least 25% of the voting rights;

         (c) particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the master servicer and particular actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations;

         (d) the master servicer has been dissolved, or has disposed of all or substantially all of its assets, or has consolidated with or merged into another entity or has permitted another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor master servicer as specified in the pooling and servicing agreement;

         (e) if a representation or warranty made by the master servicer in the pooling and servicing agreement proves to be incorrect as of the time made in any respect that materially and adversely affects the interests of the certificateholders, and the breach has not been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty has been given to the master servicer by the trustee or the securities administrator, or to the master servicer, the securities administrator and the trustee by certificateholders evidencing at least 25% of the voting rights;

         (f) any sale or pledge of any of the rights of the master servicer under the pooling and servicing agreement or an assignment of the pooling and servicing agreement by the master servicer or a delegation of the rights or duties of the master servicer under the pooling and servicing agreement has occurred in any manner not otherwise permitted under the pooling and servicing agreement and without the prior written consent of the trustee and certificateholders evidencing at least 50% of the voting rights; and

         (g) after receipt of notice from the trustee, any failure of the master servicer to make any Advances when such Advances are due, as required to be made under the pooling and servicing agreement.

RIGHTS UPON MASTER SERVICER EVENT OF DEFAULT

         If a Master  Servicer Event of Default  described in clause (a) through
(f) above under the caption "--Master Servicer Events of Default" shall occur with respect to the master servicer then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the depositor or the trustee may, and at the written direction of the holders of certificates entitled to not less than 25% of the voting rights, the trustee shall, by notice in writing to the master servicer, with a copy to each Rating Agency, terminate all of the rights and obligations of the master servicer in its capacity as such under the pooling and servicing agreement, to the extent permitted by law, and in and to the mortgage loans and the proceeds thereof. If a Master Servicer Event of Default described in clause (g) above under the caption "--Master Servicer Events of Default" shall occur with respect to the master servicer, the trustee shall, by notice in writing to the master servicer, terminate all of the rights and obligations of the master servicer in its capacity as such under the pooling and servicing agreement and in and to the mortgage loans and the proceeds thereof. On or after the receipt by the master servicer of such written notice of termination, all authority and power of the master servicer under the pooling and servicing agreement, whether with respect to the certificates (other than as a holder of any certificate) or the mortgage loans or otherwise, shall pass to and be vested in the trustee pursuant to the terms of the pooling and servicing agreement including, without limitation, the obligation to make Advances to the extent provided in the pooling and servicing agreement. Upon the termination of the master servicer, all costs and expenses related to the appointment and transfer of servicing to a successor master servicer shall be borne by the terminated master servicer or, if the terminated master servicer fails to make such payment, the trust, as further described in the pooling and servicing agreement. If Wells Fargo Bank, N.A. is terminated as master servicer, it shall also resign as securities administrator, and the trustee shall become successor securities administrator or appoint another successor securities administrator as provided in the pooling and servicing agreement.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement provides for delivery on or before March 15 of each year, beginning March 15, 2006, to the depositor, the seller, the trustee, the master servicer, the securities administrator and the Rating Agencies, as applicable, of an annual statement signed by an officer of the servicer and an annual statement signed by an officer of the master servicer, to the effect that the servicer or the master servicer, as applicable, has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in the statement.

         On or before March 15 of each year beginning March 15, 2006, each of the servicer and the master servicer (with respect to the master servicer, only if the master servicer services loans during such period) will furnish a report prepared by a firm of nationally recognized independent public accountants, who may also render other services to the servicer, to the depositor, the seller, the trustee, the master servicer, the securities administrator and the rating agencies to the effect that the firm has examined particular documents and the records relating to servicing or master servicing, as applicable, of residential mortgage loans under the Uniform Single Attestation Program for Mortgage Bankers and the firm's conclusions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates will be issued under the pooling and servicing agreement. Described below in this section are summaries of the specific terms and provisions under which the certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the pooling and servicing agreement.

         The Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2005-S2 will consist of the Class A-1 and Class A-IO Certificates, which are collectively referred to as the senior certificates, the Class M-1, Class M-2, Class B-1, Class B-2, Class B-3 and Class X-1 Certificates, which are collectively referred to as the subordinate certificates, which, together with the senior certificates, the Class X-2 Certificates, the Class R Certificates and the Class P Certificates, are collectively referred to as the certificates. Only the Class A-1, Class A-IO, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates (collectively, the "Offered Certificates") are offered by this prospectus supplement. Each class of certificates will have the respective initial Class Principal Balance or Class A-IO Notional Amount, subject to the permitted variance, and pass-through rates set forth or described on page S-5 of this prospectus supplement.

         The Class X-1, Class X-2 and Class R Certificates will not have Class Principal Balances and will not bear interest. The Class P Certificates will be entitled to all prepayment charges received by the trust in respect of the mortgage loans as described in the pooling and servicing agreement and will not bear interest. No amounts in respect of prepayment charges on any of the mortgage loans will be available for distribution to the holders of the certificates other than the Class P Certificates.

         The LIBOR Certificates, Class A-IO and Class B-3 Certificates will be issued in minimum denominations (by Class Principal Balance or Class A-IO Notional Amount, as applicable) of $25,000 and integral multiples of $1 in excess thereof. The Class X-1, Class X-2, Class P and Class R Certificates will be issued in minimum percentage interests of 10% and integral multiples of 1% in excess thereof.

         Distributions on the certificates will be made by the securities administrator on the 25th day of each month or, if such 25th day is not a business day, on the next succeeding business day, commencing in July 2005, to the persons in whose names those certificates are registered as of the related record date. For any distribution date and each class of LIBOR Certificates, the record date is the business day immediately preceding that distribution date so long as such certificates remain in book-entry form and for the Fixed Rate Certificates, the physical certificates and any Book-Entry Certificates converted to physical certificates, the record date is the last business day of the calendar month immediately preceding the applicable distribution date.

         Distributions on each distribution date will be made by wire transfer to the person entitled to those distributions as it appears on the applicable certificate register. In the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance or notional balance of $1,000,000 or more and who has so notified the securities administrator in writing in accordance with the pooling and servicing agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities. The final distribution in retirement of the certificates will be made only upon presentation and surrender of those certificates at the office of the certificate registrar.

ASSETS OF THE TRUST

         The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

              o the mortgage loans, together with their mortgage files, and together with all collections thereon and proceeds thereof;

              o any property acquired by foreclosure of the mortgage loans or by deed in lieu of foreclosure;

              o the trustee's rights with respect to the mortgage loans under all insurance policies required to be maintained pursuant to the pooling and servicing agreement and proceeds thereof;

              o the depositor's rights with respect to each mortgage loan purchase and servicing agreement;

              o   the  collection  accounts,   the  distribution   account,  the
                  Interest Rate Cap Account and the Basis Risk Reserve Fund and the assets that are deposited in them from time to time;

              o   the trust's rights under the interest rate cap agreement;

              o the initial $100 deposit to a separate reserve account established for the benefit of the Class P Certificates; and

              o   all proceeds of any of the foregoing.

         Notwithstanding the foregoing, however, the trust specifically excludes all payments and other collections of principal and interest due on the mortgage loans on or before the cut-off date.

BOOK-ENTRY CERTIFICATES

         The Offered Certificates will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial Class Principal Balance or Class A-IO Notional Amount of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and

JPMorgan Chase Bank, National Association will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

         The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described in the fourth paragraph below.

         Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

         For a description of the procedures applicable to the DTC registered certificates, see Annex I to this prospectus supplement and "DESCRIPTION OF THE SECURITIES--BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES" in the accompanying prospectus.

                  Except with respect to certain certificates not being offered by this prospectus supplement, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

         o the depositor advises the securities administrator in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the certificates, and that the depositor or the securities administrator is unable to locate a qualified successor,

         o at the option of the depositor, with the consent of the related participants, the depositor elects to terminate the book-entry system through DTC, or

         o after the occurrence of a Servicer Event of Default, certificateholders representing not less than 51% of the aggregate Class Principal Balance or Class A-IO Notional Amount, as applicable, of a class of certificates advise the securities administrator and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such certificateholders, and the related participants consent.

         Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if DTC advises the securities administrator in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the securities administrator is unable to locate a qualified successor.

         Upon the occurrence of any of the events specified in the second preceding paragraph, the securities administrator will use all reasonable efforts to notify the beneficial owners of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the securities administrator will issue definitive certificates, and thereafter the trustee and the securities administrator will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement. The definitive certificates will be transferable and exchangeable at the offices of the securities administrator, as certificate registrar, from time to time for these purposes.

         According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

DETERMINATION OF LIBOR

         With respect to each distribution date, one-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR business day prior to the first day of the related Accrual Period ("LIBOR Determination Date"). Telerate Page 3750 means the display designated as page 3750 on the Moneyline Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the securities administrator, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the securities administrator, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. The securities administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed. The establishment of LIBOR on each interest determination date by the securities administrator and the securities administrator's calculation of the rate of interest applicable to the LIBOR Certificates for such Accrual Period shall, in the absence of manifest error, be final and binding.

GLOSSARY OF TERMS

         ACCRUAL PERIOD--For the LIBOR Certificates, and any distribution date, the period commencing on the immediately preceding distribution date (or, in the case of the first Accrual

Period, the closing date) and ending on the day immediately preceding the related distribution date. For the Fixed Rate Certificates, the calendar month immediately preceding the month in which such distribution date occurs.

         AGGREGATE LOAN BALANCE--As of any date of determination, will be equal to the aggregate of the Stated Principal Balance of the mortgage loans, except as otherwise provided herein, as of the last day of the related Collection Period.

         BASIS RISK SHORTFALL--For any class of LIBOR Certificates and the Class B-3 Certificates, and any distribution date, the sum of

         (1) the excess, if any, of (a) the related Current Interest calculated without regard to the applicable Net Funds Cap, over
               (b) the related Current Interest for the applicable distribution date,

         (2) any Basis Risk Shortfall remaining unpaid from prior distribution dates, and

         (3)   interest for the related  Accrual  Period on the amount in clause
               (2) calculated on the basis, with respect to the LIBOR Certificates, of one-month LIBOR plus the applicable certificate margin, or, with respect to the Class B-3 Certificates, 8.000% per annum, as applicable.

         CARRYFORWARD INTEREST--For any class of certificates entitled to interest and any distribution date, the sum of (1) the amount, if any, by which
(x) the sum of (A) Current Interest for such class for the immediately preceding distribution date and (B) any unpaid Carryforward Interest from the immediately preceding distribution date exceeds (y) the amount paid in respect of interest on such class on such immediately preceding distribution date, and (2) with respect to the certificates (other than the Class A-IO Certificates), interest on such amount for the related Accrual Period at the applicable pass-through rate.

         CLASS A-1 PRINCIPAL PAYMENT AMOUNT-- For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the Class Principal Balance of the Class A-1 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 38.90% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

         CLASS A-IO NOTIONAL AMOUNT-- For any distribution date on or prior to the distribution date in December 2007, the lesser of (i) the Aggregate Loan Balance as of the first day of the related Collection Period and (ii) the Specified Notional Amount for that distribution date as set forth in the table below. After the distribution date in December 2007, the Class A-IO Notional Amount will equal zero.

         Distribution Date              Class A-IO Specified Notional Amount ($)
         --------------------------     ----------------------------------------
         July 2005.................                   18,549,886.05
         August 2005...............                   17,931,556.51
         September 2005............                   17,313,226.98
         October 2005..............                   16,694,897.44
         November 2005.............                   16,076,567.91
         December 2005.............                   15,458,238.37
         January 2006..............                   14,839,908.84
         February 2006.............                   14,221,579.30
         March 2006................                   13,603,249.77
         April 2006................                   12,984,920.23
         May 2006..................                   12,366,590.70
         June 2006.................                   11,748,261.16
         July 2006.................                   11,129,931.63
         August 2006...............                   10,511,602.09
         September 2006............                    9,893,272.56
         October 2006..............                    9,274,943.02
         November 2006.............                    8,656,613.49
         December 2006.............                    8,038,283.95
         January 2007..............                    7,419,954.42
         February 2007.............                    6,801,624.88
         March 2007................                    6,183,295.35
         April 2007................                    5,564,965.81
         May 2007..................                    4,946,636.28
         June 2007.................                    4,328,306.74
         July 2007.................                    3,709,977.21
         August 2007...............                    3,091,647.67
         September 2007............                    2,473,318.14
         October 2007..............                    1,854,988.60
         November 2007.............                    1,236,659.07
         December 2007.............                      618,329.53


         CLASS B-1 PRINCIPAL PAYMENT AMOUNT--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1 and Class M Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 85.10% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

         CLASS B-2 PRINCIPAL PAYMENT AMOUNT--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1, Class M and Class B-1 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 87.70% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

         CLASS B-3 PRINCIPAL PAYMENT AMOUNT--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1, Class M, Class B-1 and Class B-2 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class B-3 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 94.70% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

         CLASS M-1 PRINCIPAL PAYMENT AMOUNT--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Class Principal Balance of the Class A-1 Certificates after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 62.90% and
(ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

         CLASS M-2 PRINCIPAL PAYMENT AMOUNT--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1 and Class M-1 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 75.80% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

         CLASS PRINCIPAL BALANCE--For any class of certificates, other than the Class A-IO, Class X-1, Class X-2 and Class R Certificates, as of any date of determination, an amount equal to the initial principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

         o all amounts previously distributed to holders of certificates of that class as payments of principal; and

         o in the case of any class of subordinate certificates, any reductions to the Class Principal Balance thereof due to Realized Losses, as described below under "--Credit Enhancement--Application of Realized Losses;"

         o PROVIDED, HOWEVER, that the Class Principal Balance of each class of subordinate certificates to which Realized Losses have been allocated (including any such class of certificates for which the Class Principal Balance has been reduced to zero) will be increased, up to the amount of related Recoveries for such distribution date, as follows: (a) first, the Class Principal Balance of each class of Class M Certificates will be increased, in order of seniority, up to the amount of Deferred Amounts owing to that class, and (b) second, the Class Principal Balance of each class of Class B Certificates will be increased, in order of seniority, up to the amount of Deferred Amounts owing to that class.

         COLLECTION PERIOD--For any distribution date is the period from the second day of the month immediately preceding such distribution date to and including the first day of the month of that distribution date.

         CURRENT INTEREST--For any class of certificates entitled to interest and any distribution date, the amount of interest accruing at the applicable pass-through rate on the related Class Principal Balance or Class A-IO Notional Amount, as applicable, during the related Accrual Period; provided, that as to each class of certificates the Current Interest will be reduced by a pro rata portion of any Interest Shortfalls to the extent not covered by excess interest.

         DEFERRED AMOUNT--For any class of subordinate certificates entitled to principal and any distribution date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the sum of (a) the aggregate of amounts previously paid in reimbursement thereof and (b) any additions to the Class Principal Balance thereof due to Recoveries.

         DELINQUENCY RATE--For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of (x) all mortgage loans 60 or more days delinquent and (y) all bankruptcies, foreclosures and REO Properties, in each case as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month.

         EXPENSE FEE--As to each mortgage loan, the sum of the Servicing Fee, the Master Servicing Fee and the Credit Risk Manager Fee.

         EXPENSE FEE RATE--For any distribution date, the sum of (a) the Servicing Fee Rate, (b) the Master Servicing Fee Rate and (c) the Credit Risk Manager Fee Rate.

         INTEREST REMITTANCE AMOUNT--For any distribution date, subject to amounts otherwise payable or recoverable under the terms of the pooling and servicing agreement, an amount equal to (A) the sum of (1) all interest collected (other than Payaheads, if applicable) or advanced in respect of Scheduled Payments on the mortgage loans during the related Collection Period, the interest portion of related Payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on the mortgage loans during the related Prepayment Period, less (x) the related Expense Fee and (y) unreimbursed Advances and other amounts due to the servicer, the master servicer or the trustee, as applicable, with respect to the mortgage loans, to the extent allocable to interest as specified in the pooling and servicing agreement, (2) all Compensating Interest paid by the servicer or the master servicer with respect to the mortgage loans and distribution date, (3) the portion of any Substitution Amount, Purchase Price or purchase price in connection with an optional termination of trust paid with respect to the mortgage loans received by the servicer or the master servicer during the related Collection Period allocable to interest and (4) all Net Liquidation Proceeds, insurance proceeds and any other Recoveries (net of unreimbursed Advances, Servicing Advances and expenses, to the extent allocable to interest, and unpaid servicing fees, master servicing fees, credit risk manager fees, expenses and indemnities to the extent payable under the pooling and servicing agreement) collected with respect to the mortgage loans during the related Collection Period, to the extent allocable to interest minus (B) (x) all amounts payable or reimbursable in respect of expenses or indemnities to the servicer, the master servicer, the securities administrator, the custodians or the trustee in accordance with the provisions of the pooling and servicing agreement and (y) all prepayment charges received with respect to the mortgage loans during the related Prepayment Period.

         INTEREST SHORTFALL--For any distribution date is equal to the aggregate shortfall, if any, in collections of interest for the previous month (adjusted to the related net mortgage rate) on mortgage loans resulting from (a) principal prepayments in full and in part received during the related Prepayment Period to the extent not covered by Compensating Interest and (b) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Relief Act.

         LIQUIDATED MORTGAGE LOAN--A defaulted mortgage loan as to which the servicer has determined that all amounts that it expects to recover in respect of such mortgage loan have been recovered (exclusive of any possibility of a deficiency judgment).

         MONTHLY EXCESS CASHFLOW--For any distribution date, an amount equal to the sum of the Monthly Excess Interest and the Overcollateralization Release Amount, if any, for such date, plus any amounts applied pursuant to clauses I(vii) and II(vii) under "--Distributions of Principal" below.

         NET FUNDS CAP--For any distribution date and the LIBOR Certificates and Class B-3 Certificates, a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for such date, less Current Interest due on the Class A-IO Certificates on such date and (2) 12, and the denominator of which is the Aggregate Loan Balance as of the first day of the preceding calendar month (taking into account scheduled payments due on such date), multiplied by (b) in the case of the LIBOR Certificates a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period. With respect to the Class A-IO Certificates and any distribution date, a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for such date and (2) 12, and the denominator of which is the Class A-IO Notional Amount for such distribution date.

         NET LIQUIDATION PROCEEDS--All amounts, net of (1) unreimbursed, reasonable out-of-pocket expenses and (2) unreimbursed Advances received and retained in connection with the liquidation of defaulted mortgage loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure.

         NET MORTGAGE RATE--As to each mortgage loan, and at any time, the per annum rate equal to the mortgage rate of such mortgage loan less the related Expense Fee Rate.

         OPTIMAL INTEREST REMITTANCE AMOUNT--For any distribution date, will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rate of the mortgage loans as of the first day of the preceding calendar month (taking into account scheduled payments due on such date and adjusted for prepayments made after such date that are distributed in such preceding calendar month), divided by (y) 12 and (2) the Aggregate Loan Balance as of the first day of the preceding calendar month (taking into account scheduled payments due on such day and prepayments on such day), over (ii) any expenses that reduce the Interest Remittance Amount which did not arise as a result of a default or delinquency of the mortgage loans or were not taken into account in computing the Expense Fee Rate.

         OVERCOLLATERALIZATION AMOUNT--For any distribution date will be equal to the amount, if any, by which (x) the Aggregate Loan Balance for such distribution date exceeds (y) the aggregate Class Principal Balance of the certificates after giving effect to payments on such distribution date.

         OVERCOLLATERALIZATION DEFICIENCY--For any distribution date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such distribution date exceeds (y) the Overcollateralization Amount for such distribution date, calculated for this purpose after giving effect to the reduction on such distribution date of the aggregate Class Principal Balance of the certificates resulting from the payment of the Principal Payment Amount on such distribution date, but prior to allocation of any Applied Loss Amount on such distribution date.

         OVERCOLLATERALIZATION RELEASE AMOUNT--For any distribution date will be equal to the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the certificates, exceeds (2) the Targeted Overcollateralization Amount for such date.

         PAYAHEAD--Any Scheduled Payment intended by the related mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

         PREPAYMENT PERIOD-- For any distribution date, the calendar month preceding the month in which such distribution date occurs.

         PRINCIPAL PAYMENT AMOUNT--For any distribution date will be equal to the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such date.

         PRINCIPAL REMITTANCE AMOUNT--For any distribution date, subject to amounts otherwise payable or recoverable under the terms of the pooling and servicing agreement, an amount equal to (A) the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the mortgage loans during the related Collection Period (less unreimbursed Advances in respect of principal, unreimbursed Servicing Advances and other amounts due to the servicer, the master servicer and the trustee, as applicable, with respect to the mortgage loans, to the extent allocable to principal as specified in the pooling and servicing agreement) and the principal portion of Payaheads previously received and intended for application in the related Collection Period, (2) all principal prepayments, if any, received during the related Prepayment Period, including all Recoveries received during the calendar month preceding the month of that distribution date, (3) the outstanding principal balance of each mortgage loan that was repurchased by the seller or purchased by the majority in interest Class X-2 certificateholder or the master servicer during the calendar month immediately preceding that distribution date,
(4) the portion of any Substitution Amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that distribution date and the portion any purchase price in connection with an optional termination of trust, in each case allocable to principal, (5) all Net Liquidation Proceeds and any Recoveries (net of unreimbursed Advances in respect of principal, unreimbursed Servicing Advances and other expenses, to the extent allocable to principal) collected with respect to the mortgage loans during the related calendar month, to the extent allocable to principal, and (6) amounts withdrawn from the Interest Rate Cap Account (as defined below under "--Interest Rate Cap Agreement") to cover Realized Losses on the mortgage loans incurred during the related Collection Period, minus (B) (x) to the extent that the Interest Remittance Amount for such distribution date is insufficient therefor, all amounts payable or reimbursable to the servicer, the master servicer, the securities administrator, the custodians or the trustee in accordance with the provisions of the pooling and servicing agreement and (y) the amount of any prepayment charges on the mortgage loans to the extent such amounts would be principal received during the related Prepayment Period.

         RECOVERY--With respect to any Liquidated Mortgage Loan and distribution date, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month which has previously been allocated as a Realized Loss to a class or classes of certificates, net of reimbursable expenses.

         ROLLING THREE MONTH DELINQUENCY RATE--For any distribution date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates) immediately preceding months.

         SCHEDULED PAYMENT--For any mortgage loan, the monthly scheduled payment of interest and principal, as determined in accordance with the provisions of the related mortgage note.

         SENIOR ENHANCEMENT PERCENTAGE--For any distribution date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such distribution date and the denominator of which is the Aggregate Loan Balance for such distribution date.

         SPECIFIED NOTIONAL AMOUNT--For any distribution date, the notional amount identified as such in the schedule set forth in the definition of Class A-IO Notional Amount for that distribution date.

         STATED PRINCIPAL BALANCE--For any mortgage loan as of any date of determination will be generally equal to its outstanding principal balance as of the cut-off date, after giving effect to Scheduled Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and
(ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.

         STEPDOWN  DATE--The  date  occurring on the earlier of (a) the later of
(x) the distribution date in July 2008 and (y) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the mortgage loans during the related Collection Period but before giving effect to payments on the certificates on such distribution date) is greater than or equal to approximately 61.10%, or (b) the distribution date following the distribution date on which the Class Principal Balance of the Class A-1 Certificates is reduced to zero.

         SUBSTITUTION AMOUNT--The amount, if any, by which the Stated Principal Balance of a mortgage loan required to be removed from the trust due to a breach of a representation and warranty or defective documentation exceeds the Stated Principal Balance of the related Qualified Substitute Mortgage Loan(s) plus an amount equal to the sum of (i) the aggregate of any unreimbursed advances with respect to such mortgage loan and (ii) any costs and damages actually incurred and paid by or on behalf of the trust in connection with any violation of a predatory or abusive lending law with respect to such removed mortgage loan.

         TARGETED OVERCOLLATERALIZATION AMOUNT--For any distribution date prior to the Stepdown Date approximately 2.65% of the Aggregate Loan Balance as of the cut-off date; with respect to any distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of
(a) approximately 5.30% of the Aggregate Loan Balance for such distribution date, or (b) 0.50% of the Aggregate Loan Balance as of the cut-off date; and with respect to any distribution date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for the distribution date immediately preceding such distribution date.

         TRIGGER EVENT--A Trigger Event will occur for any distribution date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds 11.00% of the Senior Enhancement Percentage for such distribution date or (ii) the cumulative Realized Losses as a percentage of the original Aggregate Loan Balance on the closing date for such distribution date is greater than the percentage set forth in the following table:

                 ---------------------------------- ----------------------------
                 RANGE OF DISTRIBUTION DATES         CUMULATIVE LOSS PERCENTAGE
                 ---------------------------------- ----------------------------
                 July 2008 - June 2009                           4.90%*
                 ---------------------------------- ----------------------------
                 July 2009 - June 2010                           7.60%*
                 ---------------------------------- ----------------------------
                 July 2010 - June 2011                           9.75%*
                 ---------------------------------- ----------------------------
                 July 2011 and thereafter                       10.80%
                 ---------------------------------- ----------------------------

---------------

* The cumulative loss percentages set forth above are applicable to the first distribution date in the corresponding range of distribution dates. The cumulative loss percentage for each succeeding distribution date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first distribution date in that range and the percentage applicable to the first distribution date in the succeeding range.

DISTRIBUTIONS OF INTEREST

         The pass-through rate for any class of LIBOR Certificates for each distribution date is a per annum rate equal to the lesser of (i) the sum of the one-month LIBOR for that distribution date plus the related certificate margin and (ii) the related Net Funds Cap. The pass-through rate for the Class A-IO Certificates (a) for each distribution date on or prior to December 2007 is a per annum rate equal to the lesser of (i) 20.00% and (ii) the related Net Funds Cap and (b) for each other Distribution Date, zero. The pass-through rate for the Class B-3 Certificates for each distribution date shall be the lesser of (i) 8.000% per annum, and (ii) the related Net Funds Cap.

         If the master servicer does not exercise its option to purchase the mortgage loans, when it is first entitled to do so, as described herein under "--Optional Termination" then with respect to each succeeding distribution date, the certificate margins will increase for the LIBOR Certificates as indicated in the table below.

         The certificate margins for the LIBOR Certificates are as follows:

                                                                 CERTIFICATE
                        CLASS OF LIBOR CERTIFICATES               MARGIN (%)
                        ---------------------------          -------------------
                                                              (1)          (2)
              A-1.........................................   0.230%       0.460%
              M-1.........................................   0.450%       0.675%
              M-2.........................................   0.660%       0.990%
              B-1.........................................   1.300%       1.950%
              B-2.........................................   2.100%       3.150%

--------------------

(1)      Prior to and on the first optional termination date.

(2)      After the first possible optional termination date.


         The amount of interest payable on each distribution date in respect of each class of certificates entitled to interest will equal the sum of (1) Current Interest for such class on such date and (2) any Carryforward Interest for such class and date. Interest will accrue on each class of LIBOR Certificates on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period. Interest will accrue on the Fixed Rate Certificates on the basis of a 360-day year and twelve 30-day months.

         With respect to each distribution date, to the extent that a Basis Risk Shortfall exists for any class of LIBOR Certificates or the Class B-3 Certificates, such class will be entitled to the amount of such Basis Risk Shortfall from Monthly Excess Cashflow (in accordance with the priority of payments described herein under "--Credit Enhancement--Overcollateralization") treated as paid from and to the extent of funds on deposit in a reserve fund (the "Basis Risk Reserve Fund"). The source of funds on deposit in the Basis Risk Reserve Fund will consist initially of a deposit of $1,000. The Basis Risk Reserve Fund will be the sole source of payments to the holders of the LIBOR and Class B-3 Certificates with respect to any Basis Risk Shortfalls on such certificates.

         On each distribution date, the Interest Remittance Amount for such date to the extent on deposit in the distribution account will be paid in the following order of priority:

         (1) to the Class A-1 and Class A-IO Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for such class and such distribution date;

         (2)  to  the  Class  M-1   Certificates,   Current   Interest  and  any
              Carryforward Interest for such class and such distribution date;

         (3)  to  the  Class  M-2   Certificates,   Current   Interest  and  any
              Carryforward Interest for such class and such distribution date;

         (4)  to  the  Class  B-1   Certificates,   Current   Interest  and  any
              Carryforward Interest for such class and such distribution date;

         (5)  to  the  Class  B-2   Certificates,   Current   Interest  and  any
              Carryforward Interest for such class and such distribution date;

         (6)  to  the  Class  B-3   Certificates,   Current   Interest  and  any
              Carryforward  Interest for such class and such distribution  date;
              and

         (7)  for  application  as part of  Monthly  Excess  Cashflow  for  such distribution date, as described under "--Credit Enhancement--Overcollateralization" below, any such Interest Remittance Amount remaining after application pursuant to clauses
              (1) through (6) above (such amount, "Monthly Excess Interest") for such distribution date.

INTEREST RATE CAP AGREEMENT

         On or before the closing date, the trustee, on behalf of the trust, will enter into an interest rate cap agreement (the "Interest Rate Cap Agreement") with Nomura Global Financial Products Inc. as counterparty (in such capacity, the "Counterparty") whereby, in consideration for a payment by the trust to the Counterparty on the closing date, the Counterparty will agree to make payments to the trust on each Interest Rate Cap Agreement Payment Date on which the Index Rate exceeds 3.50% for such distribution date. Any amounts received by the trust under the Interest Rate Cap Agreement will be deposited to an account established by the securities administrator (the "Interest Rate Cap Account"). The "Interest Rate Cap Agreement Payment Date" is the second Business Day prior to the 25th day of each month beginning in July 2005, to and including the termination date (being June 2011), subject to the Modified Following Business Day Convention (within the meaning of the 2000 ISDA Definitions). A "Business Day" under the Interest Rate Cap Agreement is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York.

         Under the Interest Rate Cap Agreement, the Counterparty will agree to make payments to the trust on each Interest Rate Cap Agreement Payment Date equal to the product of (i) a fraction, the numerator of which is the number of days elapsed since the 25th day of the calendar month prior to the corresponding Interest Rate Cap Agreement Payment Date (or, in the case of the first Interest Rate Cap Agreement Payment Date, since June 29, 2005) to, but excluding, the 25th day of the calendar month in which the related Interest Rate Cap Agreement Payment Date occurs, subject to the Modified Following Business Day Convention (within the meaning of the 2000 ISDA Definitions), and the denominator of which is 360, (ii) the lesser of (1) a notional amount (as set forth in Annex II for such Interest Rate Cap Agreement Payment Date) and (2) the aggregate Class Principal Balance of the certificates (other than the Class P Certificates) and
(iii) the percentage equal to the difference between (1) the Index Rate for such period and (2) 3.50% (the "Interest Rate Cap Agreement Payment Amount") provided, that if the Index Rate is less than or equal to 3.50%, then the Interest Rate Cap Agreement Payment Amount will be zero. Generally, the "Index Rate" is the rate for one-month deposits in U.S. Dollars (except with respect to the first accrual period, the rate will be derived from a linear interpolation of two-week and one-month LIBOR) which appear on the Telerate Page 3750 two London banking days prior to the first day of the related accrual period for the Interest Rate Cap Agreement or, if such rate does not appear on the Telerate Page 3750, the rate determined based on the rates at which one-month deposits in U.S. Dollars are offered by the reference banks to prime banks in the London interbank market.

         Amounts on deposit in the Interest Rate Cap Account will be available on any distribution date to pay the following amounts:

         (i) to the Principal Remittance Amount, up to the amount of Realized Losses on the mortgage loans incurred during the related Collection Period; and

         (ii) sequentially, to the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any applicable Deferred Amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described hereunder under "--Credit Enhancement--Overcollateralization" on such distribution date.

         Amounts paid under the Interest Rate Cap Agreement not used on any distribution date to cover Realized Losses on the mortgage loans or to pay Deferred Amounts will remain on deposit in the Interest Rate Cap Account and may be available on future distribution dates to make the payments described in the preceding paragraph. Unless terminated earlier, the Interest Rate Cap Agreement will terminate on the Interest Rate Cap Agreement Payment Date in June 2011 (after the payment due on such date is paid). Any amount on deposit in the Interest Rate Cap Account after the termination of the Interest Rate Cap Agreement will be released to the Class X-1 certificateholder. Both the trust and the Counterparty will have the right to terminate the Interest Rate Cap Agreement for certain reasons set forth in the documentation associated with the Interest Rate Cap Agreement, including, without limitation, an ISDA Master
Agreement, the Schedule thereto and a Confirmation thereunder. Although it is not anticipated that there will be amounts payable by the trust, certain amounts may be payable by the trust under the Interest Rate Cap Agreement. Any such payment will be subordinate to the rights of the offered certificateholders.

         THE COUNTERPARTY. The Counterparty under the Interest Rate Cap Agreement is a Delaware corporation and an indirect, wholly owned subsidiary of Nomura Holdings, Inc. ("NHI"), a Japanese corporation. The Counterparty is unrated, but its obligations under the Interest Rate Cap Agreement are guaranteed by NSC (a Japanese corporation) and Nomura Derivative Products Inc. ("NDPI") (a Delaware corporation). Both Nomura Securities Co., Ltd ("NSC") and NDPI are also indirect, wholly owned subsidiaries of NHI. NSC currently has a long term senior unsecured debt rating of "A-" from S&P and "A3" from Moody's. NDPI currently has a counterparty rating of "AAAt" from S&P and "Aaa" from Moody's. The guaranty by NDPI will terminate in accordance with its terms upon the downgrade of NHI below "BB-" by S&P or "Ba3" by Moody's, the bankruptcy of NHI or the Counterparty, the failure by NDPI to maintain required capital for the time period established in its operating guidelines, the failure by the Counterparty to deliver to NDPI the required approved collateral in the time frames established in NDPI's operating guidelines, the occurrence of an "Event of Default" with respect to the Counterparty under an ISDA agreement between the Counterparty and NDPI, the failure by NDPI to satisfy the liquidity requirements specified in its operating guidelines for the time period specified therein, or the downgrade of NDPI below "BBB-" by S&P or "Baa3" by Moody's. NDPI will guaranty all payment obligations of the Counterparty, including any termination payment required to be made by the Counterparty in the event of an early termination of the Interest Rate Cap Agreement; provided, however, that NDPI's guaranty of any such termination payment will be limited to an amount equal to the termination payment that would be determined in accordance with the NDPI guaranty using the mid-market value of such termination payment as determined by NDPI in good faith and pursuant to industry standards by applying mid-market quotes of market data inputs for NDPI's valuation models.

         The Counterparty, NHI, NSC, NDPI and any of their affiliates (with the exception of any other affiliates expressly listed herein), have not been involved in the preparation of, and do not accept any responsibility for, this prospectus supplement or the accompanying prospectus, with the exception that the Counterparty accepts responsibility for the information provided in the previous paragraph.

         The Counterparty, NHI, NSC, NDPI are affiliated with the seller, the depositor and the underwriter and any profits received by the Counterparty, NHI, NSC or NDPI in connection with the Interest Rate Cap Agreement and guarantees are independent of any profits received by the seller, the depositor and the underwriter.

DISTRIBUTIONS OF PRINCIPAL

         The Principal Payment Amount (to the extent of the Principal Remittance Amount available therefor) will be paid on each distribution date as follows:

         I. On each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

         (i) to the Class A-1 Certificates, until the Class Principal Balance of such class has been reduced to zero;

         (ii) to the Class M-1 Certificates, until the Class Principal Balance of such class has been reduced to zero;

         (iii) to the Class M-2 Certificates, until the Class Principal Balance of such class has been reduced to zero;

         (iv) to the Class B-1 Certificates, until the Class Principal Balance of such class has been reduced to zero;

         (v) to the Class B-2 Certificates, until the Class Principal Balance of such class has been reduced to zero;

         (vi) to the Class B-3 Certificates, until the Class Principal Balance of such class has been reduced to zero; and

         (vii) for application as part of Monthly Excess Cashflow for such distribution date, as described under "--Credit Enhancement--Overcollateralization" below, any such Principal Payment Amount remaining after application pursuant to clauses
                  (i) through (vi) above.

         II.  On each  distribution  date (a) on or after the Stepdown  Date and
              (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount for such date will be paid in the following order of priority:

         (i) to the Class A-1 Certificates, the Class A-1 Principal Payment Amount until the Class Principal Balance of such class has been reduced to zero;

         (ii) to the Class M-1 Certificates, the Class M-1 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

         (iii) to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

         (iv) to the Class B-1 Certificates, the Class B-1 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

         (v) to the Class B-2 Certificates, the Class B-2 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

         (vi) to the Class B-3 Certificates, the Class B-3 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero; and

         (vii) for application as part of Monthly Excess Cashflow for such distribution date, as described under "--Credit Enhancement--Overcollateralization" below, any such Principal Payment Amount remaining after application pursuant to clauses
                  (i) through (vi) above.

CLASS P CERTIFICATES

         On each distribution date, the securities administrator shall withdraw any amounts then on deposit in the distribution account that represent prepayment charges to the extent collected by the servicer in connection with the principal prepayment of any of the mortgage loans with prepayment charges and paid to the trust and shall distribute such amounts to the holders of the Class P Certificates. The distribution of such prepayment charges will not reduce the Class Principal Balance of the Class P Certificates.

         On the distribution date specified in the pooling and servicing agreement, the securities administrator shall make a distribution of principal to the Class P Certificates in reduction of the Class Principal Balance thereof from amounts on deposit in a separate reserve account established and maintained by the securities administrator for the exclusive benefit of the Class P Certificateholders.

CREDIT ENHANCEMENT

         Credit enhancement for the certificates consists of the subordination of the subordinate certificates, the priority of application of Realized Losses, overcollateralization and amounts available under the Interest Rate Cap Agreement to cover certain Realized Losses on the mortgage loans and Deferred Amounts.

         SUBORDINATION. The rights of holders of the subordinate certificates to receive payments with respect to the mortgage loans will be subordinated to such rights of holders of each class of certificates having a higher priority of payment, as described under "--Distributions of Interest" and "--Distributions of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the mortgage loans.

         The limited protection afforded to holders of classes of certificates with a higher priority of payment by means of the subordination of certain classes of certificates having a lower priority of payment will be accomplished by the preferential right of holders of such classes of certificates with a higher priority of payment to receive distributions of interest and principal on any distribution date prior to classes with a lower priority of payment.

         APPLICATION OF REALIZED LOSSES. If a mortgage loan becomes a Liquidated Mortgage Loan, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of such mortgage loan. The amount of such insufficiency is a "Realized Loss." Realized Losses on mortgage loans will, to the extent not covered from amount on deposit in the Interest Rate Cap Account, have the effect of reducing amounts payable in respect of the Class X-1 Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related distribution date).

         If on any distribution date, after giving effect to all Realized Losses incurred with respect to mortgage loans during the Collection Period for such distribution date and payments of principal on such distribution date, the aggregate Class Principal Balance of the certificates (other than the Class P Certificates) exceeds the Aggregate Loan Balance for such distribution date (such excess, an "Applied Loss Amount"), such amount will be allocated in reduction of the Class Principal Balance of first, the Class B-3 Certificates, until the Class Principal Balance thereof has been reduced to zero; second, the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero; third, the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero; fourth, the Class M-2 Certificates, until the Class Principal Balance thereof has been reduced to zero, and fifth to the Class M-1 Certificates until the Class Principal Balance thereof has been reduced to zero. The Class Principal Balance of the Class A-1 Certificates will not be reduced by the allocation of Applied Loss Amounts.

         Holders of subordinate certificates will not receive any payments in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow and amounts paid under the Interest Rate Cap Agreement, each as described herein.

         INTEREST RATE CAP AGREEMENT. In certain circumstances, payments made to the trust under the Interest Rate Cap Agreement may be available to cover certain Realized Losses on the mortgage loans and Deferred Amounts, as described herein under "--The Interest Rate Cap Agreement."

         OVERCOLLATERALIZATION. As of the closing date, the Aggregate Loan Balance as of the cut-off date will exceed the aggregate outstanding Class Principal Balance of the certificates in an amount equal to approximately 2.65% of the Aggregate Loan Balance as of the cut-off date. This feature is referred to as overcollateralization. The weighted average net mortgage rate of the mortgage loans is generally expected to be higher than the weighted average of the pass-through rates of the certificates plus the rates at which expenses of the trust accrue, thus generating excess interest collections. Monthly Excess Interest may be available on each distribution to maintain the required level of overcollateralization. Such application of interest collections as payments of principal will cause the aggregate Class Principal Balance of the certificates to amortize more rapidly than the Aggregate Loan Balance. However, Realized Losses will reduce overcollateralization, and Monthly Excess

Interest   may  not  be   sufficient   to  maintain   the   required   level  of
overcollateralization, resulting in an Overcollateralization Deficiency.

         In addition, to the extent that a Trigger Event is not in effect and the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, a portion of the Principal Remittance Amount will not be applied in reduction of the aggregate Class Principal Balance of the certificates, but will instead, be applied as described below.

         On each distribution date, Monthly Excess Cashflow will be distributed in the following order of priority:

         (1) (A) until the aggregate Class Principal Balance of the certificates equals the Aggregate Loan Balance for such distribution date minus the Targeted Overcollateralization Amount for such date, on each such distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such distribution date, to the certificates, in the order of priority:

                           (a) to the Class A-1 Certificates, until the Class Principal Balance of such class has been reduced to zero;

                           (b) to the Class M-1 Certificates, until the Class Principal Balance of such class has been reduced to zero;

                           (c) to the Class M-2 Certificates, until the Class Principal Balance of such class has been reduced to zero;

                           (d) to the Class B-1 Certificates, until the Class Principal Balance of such class has been reduced to zero;

                           (e) to the Class B-2 Certificates, until the Class Principal Balance of such class has been reduced to zero; and

                           (f) to the Class B-3 Certificates, until the Class Principal Balance of such class has been reduced to zero;

                  (B) on each distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such distribution date set forth above in subclause II under "--Distributions of Principal," after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

         (2) to the Class M-1 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class;

         (3) to the Class M-2 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class;

         (4) to the Class B-1 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class;

         (5) to the Class B-2 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class;

         (6) to the Class B-3 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class;

         (7) to the Basis Risk Reserve Fund, the aggregate amount of any Basis Risk Shortfalls for such distribution date, to be distributed in the following order of priority:

                           (a)      to   the   Class   A-1   Certificates,   any
                                    applicable Basis Risk Shortfall for such class;

                           (b)      to   the   Class   M-1   Certificates,   any
                                    applicable Basis Risk Shortfall for such class;

                           (c)      to   the   Class   M-2   Certificates,   any
                                    applicable Basis Risk Shortfall for such class;

                           (d)      to   the   Class   B-1   Certificates,   any
                                    applicable Basis Risk Shortfall for such class;

                           (e)      to   the   Class   B-2   Certificates,   any
                                    applicable Basis Risk Shortfall for such class; and

                           (f)      to   the   Class   B-3   Certificates,   any
                                    applicable Basis Risk Shortfall for such class;

         (8)      to the Class X-1 Certificates any remaining amounts; and

         (9) to the Class R Certificate, any remaining amount. It is not anticipated that any amounts will be distributed to the Class R Certificates under this clause (9).

         Distributions   pursuant  to  subparagraphs  (2)  through  (6)  on  any
distribution date will be made after giving effect to any withdrawals from the Interest Rate Cap Account on such date to pay Deferred Amounts.

FINAL SCHEDULED DISTRIBUTION DATE

         The final scheduled distribution date (the "Final Scheduled Distribution Date") for the certificates, other than the Class A-IO Certificates, is the distribution date in June 2035, which is the distribution date occurring in the month following the month in which the latest stated maturity of any mortgage loan occurs. As to each class, the actual final distribution date may be earlier or later, and could be substantially earlier, than the Final Scheduled Distribution Date. The Final Scheduled Distribution Date for the Class A-IO Certificates will be the distribution date in December 2007.

OPTIONAL TERMINATION

         On any distribution date on or after the later of (a) the distribution date in January 2008 and (b) the distribution date on which the Aggregate Loan Balance is less than 10% of the Aggregate Loan Balance as of the cut-off date, the master servicer will (subject to the terms of the pooling and servicing agreement) have the option to purchase the mortgage loans, any REO Property and any other related property remaining in the trust for a price equal to the sum of (i) 100% of the aggregate outstanding principal balance of the mortgage loans plus accrued interest thereon at the applicable mortgage rate to the date of purchase, (ii) the fair market value of all other property of the trust, and (iii) any unreimbursed Advances and servicing fees and other amounts payable to the servicer, the master servicer, the securities administrator, the custodians and the trustee. If such option is exercised, the trust will be terminated effecting an early retirement of the certificates. Distributions on the certificates relating to any optional termination will first be paid to the senior certificates, then to the Class M Certificates and then to the Class B Certificates, sequentially, with each such class receiving in accordance with its priority of payment, Current Interest and any Carryforward Interest, its Class Principal Balance, if applicable, Deferred Amounts and Basis Risk Shortfalls before any payments are made to the next class. Any remaining amounts will be distributed to the Class X-1 Certificates. The proceeds from those distributions may not be sufficient to distribute the full amount to which each class of certificates is entitled. If the master servicer does not exercise the optional termination as described herein when it is first entitled to do so, the certificate margins for the LIBOR Certificates will increase as described above under "--Distributions of Interest."

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

         The yield to maturity of the certificates will be sensitive to defaults on the mortgage loans. If a purchaser of a certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a mortgagor's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards. In addition, the likelihood that mortgage loans will become delinquent and the rate of any subsequent foreclosures may be affected by a number of factors related to the mortgagor's personal circumstances, including unemployment or change in employment, or, in the case of self-employed mortgagors relying on commission income, fluctuations in income, marital separation, a mortgagor's equity in the related mortgaged property and the forms of the related first lien.

         The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of Net Liquidation Proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with a Class Principal Balance greater than zero with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see "The Mortgage Pool--Mortgage Loan Statistics" in this prospectus supplement.

         The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the seller or servicer). Certain of the mortgage loans contain prepayment charges, and the rate of principal payments on these mortgage loans may or may not be less than the rate of principal payments for mortgage loans which did not have prepayment charges. The mortgage loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" herein.

         Prepayments, liquidations and purchases of the mortgage loans (including any optional purchase) will result in distributions on the certificates of principal amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of certificates may vary from the anticipated yield will depend upon the degree to which such class of certificates is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any such certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, such mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on such mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such mortgage loans would generally be expected to decrease. The mortgage loans may be subject to a greater rate of principal prepayments in a low interest rate environment. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

         On each distribution date, Monthly Excess Cashflow for the mortgage loans will be distributed as an extra principal distribution amount in reduction of the Class Principal Balances of the certificates then entitled to distributions of principal on each distribution date to the extent that an Overcollateralization Deficiency exists. If purchased at a premium or a discount, the yield to maturity on the certificates will be affected by the rate at which the Monthly Excess Cashflow for the mortgage loans is distributed in reduction of the applicable Class Principal Balances of such certificates. If the actual rate of Monthly Excess Cashflow is slower than the rate anticipated by an investor who purchases a certificate, and particularly a subordinate certificate, at a discount, the actual yield to the investor will be lower than the investor's anticipated yield. If the actual rate of the Monthly Excess Cashflow is faster than the rate anticipated by an investor who purchases a certificate at a premium, the actual yield to the investor will be lower than the investor's anticipated yield. The amount of Monthly Excess Cashflow available for distribution on any distribution date will be affected by the actual amount of interest received, advanced, collected or recovered in respect of the mortgage loans with respect to the related Collection Period and the amount will be influenced by changes in the weighted average of the mortgage rates of the mortgage loans resulting from rate adjustments, prepayments and liquidations. The amount of Monthly Excess Cashflow applied in reduction of the Class Principal Balances of the certificates entitled to principal on each distribution date will be based on the then Targeted Overcollateralization Amount. Once the Targeted Overcollateralization Amount is reached, the application of Monthly Excess Cashflow to accelerate overcollateralization will cease, unless necessary to maintain the Targeted Overcollateralization Amount.

CLASS M AND CLASS B CERTIFICATES

         The Class M and Class B Certificates provide credit enhancement for the senior certificates and may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M and Class B
Certificates, in order of their relative payment priorities, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a Class M or Class B Certificate, the actual yield to maturity on the holder's certificate may be lower than the yield expected by the holder based on that assumption. Applied Loss Amounts will reduce the Class Principal Balance of the Class M and Class B Certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate of the Class Principal Balances of all classes of certificates, following all distributions on a distribution date, exceeds the Aggregate Loan Balance. As a result of these reductions, less interest will accrue on that class of Class M or Class B Certificates than otherwise would be the case.

         In addition, the Class M and Class B Certificates will not be entitled to any principal distributions prior to the Stepdown Date or if a Trigger Event is in effect and is continuing, unless all of the certificates with a higher relative payment priority have been paid in full. Because of the disproportionate distribution of principal on the Class A-1 Certificates, depending on the timing of losses, defaults and delinquencies on the mortgage loans, the weighted average lives of the Class M and Class B Certificates may be longer than would otherwise be the case.

PASS-THROUGH RATES

         The pass-through rates for the LIBOR Certificates and Fixed Rate Certificates are subject to the related Net Funds Cap. If the mortgage loans bearing higher mortgage rates were to prepay at rates faster than mortgage loans with lower mortgage rates, the related Net Funds Cap would be lower than otherwise would be the case. Thus, the effective pass-through rates on the LIBOR Certificates and Fixed Rate Certificates will be dependent on the prepayment experience on the mortgage loans.

         Although the holders of the LIBOR Certificates and Class B-3 Certificates will be entitled to receive the related Basis Risk Shortfall to the extent funds are available for that purpose as described and in the priority set forth in this prospectus supplement, there is no assurance that sufficient funds will be available. The ratings on the LIBOR Certificates and Class B-3
Certificates  do not  address  the  likelihood  of  payment  of any  Basis  Risk
Shortfall.

WEIGHTED AVERAGE LIVES

         The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

         The projected weighted average life of any class of certificates entitled to principal is the average amount of time that will elapse from the closing date, until each dollar of principal is scheduled to be repaid to the investors in such class of certificates. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of the classes of certificates entitled to principal are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth herein under "The Mortgage Pool."

         The Final Scheduled Distribution Date for each class of certificates is as set forth herein under "Description of the Certificates--Final Scheduled
Distribution Date." The Final Scheduled Distribution Date was calculated based on the assumption that such date is the distribution date occurring in the month after the latest maturity date for any mortgage loan. The weighted average life of each class of certificates entitled to principal is likely to be shorter than would be the case if payments actually made on the mortgage loans conformed to the foregoing assumptions, and the final distribution date with respect to such certificates could occur significantly earlier than the related Final Scheduled Distribution Date because (i) prepayments and losses are likely to occur, (ii) excess cashflow, if any, will be applied as principal of the certificates as described herein and (iii) the servicer may cause a termination of the trust as provided herein.

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard (the "Prepayment Assumption"). A 100% Prepayment Assumption assumes prepayment rates of 20.00% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 15.00%/11 per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loan, 100% of the prepayment assumption assumes a constant prepayment rate of 35.00% per annum.

         The following tables were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There may be certain differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans delivered on the closing date. Any such discrepancy may have an effect upon the percentages of original principal balances outstanding and weighted average lives of the certificates set forth in the following tables. In addition, since the mortgage loans delivered on the closing date may have characteristics that differ from those described herein, the distributions of principal of the certificates entitled to principal may be made earlier or later than indicated in the tables.

         The percentages and weighted average lives in the following tables were determined assuming, assuming other things, that (the "Structuring Assumptions"): (i) the mortgage loans have the characteristics set forth below,
(ii) the closing date for the certificates occurs on June 30, 2005, (iii) distributions on the certificates are made on the 25th day of each month regardless of the day on which the distribution date actually occurs, commencing in July 2005, (iv) the prepayment rates are the percentages of the Prepayment Assumption set forth in the tables below, (v) prepayments include thirty days' interest thereon, (vi) the seller is not required to substitute or repurchase any or all of the mortgage loans pursuant to the pooling and servicing agreement and no optional termination occurs, except in the calculation of weighted average life as indicated in the decrement tables below, (vii) Scheduled Payments for all mortgage loans are received on the first day of each month commencing in the case of the mortgage loans, in July 2005, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such mortgage loans, (viii) all mortgage loans prepay at the same rate and all such payments are treated as prepayments in full of individual mortgage loans, with no shortfalls in collection of interest, (ix) such prepayments are received on the last day of each month commencing in June 2005, (x) the one-month LIBOR is at all times equal to 3.30% and (xi) the Class Principal Balance of the Class P Certificates is zero.

MORTGAGE LOANS

                                                                   REMAINING
           CURRENT          GROSS         NET        REMAINING      BALLOON
        LOAN BALANCE      MORTGAGE     MORTGAGE      AMORTIZED        TERM       SEASONING
             ($)          RATE (%)     RATE (%)    TERM (MONTHS)    (MONTHS)      (MONTHS)
      ---------------- ------------- ------------ --------------- ------------ -------------

      149,045,645.01       10.475         9.935         357           177            3

       18,186,382.92       10.312         9.772         355           355            5

       14,480,439.79       10.871        10.331         237           237            3

        3,786,392.76       10.285         9.745         175           175            4


Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of Offered Certificates, and set forth the percentages of the original Class Principal Balance of each such class that would be outstanding after each of the distribution dates shown, at various percentages of the Prepayment Assumption.

 PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE CERTIFICATES
          AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)

                                                                              CLASS A-1
                                                  -----------------------------------------------------------------
DISTRIBUTION DATE                                      0%          50%           100%         150%         200%
------------------------------------------------- ------------ ------------- ------------ ------------ ------------
Initial Percentage...............................     100%         100%          100%         100%         100%
June 25, 2006....................................      99           77            54           32            9
June 25, 2007....................................      98           55            20            0            0
June 25, 2008....................................      97           37             0            0            0
June 25, 2009....................................      96           26             0            0            0
June 25, 2010....................................      94           21             0            0            0
June 25, 2011....................................      93           17             0            0            0
June 25, 2012....................................      91           14             0            0            0
June 25, 2013....................................      89           11             0            0            0
June 25, 2014....................................      87            9             0            0            0
June 25, 2015....................................      84            7             0            0            0
June 25, 2016....................................      82            6             0            0            0
June 25, 2017....................................      79            5             0            0            0
June 25, 2018....................................      75            4             0            0            0
June 25, 2019....................................      72            3             0            0            0
June 25, 2020....................................       6            *             0            0            0
June 25, 2021....................................       6            *             0            0            0
June 25, 2022....................................       5            0             0            0            0
June 25, 2023....................................       5            0             0            0            0
June 25, 2024....................................       4            0             0            0            0
June 25, 2025....................................       4            0             0            0            0
June 25, 2026....................................       3            0             0            0            0
June 25, 2027....................................       3            0             0            0            0
June 25, 2028....................................       3            0             0            0            0
June 25, 2029....................................       3            0             0            0            0
June 25, 2030....................................       2            0             0            0            0
June 25, 2031....................................       2            0             0            0            0
June 25, 2032....................................       1            0             0            0            0
June 25, 2033....................................       1            0             0            0            0
June 25, 2034....................................       *            0             0            0            0
June 25, 2035....................................       0            0             0            0            0
Weighted Average Life
(years)(2)
         To Maturity ............................   13.48         3.44          1.24         0.79         0.56
         To Optional Termination Date............   13.13         3.31          1.24         0.79         0.56

---------------------------

*Indicates a number that is greater than zero but less than 0.5%.

(1)      Rounded to the nearest whole percentage.

(2)      The weighted average life of any class of certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of the certificates to the related distribution date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

 PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE CERTIFICATES
          AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)

                                                                              CLASS M-1
                                                  -----------------------------------------------------------------
DISTRIBUTION DATE                                      0%          50%           100%         150%         200%
------------------------------------------------- ------------ ------------- ------------ ------------ ------------
Initial Percentage...............................     100%         100%          100%         100%         100%
June 25, 2006....................................     100          100           100          100          100
June 25, 2007....................................     100          100           100           95           58
June 25, 2008....................................     100          100            91           61           17
June 25, 2009....................................     100           92            91           29            4
June 25, 2010....................................     100           75            62           14            0
June 25, 2011....................................     100           61            40            6            0
June 25, 2012....................................     100           50            25            1            0
June 25, 2013....................................     100           41            16            0            0
June 25, 2014....................................     100           33            10            0            0
June 25, 2015....................................     100           27             6            0            0
June 25, 2016....................................     100           22             3            0            0
June 25, 2017....................................     100           17             *            0            0
June 25, 2018....................................     100           14             0            0            0
June 25, 2019....................................     100           11             0            0            0
June 25, 2020....................................      23            0             0            0            0
June 25, 2021....................................      21            0             0            0            0
June 25, 2022....................................      19            0             0            0            0
June 25, 2023....................................      17            0             0            0            0
June 25, 2024....................................      15            0             0            0            0
June 25, 2025....................................      13            0             0            0            0
June 25, 2026....................................      12            0             0            0            0
June 25, 2027....................................      11            0             0            0            0
June 25, 2028....................................      10            0             0            0            0
June 25, 2029....................................       9            0             0            0            0
June 25, 2030....................................       8            0             0            0            0
June 25, 2031....................................       6            0             0            0            0
June 25, 2032....................................       5            0             0            0            0
June 25, 2033....................................       3            0             0            0            0
June 25, 2034....................................       0            0             0            0            0
June 25, 2035....................................       0            0             0            0            0
Weighted Average Life
(years)(2)
         To Maturity ............................   16.42         7.97          6.00         3.62         2.35
         To Optional Termination Date............   15.17         7.51          4.92         2.98         2.13

---------------------------

*Indicates a number that is greater than zero but less than 0.5%.

(1)      Rounded to the nearest whole percentage.

(2)      The weighted average life of any class of certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of the certificates to the related distribution date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

 PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE CERTIFICATES
          AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)

                                                                              CLASS M-2
                                                  -----------------------------------------------------------------
DISTRIBUTION DATE                                      0%          50%           100%         150%         200%
------------------------------------------------- ------------ ------------- ------------ ------------ ------------
Initial Percentage...............................     100%         100%          100%         100%         100%
June 25, 2006....................................     100          100           100          100          100
June 25, 2007....................................     100          100           100          100           22
June 25, 2008....................................     100          100           100           23            7
June 25, 2009....................................     100           92            46           11            0
June 25, 2010....................................     100           75            24            5            0
June 25, 2011....................................     100           61            15            0            0
June 25, 2012....................................     100           50            10            0            0
June 25, 2013....................................     100           41             6            0            0
June 25, 2014....................................     100           33             4            0            0
June 25, 2015....................................     100           27             0            0            0
June 25, 2016....................................     100           22             0            0            0
June 25, 2017....................................     100           17             0            0            0
June 25, 2018....................................     100           14             0            0            0
June 25, 2019....................................     100           11             0            0            0
June 25, 2020....................................      23            0             0            0            0
June 25, 2021....................................      21            0             0            0            0
June 25, 2022....................................      19            0             0            0            0
June 25, 2023....................................      17            0             0            0            0
June 25, 2024....................................      15            0             0            0            0
June 25, 2025....................................      13            0             0            0            0
June 25, 2026....................................      12            0             0            0            0
June 25, 2027....................................      11            0             0            0            0
June 25, 2028....................................      10            0             0            0            0
June 25, 2029....................................       9            0             0            0            0
June 25, 2030....................................       8            0             0            0            0
June 25, 2031....................................       6            0             0            0            0
June 25, 2032....................................       5            0             0            0            0
June 25, 2033....................................       1            0             0            0            0
June 25, 2034....................................       0            0             0            0            0
June 25, 2035....................................       0            0             0            0            0
Weighted Average Life
(years)(2)
         To Maturity ............................   16.40         7.97          4.64         2.77         1.81
         To Optional Termination Date............   15.17         7.51          4.27         2.54         1.74

---------------------------

(1)      Rounded to the nearest whole percentage.

(2)      The weighted average life of any class of certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of the certificates to the related distribution date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

 PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE CERTIFICATES
          AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)

                                                                              CLASS B-1
                                                  -----------------------------------------------------------------
DISTRIBUTION DATE                                      0%          50%           100%         150%         200%
------------------------------------------------- ------------ ------------- ------------ ------------ ------------
Initial Percentage...............................     100%         100%          100%         100%         100%
June 25, 2006....................................     100          100           100          100          100
June 25, 2007....................................     100          100           100           70           22
June 25, 2008....................................     100          100           100           23            6
June 25, 2009....................................     100           92            37           11            0
June 25, 2010....................................     100           75            24            3            0
June 25, 2011....................................     100           61            15            0            0
June 25, 2012....................................     100           50            10            0            0
June 25, 2013....................................     100           41             5            0            0
June 25, 2014....................................     100           33             0            0            0
June 25, 2015....................................     100           27             0            0            0
June 25, 2016....................................     100           22             0            0            0
June 25, 2017....................................     100           17             0            0            0
June 25, 2018....................................     100           14             0            0            0
June 25, 2019....................................     100           11             0            0            0
June 25, 2020....................................      23            0             0            0            0
June 25, 2021....................................      21            0             0            0            0
June 25, 2022....................................      19            0             0            0            0
June 25, 2023....................................      17            0             0            0            0
June 25, 2024....................................      15            0             0            0            0
June 25, 2025....................................      13            0             0            0            0
June 25, 2026....................................      12            0             0            0            0
June 25, 2027....................................      11            0             0            0            0
June 25, 2028....................................      10            0             0            0            0
June 25, 2029....................................       9            0             0            0            0
June 25, 2030....................................       8            0             0            0            0
June 25, 2031....................................       6            0             0            0            0
June 25, 2032....................................       2            0             0            0            0
June 25, 2033....................................       0            0             0            0            0
June 25, 2034....................................       0            0             0            0            0
June 25, 2035....................................       0            0             0            0            0
Weighted Average Life
(years)(2)
         To Maturity ............................   16.35         7.97          4.36         2.61         1.71
         To Optional Termination Date............   15.17         7.51          4.03         2.42         1.66

---------------------------

(1)      Rounded to the nearest whole percentage.

(2)      The weighted average life of any class of certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of the certificates to the related distribution date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

 PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR THE CERTIFICATES
          AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)

                                                                              CLASS B-2
                                                  -----------------------------------------------------------------
DISTRIBUTION DATE                                      0%          50%           100%         150%         200%
------------------------------------------------- ------------ ------------- ------------ ------------ ------------
Initial Percentage...............................     100%         100%          100%         100%         100%
June 25, 2006....................................     100          100           100          100          100
June 25, 2007....................................     100          100           100           50           22
June 25, 2008....................................     100          100           100           23            0
June 25, 2009....................................     100           92            37           11            0
June 25, 2010....................................     100           75            24            0            0
June 25, 2011....................................     100           61            15            0            0
June 25, 2012....................................     100           50            10            0            0
June 25, 2013....................................     100           41             0            0            0
June 25, 2014....................................     100           33             0            0            0
June 25, 2015....................................     100           27             0            0            0
June 25, 2016....................................     100           22             0            0            0
June 25, 2017....................................     100           17             0            0            0
June 25, 2018....................................     100           14             0            0            0
June 25, 2019....................................     100           11             0            0            0
June 25, 2020....................................      23            0             0            0            0
June 25, 2021....................................      21            0             0            0            0
June 25, 2022....................................      19            0             0            0            0
June 25, 2023....................................      17            0             0            0            0
June 25, 2024....................................      15            0             0            0            0
June 25, 2025....................................      13            0             0            0            0
June 25, 2026....................................      12            0             0            0            0
June 25, 2027....................................      11            0             0            0            0
June 25, 2028....................................      10            0             0            0            0
June 25, 2029....................................       9            0             0            0            0
June 25, 2030....................................       6            0             0            0            0
June 25, 2031....................................       0            0             0            0            0
June 25, 2032....................................       0            0             0            0            0
June 25, 2033....................................       0            0             0            0            0
June 25, 2034....................................       0            0             0            0            0
June 25, 2035....................................       0            0             0            0            0
Weighted Average Life
(years)(2)
         To Maturity ............................   16.26         7.97          4.23         2.53         1.68
         To Optional Termination Date............   15.17         7.51          3.95         2.36         1.65

---------------------------

(1)      Rounded to the nearest whole percentage.

(2)      The weighted average life of any class of certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of the certificates to the related distribution date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

YIELD ON CLASS A-IO CERTIFICATES

         The pre-tax yield to maturity (on a corporate bond equivalent basis) to the holder of the Class A-IO Certificates under constant percentages ranging from 50% to 200% of the Prepayment Assumption will equal approximately 5.00% per annum. The yield of such certificates was calculated using the Structuring Assumptions and the further assuming that the purchase price percentage of the Class A-IO Certificates, excluding accrued interest, is approximately 23.1404%.

ADDITIONAL INFORMATION

         The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the Offered Certificates toward the purchase price of the mortgage loans from the seller. The depositor expects that the seller will use such funds for general corporate purposes including the repayment of financing with respect to the mortgage loans.

                CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

REMIC ELECTIONS

         The pooling and servicing agreement provides that the trust, exclusive of the assets held in the Basis Risk Reserve Fund and the Interest Rate Cap Account, will comprise a tiered REMIC structure. The pooling and servicing agreement will designate a single class of interest in each of the REMICs as the residual interest in that REMIC.

         Upon the issuance of the certificates, McKee Nelson LLP will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, each portion of the trust designated as a REMIC in the pooling and servicing agreement will qualify as a REMIC within the meaning of
Section 860D of the Code. In addition, McKee Nelson LLP will deliver its opinion to the effect that each of the Basis Risk Reserve Fund and the Interest Rate Cap Account is an "outside reserve fund" for purposes of the Treasury regulations promulgated under the REMIC provisions of the Code that is beneficially owned by the holders of the Class X-1 Certificates.

TAX TREATMENT OF THE OFFERED CERTIFICATES

         For federal income tax purposes, the Class A-IO Certificates will constitute REMIC regular interests and will be treated as having been issued with original issue discount. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Original Issue Discount" in the accompanying prospectus.

         The pooling and servicing agreement provides that, for federal income tax information reporting purposes, the securities administrator will treat each holder of a LIBOR Certificate or Class B-3 Certificate (each, a "Component Certificate") (i) as holding an undivided interest in a REMIC regular interest (a "REMIC regular interest component") and (ii) as having entered into a limited recourse interest rate cap contract written by the holders of the Class X-1 Certificates (the "Cap Contract"). For this purpose, the REMIC regular interest component of a Component Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the corresponding certificates, except that the interest payments on the REMIC regular interests corresponding to the Component Certificates will be determined without regard to any payments made from the Basis Risk Reserve Fund. Any payment on a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as paid pursuant to the Cap Contract. Consequently, each holder of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component of that certificate as discussed under "Material Federal Income Tax Consequences--REMICs" in the accompanying prospectus. In addition, each such certificateholder will be required to report net income with respect to the Cap Contract and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "Additional
Considerations with Respect to the Component Certificates--The Cap Contract Component" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components constituting each Component Certificate.

         The remaining portion of this discussion assumes that the rights of the holders of Component Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interests will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. Treatment of such rights as a partnership interest could result in differing timing and character consequences to certificateholders and withholding tax consequences for certificateholders who are Foreign Persons. Prospective investors should consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest.

ADDITIONAL CONSIDERATIONS WITH RESPECT TO THE COMPONENT CERTIFICATES

         ALLOCATIONS

         A holder of a Component Certificate must allocate its purchase price for a certificate between its components--the REMIC regular interest component and the Cap Contract component. In addition, upon the sale, exchange, or other disposition of such a certificate, the certificateholder must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component.

         The pooling and servicing agreement provides that, for information reporting purposes, the securities administrator will treat the Cap Contract component as having nominal value. The Cap Contract is difficult to value, and the IRS could assert that the value of the Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract component.

         ORIGINAL ISSUE DISCOUNT

         The REMIC regular interest component of a Component Certificate may be issued with original issue discount. A beneficial owner of a Component Certificate must include any original issue discount with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such original issue discount. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the accompanying prospectus. The prepayment assumption that will be used in determining the accrual of any original issue discount, market discount, or bond premium, if any, will be a rate equal to 100% of the
Prepayment Assumption. See "Yield, Prepayment and Maturity Considerations--Weighted Average Lives" above. No representation is made that the mortgage loans will prepay at such a rate or at any other rate.

         THE CAP CONTRACT COMPONENT

         The portion of the overall purchase price of a Component Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a certificate.

         The pooling and servicing agreement provides that any payments made to a certificateholder in excess of the amounts payable on the corresponding REMIC regular interest will be treated by the securities administrator as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the period payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

         A certificateholder's ability to recognize a net deduction with respect to the Cap Contract component may be limited in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a certificateholder will not be able to recognize a net deduction with respect to the Cap Contract component in computing the certificateholder's alternative minimum tax liability.

         Assuming that the certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.

         STATUS OF THE COMPONENT CERTIFICATES

         The REMIC regular interest components of Component Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Component Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the Component Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.

                              ERISA CONSIDERATIONS

         GENERAL

         Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement that is subject to Section 406 of ERISA or Section 4975 of the Code, including a so-called "Keogh" plan, or an individual retirement account, or any entity deemed to hold the assets of the foregoing, including insurance company general and separate accounts (each a "Plan"). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that investments of any such Plan be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan.

         Employee plans that are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the certificates subject to the provisions of applicable federal law, and in the case of any plan that is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under
Section 503 of the Code. Governmental plans are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or Section 4975 of the Code ("Similar Law").

         In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of "prohibited transactions" involving assets of Plans and, as relevant here, the acquisition, holding and disposition of the certificates between a Plan and persons that are "parties in interest" as described in Section 3(14) of ERISA or "disqualified persons" as described in
Section 4975 of the Code (collectively, "parties in interest") with respect to such Plan and impose taxes and/or other penalties under ERISA and/or Section 4975 of the Code on such transactions, unless a statutory or regulatory exception or administrative exemption applies.

         In addition, certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases certificates issued by that trust if assets of the trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the "DOL") (the "Plan Assets Regulation"), the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and Section

4975 of the Code only if the Plan acquires an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an interest which is treated as indebtedness under applicable local law and which has no substantial equity features. A certificate will normally be treated as an equity interest for these purposes.

         UNDERWRITER EXEMPTION APPLICABLE TO PURCHASES OF THE ERISA ELIGIBLE CERTIFICATES

         Nomura Securities International, Inc. has received an administrative exemption from the DOL, Prohibited Transaction Exemption 93-32, which grants individual administrative exemptive relief (a so-called "Underwriter Exemption" or the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of asset-backed and mortgage-backed securities issued by entities, such as the trust fund, that hold certain fixed pools of receivables, loans and other obligations of the types held by the trust fund and the servicing, operation and management of the trust fund and its assets, provided that the conditions and requirements of the Exemption are met. The Exemption applies to Nomura Securities International,
Inc. when it or its affiliate acts as the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or underwriter of certificates that meet the terms and conditions generally described below ("Exemption Eligible Certificates").

         GENERAL CONDITIONS OF THE EXEMPTIONS

         Plans acquiring Exemption Eligible Certificates may be eligible for protection under the Exemption if:

         (1) at the time of the acquisition, the Class of Exemption Eligible Certificates acquired by the Plan has received a rating in one of the four, highest generic rating categories by S&P, Moody's or Fitch (each a "Recognized Rating Agency");

         (2) the securities administrator is not an affiliate of any member of the "Restricted Group" other than Nomura Securities International, Inc. The "Restricted Group" includes, the depositor, the seller, Nomura Securities International, Inc., the trustee, the securities administrator, the servicer, any insurer with respect to any group of mortgage loans, the obligor under any other form of credit enhancement or an obligor with respect to any obligation constituting more than five percent of the total unamortized principal balance of the assets of the trust fund on the date of issuance of the Exemption Eligible Certificates, or any affiliate of those parties;

         (3) the Class of Exemption Eligible Certificates acquired by the Plan is not subordinated to other Classes of Certificates with respect to the right to receive distributions in the event of defaults or delinquencies on the underlying assets of the trust fund, unless none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the Exemption Eligible Certificates that exceeds 100%, (I.E., "fully secured");

         (4) the mortgage loans held by the trust fund are fully secured (other than one-to-four family residential mortgage loans and home equity loans backing certain types of certificates described below);

         (5) the Plan is an "accredited investor," as defined in Rule 501(a)(1) of Regulation D under the Securities Act;

         (6) the acquisition of the Exemption Eligible Certificates by a Plan is on terms, including the price for the Exemption Eligible Certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

         (7) the sum of all payments made to and retained by Nomura Securities International, Inc. in connection with the placement of the Exemption Eligible Certificates represents not more than reasonable compensation for placing the Exemption Eligible Certificates;

         (8) the sum of all payments made to and retained by the depositor pursuant to the sale of the assets of the trust fund to the trustee represents not more than the fair market value of those assets;

         (9) the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for their services and reimbursement of their reasonable expenses;

         (10) assets of the type included as assets of the trust fund have been included in other investment pools; and certificates evidencing interests in those other pools have been both: (i) rated in one of the four highest generic rating categories by a Recognized Rating Agency and (ii) purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Exemption Eligible Certificates in reliance upon the Exemption.

         DESIGNATED TRANSACTIONS

         The Exemption permits residential (one- to-four family) and home equity loans, to be less than fully secured, provided that the rights and interests evidenced by Exemption Eligible Certificates issued in such designated transactions are:

         (1) not subordinated to the rights and interests evidenced by certificates of the same trust fund;

         (2) such Exemption Eligible Certificates acquired by the Plan have received a rating from a Recognized Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and

         (3) any mortgage loan included in the corpus or assets of the trust fund is secured by collateral whose loan-to-value ratio or combined loan-to-value ratio at the time of issuance of the Exemption Eligible Certificates does not exceed 125%.

         LIMITATIONS ON SCOPE OF RELIEF

         The rating of a certificate may change. If its rating declines below the lowest permitted rating, the certificate will no longer be eligible for relief under the Exemption (although a Plan that had purchased a certificate when it had a permitted rating would not be required by the Exemption to dispose of it). However, in such circumstances a certificate may be eligible for purchase by a Plan investor which is an insurance company general account, pursuant to Prohibited Transaction Class Exemption 95-60, Sections I and III.

         The Exemption will not apply to a Plan's investment in otherwise Exemption Eligible Certificates if the Plan fiduciary responsible for the decision to invest in the Exemption Eligible Certificates is a borrower or obligor with respect to obligations representing no more than five percent of the fair market value of the obligations constituting the assets of the trust fund, or an affiliate of such an obligor, unless:

         (1) in the case of an acquisition in connection with the initial issuance of the Exemption Eligible Certificates, at least 50% of each Class of Exemption Eligible Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

         (2)      the  Plan's  investment  in any  Class of  Exemption  Eligible
                  Certificates   does  not   exceed   25%  of  the   outstanding
                  certificates of that Class at the time of acquisition;

         (3) immediately after the acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in Exemption Eligible Certificates evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

         (4)      the Plan is not  sponsored  by any  member  of the  Restricted
                  Group.

         Whether the conditions of the Exemption will be satisfied as to the Exemption Eligible Certificates of any particular Class will depend upon the relevant facts and the circumstances existing at the time the Plan acquires the Exemption Eligible Certificates. Any Plan investor that proposes to use assets of a Plan to acquire certificates in reliance upon the Exemption should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Exemption.

         APPLICABILITY OF EXEMPTION TO THE CERTIFICATES

         The Class A, Class M, Class B-1 and Class B-2 Certificates should qualify as Exemption Eligible Certificates under the Exemption. However, because the Class B-3, Class X-1, Class X-2, Class P and Class R Certificates are rated below investment-grade, they do not qualify as Exemption Eligible Certificates under the Exemption.

         As the characteristics of the Class B-3, Class X-1, Class X-2, Class P and Class R Certificates (as well as any certificate that was originally an Exemption Eligible Certificate but whose rating has declined to below investment-grade collectively, "ERISA-Restricted Certificates") do not meet the requirements of the Exemption, a Plan may have engaged in a prohibited transaction or may incur excise taxes or civil penalties if it purchases and holds such Certificates. Consequently, transfers of ERISA-Restricted Certificates will not be registered by the securities administrator unless the securities administrator receives:

         o a representation from the transferee of the ERISA-Restricted Certificate, acceptable to and in form and substance satisfactory to the securities administrator, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer;

         o other than in the case of the Class X-1, Class X-2 or Class P Certificates, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such ERISA-Restricted Certificate with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60")) and that the purchase and holding of the ERISA-Restricted Certificate are covered under Sections I and III of PTE 95-60; or

         o an opinion of counsel satisfactory to the securities administrator that the purchase and holding of the ERISA-Restricted Certificate by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in non-exempt prohibited transactions under Title I of ERISA and/or Section 4975 of the Code and will not subject the trustee, the securities administrator, the master servicer, the servicer, the depositor or the seller to any obligation in addition to those undertaken in the pooling and servicing agreement (such opinion, a "Benefit Opinion").

         OTHER CONSIDERATIONS

         Any member of the Restricted Group, a borrower or obligor, or any of their affiliates might be considered or might become a party in interest with respect to a Plan. In that event, the acquisition or holding of certificates by, on behalf of or with assets of that Plan might be viewed as giving rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless the Exemption or another exemption is available. Accordingly, before a Plan investor makes the investment decision to purchase, to commit to purchase or to hold certificates, the Plan investor should make its own determination as to whether the Exemption is applicable and adequate exemptive relief is available thereunder or whether any other prohibited transaction exemption is available under ERISA and Section 4975 of the Code.

         Insurance companies contemplating the investment of general account assets in the certificates should also consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA, and the DOL regulations issued thereunder regarding the potential application to, and exemption from, the fiduciary and prohibited transaction provisions of ERISA and/or Section 4975 of the Code to such accounts.

         Prospective Plan investors in certificates should consult with their legal advisors concerning the impact of ERISA and the Code, the prohibited transaction rules that may apply to them and the potential consequences in their specific circumstances, prior to making an investment in certificates. Each Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The sale of any of the certificates to a Plan will not constitute a representation by the depositor, Nomura Securities International, Inc., the securities administrator or the trustee that such an investment meets all relevant legal requirements relating to investments by Plans generally or by any particular Plan, or that such an investment is appropriate for Plans generally or for any particular Plan.

                         LEGAL INVESTMENT CONSIDERATIONS

         The certificates will NOT constitute "mortgage related securities" for the purposes of SMMEA.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for such investors. See "Legal Investment" in the accompanying prospectus.

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated June 23, 2005, between the depositor and Nomura Securities International Inc., as underwriter, the depositor has agreed to sell the Offered Certificates to the underwriter, and the underwriter has agreed to purchase the Offered Certificates from the depositor. Distribution of the Offered Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Offered Certificates will be approximately 102.47% of the initial aggregate Class Principal Balance of the Offered Certificates plus, with respect to the Class A-IO Certificates, accrued interest, before deducting expenses payable by the depositor. The underwriter may effect those transactions by selling its certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts. The underwriter and any dealers that participate with the underwriter in the distribution of the Offered Certificates may be deemed to be an underwriter and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The depositor has been advised by the underwriter that it intends to make a market in the Offered Certificates, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

         The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. The underwriter is an affiliate of the depositor.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Offered Certificates will be passed upon for the depositor and seller by McKee Nelson LLP, New York, New York. Certain federal income tax consequences with respect to the Offered Certificates will be passed upon for the trust by McKee Nelson LLP, New York, New York. McKee Nelson LLP, New York, New York will act as counsel for the underwriter.

                                     RATINGS

         It is a condition to the issuance of the Offered Certificates that they receive at least the following ratings:

                     CLASS             S&P           MOODY'S
                     -----             ---           -------

                      A-1              AAA             Aaa

                      A-IO             AAA             Aaa

                      M-1              AA              Aa2

                      M-2               A              A2

                      B-1              BBB            Baa2

                      B-2              BBB-           Baa3


         The depositor has not requested that any other rating agency assign a rating to the Offered Certificates other than those listed above.

         A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of any Basis Risk Shortfalls or the possibility that a holder of a certificate might realize a lower than anticipated yield. Further, the ratings on the Class A-IO Certificates do not address whether investors will recover their initial investments.

         The depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the certificates listed above. However, there can be no assurance as to whether any other rating agency will rate the certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the certificates listed above by the Rating Agencies.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such certificates.

                             INDEX OF DEFINED TERMS

Accrual Period................................................................63
Advance.......................................................................48
Aggregate Loan Balance........................................................64
American Home.................................................................40
Applied Loss Amount...........................................................77
Balloon Loan..................................................................29
Balloon Payment...............................................................29
Basis Risk Reserve Fund.......................................................72
Basis Risk Shortfall..........................................................64
Benefit Opinion...............................................................98
Business Day..................................................................73
Cap Contract..................................................................92
Carryforward Interest.........................................................64
Class A-1 Principal Payment Amount............................................64
Class A-IO Notional Amount....................................................64
Class B-1 Principal Payment Amount............................................65
Class B-2 Principal Payment Amount............................................65
Class B-3 Principal Payment Amount............................................66
Class M-1 Principal Payment Amount............................................66
Class M-2 Principal Payment Amount............................................66
Class Principal Balance.......................................................66
CLTV..........................................................................30
Collection Period.............................................................67
Compensating Interest.........................................................52
Component Certificate.........................................................92
Counterparty..................................................................73
Credit Risk Manager...........................................................44
Credit Risk Manager Fee.......................................................44
Current Interest..............................................................67
Cut-off Date Principal Balance................................................28
Defective Mortgage Loans......................................................48
Deferred Amount...............................................................67
Delinquency Rate..............................................................67
DOL...........................................................................94
DTC............................................................................1
Encore........................................................................40
ERISA-Restricted Certificates.................................................97
Exemption.....................................................................95
Exemption Eligible Certificates...............................................95
Expense Fee...................................................................67
Expense Fee Rate..............................................................67
FHA...........................................................................38
Final Scheduled Distribution Date.............................................79
FNBHC.........................................................................40
FNBN..........................................................................40
Global Securities..............................................................1
GMACM.........................................................................41

Index Rate....................................................................73
Interest Rate Cap Account.....................................................73
Interest Rate Cap Agreement...................................................73
Interest Rate Cap Agreement Payment Amount....................................73
Interest Rate Cap Agreement Payment Date......................................73
Interest Remittance Amount....................................................67
Interest Shortfall............................................................68
LIBOR Determination Date......................................................63
Liquidated Mortgage Loan......................................................68
Master Servicer Event of Default..............................................57
Master Servicing Fee..........................................................52
Monthly Excess Cashflow.......................................................68
Monthly Excess Interest.......................................................73
Moody's.......................................................................12
mortgage related securities...................................................99
Net Funds Cap.................................................................68
Net Liquidation Proceeds......................................................68
Net Mortgage Rate.............................................................68
NHI...........................................................................74
Offered Certificates..........................................................60
Optimal Interest Remittance Amount............................................68
Overcollateralization Amount..................................................69
Overcollateralization Deficiency..............................................69
Overcollateralization Release Amount..........................................69
parties in interest...........................................................94
Payahead......................................................................69
Plan..........................................................................94
Plan Assets Regulation........................................................94
Prepayment Assumption.........................................................83
Prepayment Interest Shortfall.................................................52
Prepayment Period.............................................................69
Principal Payment Amount......................................................69
Principal Remittance Amount...................................................69
PTE 95-60.....................................................................98
Purchase Price................................................................47
Qualified Substitute Mortgage Loan............................................47
Rating Agencies...............................................................12
Realized Loss.................................................................77
Recognized Rating Agency......................................................95
Recovery......................................................................70
Related Documents.............................................................45
Relief Act....................................................................21
REMIC.........................................................................13
REMIC regular interest component..............................................92
REO Property..................................................................44
Rolling Three Month Delinquency Rate..........................................70
S&P...........................................................................12
Scheduled Payment.............................................................70
Senior Enhancement Percentage.................................................70

Servicer Event of Default.....................................................55
Servicing Advance.............................................................49
Servicing Fee.................................................................52
Servicing Fee Rate............................................................52
Similar Law...................................................................94
Specified Notional Amount.....................................................70
Stated Principal Balance......................................................70
Stepdown Date.................................................................70
Structuring Assumptions.......................................................84
Substitution Amount...........................................................70
Targeted Overcollateralization Amount.........................................71
Trigger Event.................................................................71
U.S. withholding agent.........................................................3
Underwriter Exemption.........................................................95
VA 38

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

                                     ANNEX I
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global
Securities through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary  cross-market  trading  between  Clearstream,  Luxembourg  or
Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

         TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream, Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participants or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing systems customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC maybe subject to U.S. withholding tax at a rate of 30% unless such beneficial owner provides certain documentation to the securities administrator or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

                  I. the securities administrator or the U.S. withholding agent receives a statement--

                           (a)      from  the   beneficial   owner  on  Internal
                           Revenue Service (IRS) Form W-8BEN (or any successor form) that--

                                    (i)      is signed by the  beneficial  owner
                                    under penalties of perjury,

                                    (ii)     certifies   that  such   beneficial
                                    owner is not a United States person, and

                                    (iii)    provides  the name and  address  of
                                    the beneficial owner, or

                           (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

                                    (i)      is  signed   under   penalties   of
                                    perjury by an authorized representative of the financial institution,

                                    (ii)     states    that    the     financial
                                    institution  has received an IRS Form W-8BEN
                                    (or any successor  form) from the beneficial
                                    owner or that another financial  institution
                                    acting on behalf of the beneficial owner has
                                    received   such  IRS  Form  W-8BEN  (or  any
                                    successor form),

                                    (iii)    provides  the name and  address  of
                                    the beneficial owner, and

                                    (iv)     attaches  the IRS Form  W-8BEN  (or
                                    any   successor   form)   provided   by  the
                                    beneficial owner;

                  II. the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the securities administrator or the U.S. withholding agent;

                  III. the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8BEN (or any successor form) to the securities administrator or the U.S. withholding agent; or

                  IV. the beneficial owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the securities administrator or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such beneficial owner consult with their tax advisors when purchasing the certificates.

         A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

         In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the beneficial owner:

                  I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

                  II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

                  III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

         This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

         The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                      [This Page Intentionally Left Blank]

                                    ANNEX II

                      INTEREST RATE CAP AGREEMENT SCHEDULE


         INTEREST RATE CAP                            INTEREST RATE CAP
             AGREEMENT                                    AGREEMENT
           PAYMENT DATE        NOTIONAL AMOUNT($)       PAYMENT DATE      NOTIONAL AMOUNT($)
           ------------        ------------------       ------------      ------------------

         July 2005               180,000,000.00         July 2008           61,740,000.00
         August 2005             174,728,604.53         August 2008         59,931,911.35
         September 2005          169,611,584.68         September 2008      58,176,773.54
         October 2005            164,644,419.46         October 2008        56,473,035.88
         November 2005           159,822,720.31         November 2008       54,819,193.07
         December 2005           155,142,227.18         December 2008       53,213,783.92
         January 2006            150,598,804.78         January 2009        51,655,390.04
         February 2006           146,188,438.90         February 2009       50,142,634.54
         March 2006              141,907,232.94         March 2009          48,674,180.90
         April 2006              137,751,404.36         April 2009          47,248,731.69
         May 2006                133,717,281.42         May 2009            45,865,027.53
         June 2006               129,801,299.91         June 2009           44,521,845.87
         July 2006               126,000,000.00         July 2009           43,218,000.00
         August 2006             122,310,023.17         August 2009         41,952,337.95
         September 2006          118,728,109.27         September 2009      40,723,741.48
         October 2006            115,251,093.62         October 2009        39,531,125.11
         November 2006           111,875,904.22         November 2009       38,373,435.15
         December 2006           108,599,559.03         December 2009       37,249,648.75
         January 2007            105,419,163.34         January 2010        36,158,773.03
         February 2007           102,331,907.23         February 2010       35,099,844.18
         March 2007               99,335,063.06         March 2010          34,071,926.63
         April 2007               96,425,983.05         April 2010          33,074,112.19
         May 2007                 93,602,096.99         May 2010            32,105,519.27
         June 2007                90,860,909.94         June 2010           31,165,292.11
         July 2007                88,200,000.00         July 2010           30,252,600.00
         August 2007              85,617,016.22         August 2010         29,366,636.56
         September 2007           83,109,676.49         September 2010      28,506,619.04
         October 2007             80,675,765.54         October 2010        27,671,787.58
         November 2007            78,313,132.95         November 2010       26,861,404.60
         December 2007            76,019,691.32         December 2010       26,074,754.12
         January 2008             73,793,414.34         January 2011        25,311,141.12
         February 2008            71,632,335.06         February 2011       24,569,890.93
         March 2008               69,534,544.14         March 2011          23,850,348.64
         April 2008               67,498,188.13         April 2011          23,151,878.53
         May 2008                 65,521,467.90         May 2011            22,473,863.49
         June 2008                63,602,636.96         June 2011           21,815,704.48

                      [This Page Intentionally Left Blank]

                                   PROSPECTUS

                            ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                       NOMURA ASSET ACCEPTANCE CORPORATION
                                    DEPOSITOR

THE TRUST FUNDS:

         Each trust fund will be established to hold assets transferred to it by Nomura Asset Acceptance Corporation. The assets in each trust fund will generally consist of one or more of the following:

         o mortgage loans secured by one- to four-family residential properties;

         o        unsecured home improvement loans;

         o        manufactured housing installment sale contracts;

         o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

         o previously issued asset-backed or mortgage-backed securities backed by mortgage loans secured by residential properties or participations in those types of loans.

         The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

THE SECURITIES:

         Nomura Asset Acceptance Corporation will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having is own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is June 23, 2005.

                                TABLE OF CONTENTS

DESCRIPTION OF THE TRUST FUNDS.................................................3
USE OF PROCEEDS...............................................................18
YIELD CONSIDERATIONS..........................................................19
THE DEPOSITOR.................................................................26
DESCRIPTION OF THE SECURITIES.................................................26
DESCRIPTION OF THE AGREEMENTS.................................................42
DESCRIPTION OF CREDIT SUPPORT.................................................68
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.......................................74
MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................97
ERISA CONSIDERATIONS.........................................................128
LEGAL INVESTMENT.............................................................135
METHODS OF DISTRIBUTION......................................................138
ADDITIONAL INFORMATION.......................................................139
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................140
LEGAL MATTERS................................................................140
FINANCIAL INFORMATION........................................................141
RATING.......................................................................141
INDEX OF DEFINED TERMS.......................................................142

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

         The primary assets of each trust fund (the "Assets") will include some or all of the following types of assets:

         o mortgage loans on residential properties, which may include Home Equity Loans, home improvement contracts and Land Sale Contracts (each as defined in this prospectus);

         o home improvement installment sales contracts or installment loans that are unsecured called unsecured home improvement Loans;

         o manufactured housing installment sale contracts or installment loan agreements referred to as contracts;

         o any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the Government
                  National Mortgage Association ("Ginnie Mae"), guaranteed mortgage pass-through securities issued by Fannie Mae ("Fannie Mae") and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac") (collectively, "Agency Securities");

         o previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "Mortgage Securities") evidencing interests in, or collateralized by, mortgage loans or Agency Securities; or

         o        a combination of mortgage  loans,  unsecured home  improvement
                  loans,   contracts,    Agency   Securities   and/or   Mortgage
                  Securities.

         The mortgage loans will not be guaranteed or insured by Nomura Asset Acceptance Corporation or any of its affiliates. The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement. The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an "Asset Seller"), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan.

         The Assets included in the trust fund for your series may be subject to various types of payment provisions:

         o "Level Payment Assets," which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

         o "Adjustable Rate Assets," which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

         o "Buydown Assets," which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers' monthly payments during the early period after origination of those Assets;

         o        "Increasing Payment Asset," as described below;

         o "Interest Reduction Assets," which provide for the one-time reduction of the interest rate payable on these Assets;

         o "GEM Assets," which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

         o "GPM Assets," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

         o "Step-up Rate Assets" which provide for interest rates that increase over time;

         o        "Balloon Payment Assets;"

         o "Convertible Assets" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

         o "Bi-weekly Assets," which provide for payments to be made by borrowers on a bi-weekly basis.

         An "Increasing Payment Asset" is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower's monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements. The borrower's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset. The borrower's monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization. A borrower's monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

         The Notes or Certificates, as applicable, will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor. The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

MORTGAGE LOANS

         GENERAL

         Each mortgage loan will generally be secured by a lien on (1) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a "Single Family Property") or (2) a primarily residential property that consists of five or more residential dwelling units, referred to as a multifamily property, which may include limited retail, office or other commercial space ("Multi Family Property" and together with Single Family Property, "Mortgaged Properties"). The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

         The Mortgaged Properties may also include:

         o Apartment buildings owned by cooperative housing corporations ("Cooperatives"); and

         o Leasehold interests in properties, the title to which is held by third party lessors. The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

         The principal balance of mortgage loans secured by Mortgaged Property consisting of Multi Family Property or apartment buildings owned by Cooperatives shall not exceed 5% of the principal balance of all mortgage loans conveyed to the trust fund.

         The mortgage loans may include:

         o Closed-end and/or revolving home equity loans or balances of these home equity loans ("Home Equity Loans");

         o Secured home improvement installment sales contracts and secured installment loan agreements, known as home improvement contracts; and

         o Mortgage loans evidenced by contracts ("Land Sale Contracts") for the sale of properties pursuant to which the borrower promises to pay the amount due on the mortgage loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

         The originator of each mortgage loan will have been a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If provided in the prospectus supplement, the mortgage loans may include loans insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veteran's Administration (the "VA"). See "--FHA Loans and VA Loans" below.

         LOAN-TO-VALUE RATIO

         The "Loan-to-Value Ratio" of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

         MORTGAGE LOAN INFORMATION IN THE PROSPECTUS SUPPLEMENTS

         Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related trust fund (the "Cut-off Date");

         o        the type of property securing the mortgage loans;

         o the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

         o        the range of maturity dates of the mortgage loans;

         o the range of the Loan-to-Value Ratios at origination of the mortgage loans;

         o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

         o the state or states in which most of the Mortgaged Properties are located;

         o information regarding the prepayment provisions, if any, of the mortgage loans;

         o for mortgage loans with adjustable mortgage rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan;

         o        information  regarding  the  payment  characteristics  of  the
                  mortgage   loans,   including   balloon   payment   and  other
                  amortization provisions;

         o the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

         o the material underwriting standards used for the mortgage loans.

         If specific information respecting the mortgage loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") within fifteen days after that initial issuance. The characteristics of the mortgage loans included in a trust fund will not vary by more than five percent (by total principal balance as of the Cut-off Date) from the characteristics of the mortgage loans that are described in the prospectus supplement.

         The prospectus supplement will specify whether the mortgage loans include (1) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (2) home improvement contracts originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property. The home improvements purchased with the home improvement contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The prospectus supplement will specify whether the home improvement contracts are FHA loans and, if so, the limitations on any FHA insurance. In addition, the prospectus supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

         PAYMENT PROVISIONS OF THE MORTGAGE LOANS

         All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each mortgage loan may provide for no accrual of interest or for accrual of interest on the mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each mortgage loan may contain prohibitions on prepayment (a "Lockout Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the prospectus supplement. If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated. See "--Assets" above.

         REVOLVING CREDIT LINE LOANS

         As more fully described in the prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time before the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on that Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid. If specified in the prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the total balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement. Under some circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

         UNSECURED HOME IMPROVEMENT LOANS

         The unsecured home improvement loans may consist of conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement loans that are FHA loans. Except as otherwise described in the prospectus supplement, the unsecured home improvement loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

         UNSECURED HOME IMPROVEMENT LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any unsecured home improvement loans, including:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the unsecured home improvement loans as of the applicable cut-off date;

         o        the weighted average,  by principal  balance,  of the original
                  and  remaining   terms  to  maturity  of  the  unsecured  home
                  improvement loans;

         o the earliest and latest origination date and maturity date of the unsecured home improvements loans;

         o the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans;

         o the state or states in which most of the unsecured home improvement loans were originated.

         o information regarding the prepayment provisions, if any, of the unsecured home improvement loans;

         o with respect to the unsecured home improvement loans with adjustable interest rates, called ARM unsecured home improvement loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM unsecured home improvement loan;

         o information regarding the payment characteristics of the unsecured home improvement loans;

         o the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days that unsecured home improvement loans are delinquent; and

         o the material underwriting standards used for the unsecured home improvement loans.

         If specific information respecting the unsecured home improvement loans is unknown to the depositor at the time Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the unsecured home improvement loans included in a trust fund will not vary by more than five percent, by total principal balance as of the cut-off date, from the characteristics thereof that are described in the prospectus supplement.

CONTRACTS

         GENERAL

         To the extent provided in the prospectus supplement, each contract will be secured by a security interest in a new or used manufactured home, called a Manufactured Home. The contracts may include contracts that are FHA loans. The method of computing the Loan-to-Value Ratio of a contract will be described in the prospectus supplement.

         CONTRACT INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each prospectus supplement relating to a trust fund whose assets include a substantial proportion of contracts will contain certain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any contracts, including:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date;

         o whether the manufactured homes were new or used as of the origination of the related contracts;

         o the weighted average, by principal balance, of the original and remaining terms to maturity of the contracts;

         o        the range of maturity dates of the contracts;

         o the range of the Loan-to-Value Ratios at origination of the contracts;

         o the annual percentage rate on each contract, called a contract rate, or range of contract rates and the weighted average contract rate borne by the contracts;

         o the state or states in which most of the manufactured homes are located at origination;

         o information regarding the prepayment provisions, if any, of the contracts;

         o for contracts with adjustable contract rates, referred to as ARM contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM contract;

         o the number of contracts that are delinquent and the number of days or ranges of the number of days those contracts are delinquent;

         o information regarding the payment characteristics of the contracts; and

         o        the material underwriting standards used for the contracts.

         If specific information respecting the contracts is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the contracts included in a trust fund will not vary by more than five percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the prospectus supplement.

         The information described above regarding the contracts in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the mortgage loans in the trust fund.

         PAYMENT PROVISIONS OF THE CONTRACTS

         All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each contract may provide for no accrual of interest or for accrual of interest thereon at a contract rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the prospectus supplement. Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the prospectus supplement.

AGENCY SECURITIES

         The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

         GINNIE MAE

         Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the "Housing Act"), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

         GINNIE MAE CERTIFICATES

         Each Ginnie Mae certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller- servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates. Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement. If the trust fund includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

         Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates' interest rate. In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

         The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

         Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates.
Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due. If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment. Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in a trust fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

         The Ginnie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies. The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

         FANNIE MAE

         Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder- owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

         FANNIE MAE CERTIFICATES

         Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae certificates included in a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. If the trust fund includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

         Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder's proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

         The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

         Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. For a Fannie Mae certificate issued in book-entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

         The Fannie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

         FREDDIE MAC

         Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         FREDDIE MAC CERTIFICATES

         Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the "Freddie Mac Certificate Group"). Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. If the trust fund includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

         Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share of the principal, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

                  (1)      foreclosure sale;

                  (2)      payment of the claim by any mortgage insurer; and

                  (3) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

         In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         The Freddie Mac certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

         STRIPPED AGENCY SECURITIES

         The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates ("Stripped Agency Securities") that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement. If the trust fund includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

MORTGAGE SECURITIES

         The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans, unsecured home improvement loans, contract or Agency Securities, or collateralized obligations secured by mortgage loans, unsecured home improvement loans, contract or Agency Securities. The Mortgage Securities will have been

                  (1) issued by an entity other than the depositor or its affiliates;

                  (2) acquired in bona fide secondary market transactions from persons other than the issuer of the Mortgage Securities or its affiliates; and

                  (3) (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale (nor an affiliate of the issuer at any time during the preceding three months); provided a period of two years elapsed since the later of the date the securities were acquired from the issuer.

         Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus.

         The prospectus supplement for the Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans, unsecured home improvement loans, contracts, or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the trust fund of that series. As used in this prospectus, the terms "mortgage loans," unsecured home improvement loans, contracts, include the mortgage loans, unsecured home improvement loans, contracts, as applicable, underlying the Mortgage Securities in your trust fund. References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA LOANS AND VA LOANS

         FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

         Mortgage loans, unsecured home improvement loans, contracts, that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

         There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and
(d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

         VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

PRE-FUNDING ACCOUNTS

         To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a "Pre-Funding Account"). In that case, the depositor will be obligated to sell at a predetermined price--and the trust fund for the related series of Notes or Certificates, as applicable, will be obligated to purchase--additional Assets (the "Subsequent Assets") from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the "Pre-Funding Period") after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the total initial Security Balance of the related Notes or Certificates, as applicable. Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement. In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel. See "ERISA Considerations--Pre-Funding Accounts" for additional information regarding Pre-Funding Accounts.

         Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets. Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period. Any amount remaining in the
Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

         Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

ACCOUNTS

         Each trust fund will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund. This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the prospectus supplement. See "Description of the
Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account and Related Accounts."

CREDIT SUPPORT

         If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as "credit support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Notes or Certificates, as applicable. See "Description of Credit Support."

CASH FLOW AGREEMENTS

         If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, for example, interest rate swap agreements, interest rate cap or floor agreements, currency swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Notes or Certificates, as applicable. (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United States currency.) The principal terms of any related guaranteed investment contract or other agreement (any of these types of agreement, a "Cash Flow Agreement"), including provisions relating to the timing, manner and amount of payments under these documents and provisions relating to the termination of these documents, will be described in the prospectus supplement for the related series. In addition, the prospectus supplement will provide information with respect to the borrower under any Cash Flow Agreement.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable. The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or

Certificates,  as applicable,  will depend on a number of factors, including the
volume  of  Assets  acquired  by  the  depositor,   prevailing  interest  rates,
availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

         The yield on any Offered Security will depend on the price paid by the securityholder, the interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases).

INTEREST RATE

         Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related trust fund. The prospectus supplement for any series will specify the Interest Rate for each class of Notes or Certificates, as applicable, or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Notes or Certificates, as applicable; and whether the distributions of interest on the Notes or Certificates, as applicable, of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

         If specified in the prospectus supplement, the effective yield to maturity to each holder of Notes or Certificates, as applicable, entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an "Accrual Period"), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the Notes or Certificates, as applicable, entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the related prospectus supplement (each date, a "Distribution Date"), and will include interest accrued during the Accrual Period for that Distribution Date. As indicated above under "--Interest Rate," if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Notes or Certificates, as applicable, may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

         In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets. However, you should note that some Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may consist of loans with different interest rates. The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series. The rate of principal payments on the Assets in the related trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions. Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

         Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly small effect on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and some of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

         If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, the effect on yield on one or more classes of the Notes or Certificates, as applicable, of that series of prepayments of the Assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

         When a full prepayment is made on a mortgage loan or a contract, the borrower is charged interest on the principal amount of the mortgage loan or a contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Notes or Certificates, as applicable, entitled to payments of interest because interest on the principal amount of any mortgage loan or a contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or a contract as of its due date in the month in which the partial prepayment is received or some other date as is specified in the prospectus supplement.

         The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

         The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the Assets included in or comprising a trust fund and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Notes or Certificates, as applicable, may affect the ultimate maturity and the weighted average life of each class of that series. Prepayments on the mortgage loans or contracts comprising or underlying the Assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

         If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, one or more classes of Notes or Certificates, as applicable, may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Notes or Certificates, as applicable, is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

         In addition, the weighted average life of the Notes or Certificates, as applicable, may be affected by the varying maturities of the Assets in a trust fund. If any Assets in a particular trust fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Notes or Certificates, as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates or contract rates and maturities of the mortgage loans or contracts comprising or underlying those Assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans or contracts underlying or comprising the Assets.

         The prospectus supplement for each series of Notes or Certificates, as applicable, may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Notes or Offered Certificates, as applicable, of that series and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Notes or Certificates, as applicable, to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Notes or Certificates, as applicable. It is unlikely that prepayment of any mortgage loans or contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

         TYPE OF ASSET

         If specified in the prospectus supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower's financial situation, prevailing mortgage loan interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged

Property except to the extent provided in the prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

         For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination. For some contracts, the contract rate may be stepped up during its terms or may otherwise vary or be adjusted. Under the applicable underwriting standards, the borrower under each mortgage loan or contract generally will be qualified on the basis of the mortgage rate or contract rate or contract rate in effect at origination. The repayment of any of these mortgage loans or contracts may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate or contract rate. In addition, some mortgage loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (the "Buydown Period"). The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

         The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment on the mortgage loans. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those mortgage loans and will bear interest at the applicable mortgage rate. The addition of any deferred interest to the principal balance of any related class or classes of Notes or Certificates, as applicable, will lengthen the weighted average life of those Notes or Certificates, as applicable, and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased. In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan, and since that excess will be applied to reduce the principal balance of the related class or classes of Notes or Certificates, as applicable, the weighted average life of those Notes or Certificates, as applicable, will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

         As may be described in the prospectus supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the related trustee to the acquisition of additional Revolving Credit Line Loans during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Notes or Certificates, as applicable, possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the prospectus supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Notes or Certificates, as applicable.

         In addition, and as may be described in the prospectus supplement, the related Agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

         The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Notes or Certificates, as applicable, relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or Certificates, as applicable, are issued. Any similar feature applicable to any Notes or Certificates, as applicable, may end on the occurrence of events to be described in the prospectus supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

         TERMINATION

         If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the repurchase of the Assets in the related trust fund by the party specified in the prospectus supplement, on any date on which the total Security Balance of the Notes or Certificates, as applicable, of that series declines to a percentage specified in the prospectus supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth therein. See "Description of the Securities--Termination."

         DEFAULTS

         The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Notes or Certificates, as applicable. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties or manufactured homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         FORECLOSURES

         The number of foreclosures or repossessions and the principal amount of the mortgage loans or contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans or contracts that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans or contracts comprising or underlying the Assets and that of the related series of Notes or Certificates, as applicable.

         REFINANCING

         At the request of a borrower, the servicer may allow the refinancing of a mortgage loan or contract in any trust fund by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property. In the event of that refinancing, the new loan would not be included in the related trust fund and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan or contract. A servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, servicers may encourage the refinancing of mortgage loans or contracts, including defaulted mortgage loans or contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans or contracts.

         DUE-ON-SALE CLAUSES

         Acceleration of mortgage payments as a result of transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include "due-on-sale clauses" that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

         For any mortgage loans, except as set forth in the prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements" and "Underlying Servicing Agreements--Due-on-Sale Provisions."

         The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. It is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession of the manufactured home. In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of related contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause.

                                  THE DEPOSITOR

         Nomura Asset Acceptance Corp. (formerly known as Nomura Asset Securities Corporation), the depositor, was incorporated in the State of Delaware on June 23, 1992 and is an affiliate of Nomura Securities International, Inc, the underwriter for this transaction and Nomura Credit & Capital, Inc., the seller for this transaction The depositor was organized for the purpose of acquiring and pooling mortgage loans, offering securities of the type described herein and other related activities. The depositor does not have, nor is it expected in the future to have, any significant assets. The depositor maintains its principal office at Two World Financial Center, Building B, 21st Floor, New York, New York 10281. Its telephone number is (212) 667-2197.

         The depositor does not have, nor is it expected in the future to have, any significant assets.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Asset-backed certificates (the "Certificates") of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. The Asset-backed notes (the "Notes," and together with the Certificates, the "Securities"), will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture. Each series of Notes or Certificates, as applicable, will consist of one or more classes of Notes or Certificates, as applicable, that may:

         o provide for the accrual of interest on the series of Notes or Certificates, as applicable, based on fixed, variable or adjustable rates;

         o be senior ("Senior Notes" or "Senior Certificates," and collectively, "Senior Securities") or subordinate ("Subordinate Notes" or "Subordinate Certificates," and collectively, "Subordinate Securities") to one or more other classes of Notes or Certificates, as applicable, in respect of distributions on the Notes or Certificates, as applicable;

         o be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Strip Securities");

         o provide for distributions of accrued interest on the series of Notes or Certificates, as applicable, which begin only following the occurrence of specific events, that as the retirement of one or more other classes of Notes or Certificates, as applicable, of that series (collectively, "Accrual Securities");

         o provide for payments of principal as described in the prospectus supplement, from all or only a portion of the Assets in that trust fund, to the extent of available funds, in each case as described in the prospectus supplement; and/or

         o provide for distributions based on a combination of two or more components of the Notes or Certificates, as applicable, with one or more of the characteristics described in this paragraph including a Strip Security component.

         If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an "Asset Group"). Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

         Each class of Notes or Certificates, as applicable, offered by this prospectus and the related prospectus supplement (the "Offered Notes" and the "Offered Certificates," respectively, and together, the "Offered Securities") will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement. The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form ("Definitive Notes" or "Definitive Certificates," and collectively, "Definitive Securities") or in book-entry form ("Book-Entry Notes" or "Book-Entry Certificates," and collectively, "Book-Entry Securities"), as provided in the prospectus supplement. See "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

         Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the "Determination Date"). All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement. Generally, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

                  (1) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

                           (a) all scheduled payments of principal and interest collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a "Due Period" for any Distribution
                  Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

                           (b) all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "Insurance Proceeds"), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund ("Liquidation Proceeds"), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

                           (c) all amounts in the Collection Account that are due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related trust fund, and

                           (d)      all amounts  received for a repurchase of an
                  Asset from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

                  (2) if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

                  (3) all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

                  (4) if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

                  (5) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

         As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable, (including any Notes or Certificates, as applicable, not offered by this prospectus) on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

         The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

         Each class of Notes or Certificates, as applicable, (other than classes of Strip Securities which have no Interest Rate) may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the "Interest Rate" in the case of Certificates). The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate. Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

         Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date. Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

         For  each  class  of Notes or  Certificates,  as  applicable,  and each
Distribution Date (other than some classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below. Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement. The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement. Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the trust fund for that series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class. See "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

         The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund. The outstanding Security Balance of a Security will be reduced:

         o to the extent of distributions of principal on that Security from time to time and

         o if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

         The outstanding Security Balance of a Security:

         o        may be  increased  in  respect  of  deferred  interest  on the
                  related   mortgage  loans,  to  the  extent  provided  in  the
                  prospectus supplement and

         o in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

         If specified in the prospectus supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date. The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the prospectus supplement. Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

         If specified in the related prospectus supplement, the trust fund may issue notes or certificates, as applicable, from time to time and use proceeds of this issuance to make principal payments with respect to a series.

REVOLVING PERIOD

         The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent Revolving Credit Line Loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a "Revolving Period", which will be followed by an "Amortization Period", during which principal will be paid. Any interest only revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

COMPONENTS

         To the extent specified in the prospectus supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "Distributions of Interest on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of the component class of Notes or Certificates, as applicable. References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

         If so provided in the prospectus supplement, Prepayment Premiums that are collected on the mortgage loans in the related trust fund will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund. The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets. However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

ADVANCES IN RESPECT OF DELINQUENCIES

         If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate
Certificates, as applicable, and if so provided in the prospectus supplement, the servicer's (or another entity's) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses. Advances of the servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, "Related Proceeds") and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable. If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date. If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

         If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

         If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

REPORTS TO SECURITYHOLDERS

         With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:

                  (1) the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable;

                  (2) the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

                  (3)      the  amount  of  that   distribution   allocable   to
         Prepayment Premiums;

                  (4) the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

                  (5)      the  total  amount  of  advances   included  in  that
         distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

                  (6) the total principal balance of the Assets at the close of business on that Distribution Date;

                  (7) the number and total principal balance of mortgage loans in respect of which

                           (a)      one scheduled payment is delinquent,

                           (b)      two scheduled payments are delinquent,

                           (c)      three  or  more   scheduled   payments   are
                                    delinquent, and

                           (d)      foreclosure proceedings have begun;

                  (8) for any mortgage loan or contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

                  (9) with respect to collateral acquired by the trust fund through foreclosure or otherwise (an "REO Property") relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period, the date of acquisition;

                  (10) for each REO Property relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period,

                           (a)      the book value,

                           (b) the principal balance of the related mortgage loan or contract immediately following that Distribution Date (calculated as if that mortgage loan or contract were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the Agreement),

                           (c)      the total amount of  unreimbursed  servicing
                                    expenses   and   unreimbursed   advances  in
                                    respect of the REO Property and

                           (d) if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

                  (11)     for any REO  Property  sold  during the  related  Due
         Period

                           (a)      the total amount of sale proceeds,

                           (b) the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan or contract and

                           (c) the amount of any loss to securityholders in respect of the related mortgage loan;

                  (12)     the total Security Balance or notional amount, as the
         case may be, of each class of Notes or Certificates, as applicable, (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that
         Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

                  (13) the total amount of principal prepayments made during the related Due Period;

                  (14) the amount deposited in the reserve fund, if any, on that Distribution Date;

                  (15) the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

                  (16) the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

                  (17) in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

                  (18) in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

                  (19) as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

                  (20)     during  the   Pre-Funding   Period,   the   remaining
         Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

                  (21) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

                  (22)     the total amount of payments by the borrowers of

                           (a)      default interest,

                           (b)      late charges and

                           (c) assumption and modification fees collected during the related Due Period.

         Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Code and applicable regulations under the Code to enable securityholders to prepare their tax returns. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

TERMINATION

         The obligations created by the related Agreement for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any mortgage loan or contract subject to the Agreement and (2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

         If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement. That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders. Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable, (not to exceed 10%) specified in the prospectus supplement. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates).

OPTIONAL PURCHASES

         Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party's option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor's, the servicer's or any other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the mortgage loan plus accrued interest on the mortgage loan and under the conditions set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

         GENERAL

         If provided for in the prospectus supplement, one or more classes of the Offered Notes or Offered Certificates, as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates, as applicable, and each of these classes will be represented by one or more single Notes or Certificates, as applicable, registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Luxembourg, societe anonyme ("Clearstream Luxembourg") or the Euroclear System ("Euroclear"). Each class of Book-Entry Notes or Book-Entry Certificates, as applicable, will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Notes or Offered Certificates, as applicable, and will initially be registered in the name of Cede & Co.

         No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under "--Definitive Securities." Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued for the Book-Entry Notes or Book-Entry Certificates, as applicable, under the limited circumstances described in the applicable prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

         Beneficial  Owners  will  hold  their  Book-Entry  Notes or  Book-Entry
Certificates, as applicable, through DTC in the United States, or, if the Offered Notes or Offered Certificates, as applicable, are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         DTC

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Notes or Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

         CLEARSTREAM LUXEMBOURG

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Berse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

         Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

         On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

         Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in
Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, ("CSSF"), which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

         EUROCLEAR

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in multiple currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance System plc, a United Kingdom corporation (the "Euroclear Clearance System"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear

Participant, either directly or indirectly. The Euroclear Operator is registered as a bank in Belgium, and as such is subject to the supervision of the National Bank of Belgium and the Belgian Banking and Finance Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Clearstream  Luxembourg  and Euroclear  will hold omnibus  positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (individually the "Relevant Depositary" and collectively, the "European Depositaries").

         Beneficial Ownership of Book-Entry Securities

         Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only "securityholder" of the Offered Notes or Offered Certificates, as applicable, will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" as that term is used in any Agreement, nor "Noteholders" as that term is used in any indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

         The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable, from the trustee through DTC and its Participants. While the Offered Notes or Offered Certificates, as applicable, are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered Certificates, as applicable, and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Notes or Offered Certificates, as applicable, are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Notes or Offered Certificates, as applicable, except under the limited circumstances described below. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable, only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Notes or Offered Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered Certificates, as applicable, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes or Certificates, as applicable, see "Material Federal Income Tax Consequences" in this prospectus and, if the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the prospectus supplement.

         Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, crossmarket transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

         Distributions on the Book-Entry Notes or Book-Entry Certificates, as applicable, will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Notes or Book-Entry
Certificates, as applicable, that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co. Any distributions on Notes or Certificates, as applicable, held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--REMICs" in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes or Book-Entry Certificates, as applicable, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Notes or Book-Entry Certificates, as applicable, may be limited due to the lack of physical securities for the Book-Entry Notes or Book-Entry Certificates, as applicable. In addition, issuance of the Book-Entry Notes or Book-Entry Certificates, as applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or Certificates, as applicable, for which they cannot obtain physical securities.

         Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

         Generally, DTC will advise the applicable trustee that unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes or Book-Entry Certificates, as applicable, under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes or Book-Entry Certificates, as applicable. If the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes or Offered Certificates, as applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

         Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes or Book-Entry Certificates, as applicable, among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

         None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes or Book-Entry Certificates, as applicable, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         DEFINITIVE SECURITIES

         Notes or Certificates, as applicable, initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to Beneficial Owners or their nominees, rather than to DTC or its nominee only

         (1) if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes or Certificates, as applicable, and the depositor is unable to locate a qualified successor,

         (2) if the depositor, at its option, elects to end the book-entry system through DTC, or

         (3) in accordance with any other provisions described in the prospectus supplement.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes or Definitive Certificates, as applicable, for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Notes or Book-Entry Certificates, as applicable, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Notes or Definitive Certificates, as applicable, to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Notes or Definitive Certificates, as applicable, as securityholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

         REMIC SECURITIES, GRANTOR TRUST SECURITIES

         Notes or Certificates, as applicable, representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G of the Code ("REMIC Securities") or Grantor Trust Securities (as defined in this prospectus) will be issued, and the related trust fund will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the "pooling and servicing agreement") among the depositor, the trustee and the sole servicer or master servicer, as applicable. The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing agreement. In the event there are multiple servicers of the Assets of that trust fund, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.

         NOTES

         A series of Notes issued by a trust fund that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. The trust fund will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

         GENERAL

         The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an "Agreement"). The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related trust fund. As used in this prospectus for any series, the term "Security" refers to all of the Notes or Certificates, as applicable, of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires. A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to Nomura Asset Acceptance Corporation, Two World Financial Center, Building B, 21st Floor, New York, New York 10281.

         The servicer or master servicer and the trustee for any series of Notes or Certificates, as applicable, will be named in the prospectus supplement. In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform some of the administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement. For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described. If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

         ASSIGNMENT OF ASSETS; REPURCHASES

         At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. That schedule will include detailed information to the extent available and relevant

                  (1) in respect of each mortgage loan included in the related trust fund, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

                  (2) in respect of each Contract included in the related trust fund, including the outstanding principal amount and the Contract Rate; and

                  (3) in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

         For each mortgage loan, except as otherwise specified in the prospectus supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) particular loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original Mortgage) with evidence of recording indicated on the original Mortgage and an assignment of the Mortgage to the trustee in recordable form. However, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the mortgage note has been lost or destroyed. For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower. The Asset Seller or other entity specified in the prospectus supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note. The related Agreement will generally require the depositor or another party specified in the prospectus supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

         The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders. If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance of the mortgage loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the "Purchase Price") or (2) substitute a new mortgage loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

         This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

         Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans, home improvement contracts and unsecured home improvements loans will be delivered to the trustee (or a custodian) only to the extent specified in the prospectus supplement. Generally these documents will be retained by the servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the prospectus supplement.

         For each contract, the servicer, which may also be the asset seller, generally will maintain custody of the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. To give notice of the right, title and interest of the trustee in the contracts, the depositor will cause UCC-1 financing statements to be executed by the related asset seller identifying the depositor as secured party and by the depositor identifying the trustee as the secured party and, in each case, identifying all contracts as collateral. The contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund only to the extent specified in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of that assignment, the interest of the trustee in the contracts could be defeated.

         While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant asset seller or other entity specified in the prospectus supplement. If the asset seller or some other entity cannot cure the omission or defect within a specified number of days after receipt of this notice, then the asset seller or that other entity will be obligated, within a specified number of days of receipt of this notice, to repurchase the related contract from the trustee at the purchase price or substitute for that contract. There can be no assurance that an asset seller or any other entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the asset seller or any other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

         Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

         REPRESENTATIONS AND WARRANTIES; REPURCHASES

         To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

         o the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

         o in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan and, in the case of a contract, that the contract creates a valid first security interest in or lien on the related manufactured home;

         o        the authority of the Warranting Party to sell the Asset;

         o        the payment status of the Asset;

         o in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

         o the existence of hazard and extended perils insurance coverage on the Mortgaged Property or manufactured home.

         Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

         Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date. A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset. In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date. That party would have no obligations if the relevant event that causes that breach occurs after that date.

         Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders. If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

         Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

         A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement. See "Events of Default" and "Rights Upon Event of Default."

         COLLECTION ACCOUNT AND RELATED ACCOUNTS

         GENERAL. The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be an account or accounts that either:

         o are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

         o are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

         Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

         DEPOSITS. A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

                  (1) all payments on account of principal, including principal prepayments, on the Assets;

                  (2) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

                  (3) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

                  (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under "Description of Credit Support;"

                  (5) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies;"

                  (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

                  (7) all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect of the mortgage loan purchased by the depositor, any Asset Seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination;"

                  (8) any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under "--Retained Interest; Servicing Compensation and Payment of Expenses;"

                  (9)      to  the  extent  that  any  of  these  items  do  not
         constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

                  (10)     all   payments   required  to  be  deposited  in  the
         Collection Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies;"

                  (11) any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

                  (12) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

         WITHDRAWALS. A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

                  (1) to make distributions to the securityholders on each Distribution Date;

                  (2) to reimburse a servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

                  (3) to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

                  (4) to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer's good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

                  (5) if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

                  (6) to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding Servicers, the Master Servicer and the Depositor;"

                  (7) if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee's fees;

                  (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding the Trustee;"

                  (9)      to   pay  a   servicer,   as   additional   servicing
         compensation, interest and investment income earned in respect of amounts held in the Collection Account;

                  (10) to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

                  (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

                  (12) if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs" or in the prospectus supplement, respectively;

                  (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

                  (14)     to pay for the cost of  various  opinions  of counsel
         obtained   pursuant  to  the  related  Agreement  for  the  benefit  of securityholders;

                  (15) to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

                  (16) to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

                  (17) to make any other withdrawals permitted by the related Agreement; and

                  (18) to clear and terminate the Collection Account at the termination of the trust fund.

         OTHER COLLECTION ACCOUNTS. If specified in the prospectus supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under "Deposits" above for one or more series of Notes or Certificates, as applicable. Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement. To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under "--Withdrawals" above may also be withdrawn from any of these collection accounts. The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

         The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

         COLLECTION AND OTHER SERVICING PROCEDURES. The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

                  (1) the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described in this prospectus or under "Description of Credit Support,"

                  (2)      applicable law and

                  (3) the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

         Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing mortgaged properties or manufactured homes under some circumstances; and maintaining accounting records relating to the Assets. The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support. See "Description of Credit Support."

         The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset. The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

         In the case of multifamily loans, a borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt. In addition, a borrower under a multifamily loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the servicer will be required to monitor any multifamily loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Multifamily Property and take those other actions as are consistent with the related Agreement. A significant period of time may elapse before the servicer is able to assess the success of servicer, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular multifamily loan, the Multifamily Property, the borrower, the presence of an acceptable party to assume the multifamily loan and the laws of the jurisdiction in which the Multifamily Property is located.

         REALIZATION UPON DEFAULTED ASSETS

         Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

         Any Agreement relating to a trust fund that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan or contract as to which a specified number of scheduled payments under the Agreement are delinquent. Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement. The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under "--Representations and Warranties; Repurchases."

         If specified in the prospectus supplement, the servicer may offer to sell any defaulted mortgage loan or contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan or contract, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan or contract. If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan or contract as described below. Any bid in an amount at least equal to the Purchase Price described above under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

         The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any manufactured home, if that action is consistent with the Servicing Standard and a default on that mortgage loan or contract has occurred or, in the servicer's judgment, is imminent.

         If title to any Mortgaged Property is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding. Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

         The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

         If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

         If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series. If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

         As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

         If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "Hazard Insurance Policies" and "Description of Credit Support."

         HAZARD INSURANCE POLICIES

         MORTGAGE LOANS. Generally, each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard. That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

         The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

         The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

         Each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

         Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders. Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

         Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans. However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

         CONTRACTS. Generally, the terms of the agreement for a trust fund composed of contracts will require the servicer to maintain for each contract one or more hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer must cause flood insurance to be maintained, which coverage must be at least equal to the minimum amount specified in the preceding sentence or any lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the servicer must contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums out of its own funds, and may add separately the premiums to the borrower's obligation as provided by the contract, but may not add the premiums to the remaining principal balance of the contract.

         The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each manufactured home, and must maintain, to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related manufactured home, one or more blanket insurance policies covering losses on the borrower's interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies. The servicer must pay the premium for that blanket policy on the basis described therein and must pay any deductible amount for claims under that policy relating to the contracts.

         FHA INSURANCE AND VA GUARANTEES

         FHA loans will be insured by the FHA as authorized under the Housing Act. Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement for Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

         The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

         Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         VA loans will be partially guaranteed by the VA under the Serviceman's Readjustment Act (a "VA Guaranty Policy"). For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

         The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

         FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

         DUE-ON-SALE CLAUSES

         The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

         o adversely affect or jeopardize coverage under any applicable insurance policy or

         o materially increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

         Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses."

         The contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses. The servicer will generally permit that transfer so long as the transferee satisfies the servicer's then applicable underwriting standards. The purpose of those transfers is often to avoid a default by the transferring borrower.

         RETAINED INTEREST, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The prospectus supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable on the Asset. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

         The servicer's primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement. Since any Retained Interest and a servicer's primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in a trust fund that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

         The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement. Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the trust fund.

         If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

         EVIDENCE AS TO COMPLIANCE

         Each Agreement relating to Assets that include mortgage loans or contracts, unless otherwise provided in the prospectus supplement, will provide that on or before a specified date in each year, beginning with the first of these dates at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or any other program used by the servicer, the servicing by or on behalf of the servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of those agreements or that program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit

Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or any other program, requires it to report.

         Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an officer's certificate of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         CERTAIN MATTERS REGARDING SERVICERS, THE MASTER SERVICER AND THE DEPOSITOR

         The servicer or master servicer under each Agreement will be named in the prospectus supplement. The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer. Each Agreement will provide, in general, that:

         o The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

         o Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

         o Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable; provided, however, that that indemnification will not extend to any loss, liability or expense

                  (1) specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

                  (2)      incurred   in   connection   with  any  breach  of  a
                           representation, warranty or covenant made in that Agreement;

                  (3) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

                  (4) incurred in connection with any violation of any state or federal securities law; or

                  (5)      imposed  by  any  taxing   authority  if  that  loss,
                           liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

         o Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement. In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

         Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

         SPECIAL SERVICERS

         If and to the extent specified in the prospectus supplement, a special servicer (a "Special servicer") may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

         EVENTS OF DEFAULT UNDER THE AGREEMENT

         Events of default under the related Agreement will generally include:

         o any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

         o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

         o any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

         o some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

         Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement. The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

         RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENTS

         So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

         The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause
(1) under "Events of Default under the Agreements" may be waived only by all of the securityholders. Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

         No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

         The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

         AMENDMENT

         In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

                  (1)      cure any ambiguity or mistake;

                  (2) correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

                  (3)      make any other  provisions with respect to matters or
         questions   arising  under  the  Agreement   that  are  not  materially
         inconsistent with the provisions of the Agreement; or

                  (4) comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

         In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding.

However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of counsel to the effect that that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

         THE TRUSTEE

         The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates. To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

         DUTIES OF THE TRUSTEE

         The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

         CERTAIN MATTERS REGARDING THE TRUSTEE

         The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee's

         (1) enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

         (2) defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

         (3) being the mortgagee of record for the mortgage loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

         (4) acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

         RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice of its resignation to the depositor, the servicer, if any, each rating agency, and all securityholders. Upon receiving that notice of resignation, the depositor is required promptly to appoint a successor trustee acceptable to the servicer, if any. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the trustee ceases to be eligible to continue as a trustee under the related Agreement, or if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the Notes or Certificates, as applicable, then the depositor and/or a party specified in the related Agreement may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any, according to the terms of the related Agreement. Securityholders of any series entitled to at least 51% (or any other percentage specified in the prospectus supplement) of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

         Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

MATERIAL TERMS OF THE INDENTURE

         GENERAL

         The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes. A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to Nomura Asset Acceptance Corporation, Two World Financial Center, Building B, 21st Floor, New York, New York 10281.

         EVENTS OF DEFAULT

         Events of default under the indenture for each series of Notes will generally include:

         o a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

         o failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

         o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

         o specified events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

         o any other event of default provided with respect to Notes of that series.

         If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

         If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

                  (1)      the   holders  of  100%  (or  any  other   percentage
         specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

                  (2) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

                  (3) the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

         If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

         If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

         To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction. Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

         DISCHARGE OF INDENTURE

         The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

         With some limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series. In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

         INDENTURE TRUSTEE'S ANNUAL REPORT

         The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

         THE INDENTURE TRUSTEE

         The indenture trustee for a series of Notes will be specified in the prospectus supplement. The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series. The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture. In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

         The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates. To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any series of Notes or Certificates, as applicable, credit support may be provided for one or more classes of the series or the related Assets. Credit support may be in the form of:

         o        the   subordination  of  one  or  more  classes  of  Notes  or
                  Certificates, as applicable;

         o        letters of credit;

         o        insurance policies;

         o        guarantees;

         o        the establishment of one or more reserve funds; or

         o any other method of credit support described in the prospectus supplement, or any combination of the foregoing.

         Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

         The coverage provided by any credit support will be described in the prospectus supplement. Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Notes or Certificates, as applicable, and interest on the Security Balance. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of Notes or Certificates, as applicable, (each, a "Covered Trust"), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

         If credit support is provided for one or more classes of Notes or Certificates, as applicable, of a series, or the related Assets, the prospectus supplement will include a description of

         (a)      the nature and amount of coverage under that credit support,

         (b) any conditions to payment under the prospectus supplement not otherwise described in this prospectus,

         (c) the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

         (d)      the material provisions relating to that credit support.

Additionally, the prospectus supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

         (1)      a brief description of its principal business activities,

         (2) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

         (3) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

         (4) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

SUBORDINATE SECURITIES

         One or more classes of Notes or Certificates, as applicable, of a series may be Subordinate Notes or Subordinate Certificates, as applicable, if specified in the prospectus supplement. The rights of the holders of Subordinate Notes or Subordinate Certificates, as applicable, to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Notes or Senior Certificates, as applicable. The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Notes or Subordinate
Certificates, as applicable, in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

         If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Notes or Certificates, as applicable, of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Notes or Senior Certificates, as applicable, evidencing interests in one group of mortgage loans before distributions on Subordinate Notes or Subordinate Certificates, as applicable, evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

LIMITED GUARANTEE

         If specified in the prospectus supplement for a series of Notes or Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the prospectus supplement.

FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

         Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the prospectus supplement.

LETTER OF CREDIT

         Alternative credit support for a series of Notes or Certificates, as applicable, may be provided by the issuance of a letter of credit by the bank or financial institution specified in the prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates, as applicable, will be set forth in the prospectus supplement relating to that series.

POOL INSURANCE POLICIES

         If specified in the prospectus supplement relating to a series of Notes or Certificates, as applicable, a pool insurance policy for the mortgage loans in the related trust fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

PRIMARY MORTGAGE INSURANCE

         To the extent provided in the prospectus supplement, some of the Mortgage Loans may be insured by primary mortgage insurance.

         A primary mortgage insurance policy generally insures against default on the subject mortgage loan up to an amount set forth therein, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a loan-to-value ratio equal to or less than 78%. However, the foregoing standard may vary significantly depending on the characteristics of the subject mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary mortgage insurance policy was obtained at origination but the mortgage loan has amortized to a 78% or less loan-to-value ratio level as of the Cut-off Date. In most cases, the related Servicer will have the ability to cancel any primary mortgage insurance policy if the loan-to-value ratio of the subject Mortgage Loan is reduced to 78% or less, or a lesser specified percentage, based on an appraisal of the Mortgaged Property after the Closing Date or as a result of principal payments that reduce the principal balance of the subject Mortgage Loan after the Closing Date.

         Pursuant to recently enacted federal legislation, mortgagors with respect to many residential mortgage loans originated on or after July 29, 1999, will have a right to request the cancellation of any primary mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 78% or less of the value of the mortgaged property at the time the mortgage loan was originated. The mortgagor's right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and
(iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for primary mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that mortgagors be provided written notice of these cancellation rights at the origination of the mortgage loans.

         If the requirement for primary mortgage insurance is not otherwise canceled or terminated in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan's amortization period, if, on that date, the borrower is current on the payments required by the terms of the mortgage loan. The mortgagee's or servicer's failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating primary mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

         Mortgage loans which are subject to negative amortization will only be covered by a primary mortgage insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan's loan-to-value ratio, based on the then-current balance, to subsequently exceed the limits which would have required coverage upon their origination. Primary mortgage insurance policies may be required to be obtained and paid for by the mortgagor, or may be paid for by the servicer.

         While the terms and conditions of primary mortgage insurance policies issued by one primary mortgage insurer will usually differ from those in primary mortgage insurance policies issued by other primary mortgage insurers, each primary mortgage insurance policy generally will pay either:

         o the insured percentage of the loss on the related mortgaged property;

         o the entire amount of the loss, after receipt by the primary mortgage insurer of good and merchantable title to, and possession of, the mortgaged property; or

         o at the option of the primary mortgage insurer under certain primary mortgage insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of
         (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

         The amount of the loss as calculated under a primary mortgage insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

         o rents or other payments received by the insured, other than the proceeds of hazard insurance, that are derived from the related mortgaged property;

         o hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

         o amounts expended but not approved by the primary mortgage insurer;

         o        claim payments previously made on the mortgage loan; and

         o        unpaid premiums and other amounts.

         As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

         o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary mortgage insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

         o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

         o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

SPECIAL HAZARD INSURANCE POLICIES

         A special hazard insurance policy may also be obtained for the related trust fund, if specified in the prospectus supplement, in the amount set forth in the prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

BORROWER BANKRUPTCY BOND

         Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in a trust fund for a series of Notes or Certificates, as applicable, will, if specified in the prospectus supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a series by the rating agency or agencies that rate that series). Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable, of the related series, which amount will be set forth in the prospectus supplement. The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

RESERVE FUNDS

         If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, deficiencies in amounts otherwise payable on those Notes or Certificates, as applicable, or specific classes of Notes or Certificates, as applicable, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the prospectus supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Notes or Certificates, as applicable. If specified in the prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the Notes or Certificates, as applicable.

         Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the prospectus supplement. To the extent specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund. However, that income may be payable to any related servicer or another service provider or other entity. To the extent specified in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust fund.

         Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

OVERCOLLATERALIZATION

         If specified in the prospectus supplement, subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of Notes or Certificates, as applicable, relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Notes or Certificates, as applicable. This acceleration feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group of related Assets, over the principal balance of the related class or classes of Notes or Certificates, as applicable. This acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains general summaries of material legal matters relating to the loans. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which security for the loans may be situated. The summaries are qualified in their entirety by reference to the applicable laws of the states in which loans may be originated.

GENERAL

         SINGLE FAMILY LOANS, MULTIFAMILY LOANS AND HOME EQUITY LOANS.

         The loans may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. The mortgage lien generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys to the grantee title to, as opposed to merely creating a lien upon, the subject property until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         COOPERATIVE LOANS.

         Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the related project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If, as is generally the case, there is a blanket mortgage on the cooperative and/or underlying land, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or against the tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         MANUFACTURED HOUSING CONTRACTS.

         Each Manufactured Housing Contract evidences both

         o        the   obligation   of  the  borrower  to  repay  the  loan  it
                  represents, and

         o the grant of a security interest in a manufactured home to secure repayment of the loan.

         The Manufactured Housing Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the related pooling and servicing agreement, the depositor will transfer physical possession of the Manufactured Housing Contracts to the trustee or its custodian. In addition the depositor will file UCC-1 financing statements in the appropriate states to give notice of the trustee's ownership of the Manufactured Housing Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title generally issued by the motor vehicles department of the state. In states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to that office, depending on state law.

         Unless otherwise specified in the related prospectus supplement, the master servicer will be required to effect such notation or delivery of the required documents and fees and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails to effect such notation or delivery, due to clerical errors or otherwise, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing the affected Manufactured Housing Contract. As manufactured homes have become larger and have often been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

         The depositor will assign to the trustee, on behalf of the securityholders, a security interest in the manufactured homes. Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, assignment of the security interest might not be held effective against creditors of the depositor or seller.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of the manufactured home or subsequent lenders who take a security interest in the manufactured home. In the case of any manufactured home as to which the security interest assigned to the depositor and the trustee is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home. There also exists a risk that, in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title, the security interest of the trustee could be released through fraud or negligence.

         If the owner of a manufactured home moves it to a state other than the state in which it initially is registered, the perfected security interest in the manufactured home under the laws of most states would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if steps are not taken to re-perfect the trustee's security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the master servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the new state. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a Manufactured Housing

Contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Housing Contract before the lien is released. The master servicer will be obligated, at its own expense, to take all steps necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the seller that it has no knowledge of any repair liens with respect to any manufactured home securing a Manufactured Housing Contract. However, repair liens could arise at any time during the term of a Manufactured Housing Contract. No notice will be given to the trustee or securityholders in the event a repair lien arises.

FORECLOSURE

         SINGLE FAMILY LOANS, MULTI-FAMILY LOANS AND HOME EQUITY LOANS.

         Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the mortgaged property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         When the beneficiary under a junior mortgage or deed of trust cures the default on the related senior mortgage or reinstates or redeems the senior mortgage by paying it in full, the amount paid by the beneficiary to cure, reinstate or redeem the senior mortgage becomes part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages, Rights of Senior Mortgages" below.

         COOPERATIVE LOANS.

         Cooperative shares owned by a tenant-stockholder and pledged to a lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's articles of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides, that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

         Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, lenders are not limited in any rights they may have to dispossess tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner.

Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account for the surplus to subordinate lenders or the tenant-stockholder as provided in the UCC. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

REPOSSESSION OF MANUFACTURED HOMES

         Repossession of manufactured housing is governed by state law. A number of states have enacted legislation that requires that the debtor be given an opportunity to cure a monetary default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become attached to real estate in such way that it may be treated as a part of the real estate under applicable state law, repossession in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain particulars, the general repossession procedure is discussed below.

         Because manufactured homes generally depreciate in value, it is unlikely that repossession and resale of a manufactured home will result in the full recovery of the outstanding principal and unpaid interest on the related defaulted Manufactured Housing Contract.

         Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods, which are more commonly employed, are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

         Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and other terms of the sale are commercially reasonable.

         Sale proceeds are to be applied first to reasonable repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the subordinate creditors or the debtor, as provided in the UCC. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana Revised Statutes in addition to Article 9 of the UCC. Louisiana law provides similar mechanisms for perfection and enforcement of a security interest in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished only after the obligor's abandonment or with the obligor's consent given after or in contemplation of default, or pursuant to judicial process and seizure by the sheriff.

RIGHTS OF REDEMPTION

         SINGLE FAMILY LOANS, MULTIFAMILY LOANS AND HOME EQUITY LOANS.

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan plus accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         MANUFACTURED HOUSING CONTRACTS.

         While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of a manufactured home so that the owner may redeem at or before resale. In addition, the sale generally must comply with the requirements of the UCC.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to maintain the property adequately or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the master servicer will not seek deficiency judgments against defaulting borrowers. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in these cases.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court. If the mortgaged property is not the debtor's principal residence and the bankruptcy court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may

         o reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy thereby rendering the lender a general unsecured creditor for the difference,

         o        reduce the monthly payments due under the mortgage loan,

         o        change the rate of interest of the mortgage loan, and

         o        alter the mortgage loan repayment schedule.

         The effect of proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of payments.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as
implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers' rescinding the mortgage loans either against the originators or assignees.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

         Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and be subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under theses provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, and other state or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interests rate or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could included monetary penalties, recession and defenses to foreclosure action or an action to collect.

         Some of the mortgage loans in a mortgage pool may be "home loans" and also may be "covered home loans" under the Georgia Fair Lending Act, or Georgia Act. The Georgia Act applies to any mortgage loan which is secured by a property located in the State of Georgia that is the borrower's principal residence, and which has a principal amount not in excess of the conforming loan balance limit established by Fannie Mae. These loans are referred to under the Georgia Act as "home loans." Certain home loans, which are referred to as "covered home loans" have met certain fee and finance-charge criteria. Certain covered home loans, which are referred to as "Georgia high-cost home loans," have met higher limits regarding fees and finance charges. The Georgia Act prohibits certain activities and charges in connection with home loans. Additional prohibitions apply to cover home loans and further prohibitions apply to Georgia high-cost home loans.

         Purchasers or assignees of a Georgia high-cost home loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the home loan. Purchasers or assignees of a covered home loan, including the related trust, could be subject to defenses to prevent a foreclosure or action to collect or counterclaims of a borrower if the loan is in violation of the Georgia Act. Remedies available to a borrower include actual, statutory and punitive damages, costs and attorneys' fees, rescission rights and other unspecified equitable remedies. No maximum penalty has been set with respect to violations of the Georgia Act, and courts have been given discretion under the statute to fashion equitable remedies as they deem appropriate.

         There are some uncertainties in making a determination as to whether a particular Georgia loan is a covered home loan or a Georgia high-cost home loan, and in determining whether a loan complies with all of the provisions of the Georgia Act.

         The Georgia Act was amended on March 7, 2003. Mortgage loans originated on or after that date are subject to a less stringent version of the Georgia Act.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller and certain related creditors and their assignees in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under this FTC Rule is limited to the amounts paid by a debtor on a Manufactured Housing Contract, and the holder of the Manufactured Housing Contract may also be unable to collect amounts still due under the Manufactured Housing Contract.

         Most of the Manufactured Housing Contracts in a pool will be subject to the requirements of this FTC Rule. Accordingly, the trustee, as holder of the Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, or that the purchaser of the home improvements may assert against the contractor, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense, the master servicer will have the right to require the seller to repurchase the Manufactured Housing Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the borrower's obligation to make the required payments under the Manufactured Housing Contract.

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including such manufactured housing components as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and others in the distribution process. Plaintiffs have won judgments in some of these lawsuits.

         Under the FTC Rule discussed above, the holder of a Manufactured Housing Contract secured by a manufactured home with respect to which a formaldehyde claim has been asserted successfully may be liable to the borrower for the amount paid by the borrower on that Manufactured Housing Contract and may be unable to collect amounts still due under that Manufactured Housing Contract. Because the successful assertion of this type of claim would constitute the breach of a representation or warranty of the seller, the related securityholders would suffer a loss only to the extent that

         o the seller fails to perform its obligation to repurchase that Manufactured Housing Contract, and

         o        the  seller,  the  applicable  depositor  or  the  trustee  is unsuccessful in asserting a claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other who are directly liable to the plaintiff for damages.

         Typical product liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities from the presence of formaldehyde in manufactured housing. As a result, recoveries from manufacturers and component suppliers may be limited to their corporate assets without the benefit of insurance.

DUE-ON-SALE CLAUSES

         Unless otherwise provided in the related prospectus supplement, each conventional loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee or secured party. Unless otherwise provided in the related prospectus supplement, the master servicer will, to the extent it has knowledge of the sale, transfer or conveyance, exercise its rights to accelerate the maturity of the related loans through enforcement of the due-on-sale clauses, subject to applicable state law. Section 341(b) of the Garn-St. Germain Depository Institutions Act of 1982 ("Garn-St. Germain") permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law. Garn-St. Germain gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the laws of those state are not preempted by federal law. With respect to loans secured by an owner-occupied residence including a manufactured home, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the mortgaged property to an uncreditworthy person, which could increase the likelihood of default, or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

         In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and under certain circumstances may be eliminated in a resulting loan modification.

PREPAYMENT CHARGES; LATE FEES

         Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time following the origination of a loan. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of this type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates or APRs, may increase the likelihood of refinancing or other early retirement of the loans. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related prospectus supplement.

         Loans may also contain provisions obligating the borrower to pay a late fee if payments are not timely made. In some states there may be specific limitations on the late charges that a lender may collect from the borrower for delinquent payments. Unless otherwise specified in the related prospectus supplement, late fees will be retained by the applicable servicer as additional servicing compensation.

         Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or any entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities. The Office of Thrift Supervision or OTS, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and chief counsel opinions that authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title V. No Manufactured Housing Contract secured by a manufactured home located in any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted will be included in any trust fund if the Manufactured Housing Contract imposes finance charges or provides for discount points or charges in excess of permitted levels.

         Title V also provides that state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing provided that certain conditions are satisfied. These conditions relate to the terms of any prepayment, balloon payment, late charges and deferral fees and the requirement of a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

SERVICEMEMBERS CIVIL RELIEF ACT

         Generally, under the terms of the Servicemembers Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, borrowers who enter military service after the origination of their mortgage loan may not be charged interest above an annual rate of 6% during the period of active duty status, unless a court orders otherwise upon application of the lender. The Relief Act also applies to borrowers who are members of the National Guard or are on reserve status at the time their mortgage is originated and are later called to active duty. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on affected mortgage loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the related securityholders. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, in the event that a mortgage loan goes into default, the application of the Relief Act could cause delays and losses occasioned by the lender's inability to realize upon the mortgaged property in a timely fashion.

ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive

Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states and under CERCLA, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but does not "participate in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

         Whether actions taken by a lender would constitute participation in the management of a property so that the lender would lose the protection of the secured creditor exclusion referred to in the preceding paragraph, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

         This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised  right  to  control"  operations.  Rather,  a lender  will  lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to the related securityholders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act, which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of the Resource Conservation Act. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         The Asset Conservation Act specifically addresses the potential liability under CERCLA of lenders that hold mortgages or similar conventional security interests in real property, as the trust fund generally does in connection with the loans. However, the Asset Conservation Act does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract as is the case with the installment contracts.

         If a lender (including a lender under an installment contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties", including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans (or at a property subject to an installment contract), would be imposed on the trust fund, and thus occasion a loss to the securityholders, depends on the specific factual and legal circumstances at issue.

         Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgage properties was conducted.

         The pooling and servicing agreement will provide that the master servicer, acting on behalf of the trust fund, may not acquire title to a multifamily residential property or mixed-use property underlying a loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations or that the acquisition would not be more detrimental than beneficial to the value of the mortgaged property and the interests of the related securityholders.

THE HOME IMPROVEMENT CONTRACTS

         GENERAL.

         The Home Improvement Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of these contracts to the trustee or a designated custodian or may retain possession of them as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         SECURITY INTERESTS IN HOME IMPROVEMENTS.

         The Home Improvement Contracts that are secured by the related home improvements grant to the originator a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods and the purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS.

         So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (I.E., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

INSTALLMENT CONTRACTS

         Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.
Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

         GENERAL.

         Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.

Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         Title I loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a one- to four-family residential property.

         There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction.
With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower's creditworthiness which support approval of the loan.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         REQUIREMENTS FOR TITLE I LOANS.

         The maximum principal amount for Title I loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties, and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans in the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount.

         Borrower eligibility for a Title I loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I loan where the principal obligation is $7,500 or more, and on any direct Title I loan where the borrower fails to submit a completion certificate.

         FHA INSURANCE COVERAGE.

         Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a premium. For loans having a maturity of 25 months or less, the FHA bills the lender for the entire premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the premium paid for that year.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender's insurance coverage reserve account.

         CLAIMS PROCEDURES UNDER TITLE I.

         Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I loan must be filed with the FHA no later than 9 months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The "claimable amount" means an amount equal to 90% of the sum of:

         o the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan;

         o the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per year;

         o        the uncollected court costs;

         o        the attorney's fees not to exceed $500; and

         o the expenses for recording the assignment of the security to the United States.

         The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         o The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered under this prospectus. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to herein are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC, or Grantor Trust Fund, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

         o is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

         o is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

         The following discussion addresses securities of two general types:

         o REMIC certificates representing interests in a trust that the Trustee will elect to have treated as a "real estate mortgage investment conduit," or REMIC, under Sections 860A through 860G of the Code, or the REMIC Provisions, and

         o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series.

REMICS

         The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the servicer or trustee, as applicable, will covenant to elect to have treated as a

REMIC under Sections 860A through 860G, or REMIC Provisions, of the Code. The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 of the Code and in the Treasury regulations issued thereunder, or the OID regulations, and in part upon the REMIC Provisions and the Treasury regulations issued thereunder, or the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

         CLASSIFICATION OF REMICS

         Upon the issuance of each series of REMIC certificates, Thacher Proffitt & Wood LLP, McKee Nelson LLP or such other counsel to the depositor as specified in the related prospectus supplement ("Tax Counsel"), will deliver an opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of "regular interests," or REMIC regular certificates or "residual interests," or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

         CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

         In general, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC regular certificates will be "qualified
mortgages"  within  the  meaning  of  Section   860G(a)(3)(C)  of  the  Code  if
transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The servicer will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans, including additional collateral loans or pledged asset mortgage loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include additional collateral loans or pledged asset mortgage loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans, including additional collateral loans or pledged asset mortgage loans, that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

         TIERED REMIC STRUCTURES

         For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs, or tiered REMICs, for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Tax Counsel will deliver an opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section  856(c)(3)(B)  of the Code,  the  tiered  REMICs  will be treated as one
REMIC.

         TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         GENERAL

         Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT

         Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the servicer or securities administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, the servicer nor the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
"qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the related prospectus supplement will describe the manner in which the rules will be applied by the servicer or trustee, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

         Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue DE minimis original issue discount into income currently based on a constant yield method. See "TAXATION OF OWNERS OR REMIC REGULAR CERTIFICATES--MARKET DISCOUNT" for a description of that election under the OID regulations.

         If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the related prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any payments other than qualified stated interest made during the accrual period prior to that day with respect to the certificate.

         MARKET DISCOUNT

         A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

         A  certificateholder  may elect to include  market  discount  in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including DE MINIMIS market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--PREMIUM." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT." This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

         o        on the basis of a constant yield method,

         o in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

         o in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

         To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         In addition, under Section 1277 of the Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM

         A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--MARKET DISCOUNT." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. It is possible that the use of the assumption that there will be no prepayments may be required in calculating the amortization of premium.

         REALIZED LOSSES

         Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until the holder's certificate becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

         TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         GENERAL

         As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

         Any payments received by a REMIC residual certificateholder in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any payment would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

         TAXABLE INCOME OF THE REMIC

         The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt deductions with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer intends to treat the fair market value of the mortgage loans as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to the possible application of the DE MINIMIS rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan, determined as described in the second preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under

"--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT," except that the DE MINIMIS rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered by this prospectus, described therein will not apply.

         If a class of REMIC regular certificates is issued at an issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT."

         As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Code. See "--POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions

         The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

         A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional limitations under the Code, as to which the certificateholders should consult their tax advisors.

         Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. A holder of a REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which its basis in the REMIC residual certificate will not be sufficiently large that distributions will be treated as nontaxable returns of capital. A holder's basis in the REMIC residual certificate will initially equal the amount paid for the REMIC residual certificate and will be increased by its allocable shares of taxable income of the trust. However, a holder's basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholder. To the extent the REMIC residual certificateholder's initial basis is less than the distributions to the REMIC residual certificateholder, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholder on those distributions and will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See "--SALES OF REMIC CERTIFICATES." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see "TAXATION OF REMIC REGULAR CERTIFICATES--GENERAL."

         EXCESS INCLUSIONS

         Any "excess inclusions" with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the "daily accruals", as defined below, for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         For REMIC residual certificateholders, an excess inclusion:

         o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

         o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, "--FOREIGN INVESTORS IN REMIC CERTIFICATES" below.

         Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates

         Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

         The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

         The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--FOREIGN INVESTORS IN REMIC CERTIFICATES" for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

         MARK-TO-MARKET RULES

         The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate may not be marked to market.

         Possible Pass-Through of Miscellaneous Itemized Deductions

         Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "Pass-Through Entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and (ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or
Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a "Pass-Through Entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

         If a REMIC residual certificate is transferred to a disqualified organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to: the product of

         o the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

         o the highest marginal federal income tax rate applicable to corporations.

         o The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

         o residual interests in the entity are not held by disqualified organizations; and

         o information necessary for the application of the tax described herein will be made available.

         o Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

         o requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a disqualified organization and is not acquiring the REMIC residual certificate on behalf of a disqualified organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

         o providing that any transfer of a REMIC residual certificate to a disqualified organization shall be null and void; and

         o granting to the servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a disqualified organization despite (1) and (2) above.

         In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass- Through Entity (i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

         Sales of REMIC Certificates

         If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES--BASIS RULES, NET LOSSES AND DISTRIBUTIONS." Except as described below, any gain or loss generally will be capital gain or loss.

         Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate", which is generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--MARKET DISCOUNt."

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

         Prohibited Transactions and Other Possible REMIC Taxes

         The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer or the trustee in either case out of its own funds, provided that the servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         TERMINATION

         A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         Reporting and Other Administrative Matters

         Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee will file REMIC federal income tax returns on behalf of the related REMIC and the entity identified as the securities administrator in the related pooling and servicing agreement or securities administrator will prepare the REMIC federal income tax returns and will be designated as and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

         As the tax matters person, the securities administrator will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the securities administrator, as tax matters person, and the IRS concerning any REMIC item.

         Adjustments made to the REMIC tax return may require a REMIC residual certificateholders to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are generally required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the REMIC administrator will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--MARKET DISCOUNT."

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

         Backup Withholding with Respect to REMIC Certificates

         Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates

         A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership, created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of the residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person, or U.S. person, unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

GRANTOR TRUST FUNDS

         CLASSIFICATION OF GRANTOR TRUST FUNDS

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust certificates, Tax Counsel will deliver an opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

         Grantor Trust Fractional Interest Certificates

         In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, Tax Counsel will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates

         Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . ..[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates

         Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or
Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         If Stripped Bond Rules Apply

         If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding DE MINIMIS market discount. See "--TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES--MARKET DISCOUNT" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest," if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES--IF STRIPPED BOND RULES DO NOT APPLY" for a definition of "qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see "Sales of Grantor Trust Certificates") and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the company, the servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a DE MINIMIS amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue and market discount described in "CHARACTERISTICS OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES--IF STRIPPED BOND RULES DO NOT APPLY" and"--MARKET DISCOUNT" below.

         If Stripped Bond Rules Do Not Apply

         Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test described in the REMIC discussion. See "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNt" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders, on the use of a prepayment assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the

Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of
(1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "GRANTOR TRUST REPORTING" below.

         MARKET DISCOUNT

         If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a DE MINIMIS amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--MARKET DISCOUNT" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

         Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described above in "--REMICS--TAXATION OF OWNERS OF REMIC
REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICS--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--MARKET DISCOUNT," above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         PREMIUM

         If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is  unclear  whether  a  prepayment  assumption  should  be  used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. See "REMICS--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip Certificates

         The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES--IF STRIPPED BOND RULES APPLY," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES--IF STRIPPED BOND RULES APPLY" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the prepayment assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         Possible Application of Contingent Payment Rules

         The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to
Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         Sales of Grantor Trust Certificates

         Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust certificate by an investor who holds the Grantor Trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust certificate.

         Gain or loss from the sale of a Grantor Trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING

         The servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the servicer and subservicer (if any) and any other customary factual information as the servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except  as  disclosed  in  the  related  prospectus   supplement,   the
responsibility for complying with the foregoing reporting rules will be borne by the servicer or the trustee.

         BACKUP WITHHOLDING

         In general, the rules described in "--REMICS--BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES" will also apply to Grantor Trust certificates.

         FOREIGN INVESTORS

         In general, the discussion with respect to REMIC Regular certificates in "REMICS--FOREIGN INVESTORS IN REMIC CERTIFICATES" applies to Grantor Trust certificates except that Grantor Trust certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion.

         To the extent that interest on a Grantor Trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

                              ERISA CONSIDERATIONS

THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA").

         ERISA imposes requirements on certain employee benefit plans (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans) as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested and on persons who bear specified relationships to these types of plans or arrangements ("Parties in Interest") or are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. However, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to
Section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         The DOL issued regulations concerning the definition of what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under this Plan Assets Regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed, for purposes of ERISA, to be assets of the investing Plan in certain circumstances.

         The Plan Assets Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a "publicly-offered security", or if equity participation by "benefit plan investors" is not "significant". In general, a publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934. Equity participation in an entity by "benefit plan investors" is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by benefit plan investors, which include benefit plans described in ERISA or under
Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

         If no exception under the Plan Assets Regulation applies and if a Plan (or a person investing assets of a Plan, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust could be considered to be assets of the Plan. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to the issuer's assets could be deemed to be Parties in Interest with respect to investing Plans; this would subject the master servicer and such other persons to the fiduciary responsibility provisions of Title I of ERISA to the extent that they exercised discretionary control of Plan assets, and to the prohibited transaction provisions of Section 406 of

ERISA and Section 4975 of the Code with respect to transactions involving the issuer's assets. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust to a Plan might be a prohibited transaction under ERISA and subject to an excise tax under Section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

INSURANCE COMPANY GENERAL ACCOUNTS

         The United States Department of Labor ("DOL") has published final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that, on or before December 31, 1998, issued certain non-guaranteed policies supported by their general accounts to Plans (Labor Reg. Section 2550.401c-1). Under this regulation, an insurer will not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy.

PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 83-1

         Any fiduciary or other Plan asset investor that proposes to purchase securities on behalf of a Plan or with Plan assets should consult with its counsel on the potential applicability of ERISA and the Code to that investment and the availability of any prohibited transaction class exemption in connection therewith. In particular, in connection with a contemplated purchase of securities representing a beneficial ownership interest in a pool of single-family residential mortgages, the fiduciary should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. However, PTCE 83-1 does not provide exemptive relief with respect to securities evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain a swap or a pre-funding arrangement. In addition, PTCE 83-1 does not provide exemptive relief for transactions involving subordinated securities. The prospectus supplement may indicate whether it is expected that PTCE 83-1 will apply to securities offered by that prospectus supplement.

UNDERWRITER EXEMPTION

         The DOL issued to Nomura Securities International Inc. an administrative exemption (PTE 93-32, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of "securities" that are obligations of an issuer containing certain receivables, loans and other obligations, with respect to which Nomura Securities International Inc. is the underwriter, manager or co-manager of an underwriting syndicate.

         The Exemption contains a number of requirements. It does not apply to any investment pool unless, among other things, the investment pool satisfies the following conditions:

         o the investment pool consists only of assets of a type which have been included in other investment pools;

         o securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of securities pursuant to the exemption; and

         o securities in such other investment pools have been rated in one of the three (or four, if the investment pool contains certain types of assets) highest generic rating categories by one of the credit rating agencies noted below.

         The Exemption sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the securities not be "subordinated" to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets and the loan-to-value ratio is 100% or less at the closing date or the issuance of the securities. The Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Fitch Ratings, Inc. ("Rating Agencies") except that the rating must be in the top two highest rating categories in the loan-to-value ratio is greater than 100%. The Exemption specifies that the pool trustee must not be an affiliate of any other member of the "Restricted Group" (defined below), other than the underwriter. The Exemption stipulates that any Plan investing in the securities must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended, which each purchaser of a security will be deemed to represent. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

         If an issuer holds obligations that have high loan-to-value ratios of 125% or less, the Exemption may apply to the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the Rating Agencies if both of the following conditions are met:

         o        the obligations are residential or home equity loans, and

         o the fair market value of the real property collateral securing the loan on the closing date of the issuance of the securities is at least 80% of the sum of the outstanding principal balance of the loan held in the investment pool and the outstanding principal balance of any other loan of higher lien priority secured by the same real property collateral.

         Moreover, the Exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

         o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

         o the fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuer;

         o the Plans' investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

         The Exemption provides only limited relief to Plans sponsored by the "Restricted Group", which consists of the seller, the underwriter, the trustee, the master servicer, any servicer, any counterparty of a permitted swap or notional principal contract or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than 5% of the aggregate principal balance of the assets in the investment pool, or any affiliate of those parties.

         If pre-funding is anticipated, the Exemption extends exemptive relief to securities issued in transactions using pre-funding accounts, whereby a portion of the loans backing the securities are transferred to the trust fund within a specified period following the closing date (the "DOL Pre-Funding Period").

         o        First,  the ratio of the amount  allocated to the  pre-funding
account  to  the  total  principal   amount  of  the  Securities  being  offered
("Pre-Funding Limit") must not exceed twenty-five percent (25%).

         o Second, all loans transferred after the closing date (the "Additional Loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency.

         o Third, the transfer of such Additional Loans to the trust fund during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

         o Fourth, solely as a result of the use of the pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the trust fund on the closing date.

         o Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus or related prospectus supplement or agreement.

         o Sixth, the DOL Pre-Funding Period must generally end no later than three months or 90 days after the closing date.

         o Seventh, amounts transferred to any Pre-Funding Account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption rating agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or
(ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Exemption rating agency.

         o        Eighth, certain disclosure requirements must be met.

         The underwriter exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

         An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

         An "eligible  swap" is one which:  (a) is denominated in U.S.  dollars;
(b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (E.G., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (I.E., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

         A "qualified plan investor" is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

         In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

         "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

         The rating of a security may change. If a class of securities no longer satisfies the applicable rating requirement of the underwriter exemption, securities of that class will no longer be eligible for relief under the underwriter exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had an appropriate rating would not be required by the underwriter exemption to dispose of it). Each purchaser should ascertain the rating of the security at the time of purchase

         The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that the exemption will apply. In the case of certain types of securities, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel to the trustee for the benefit of the trustee, the depositor and the servicer, which opinion of counsel will not be at the expense of the trustee or depositor or servicer, satisfactory to the trustee that the purchase of the securities by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law, will not give rise to a non-exempt prohibited transaction and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the operative agreements.

         Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of the Exemption or any other available exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The prospectus supplement will specify which classes of the Notes or Certificates, as applicable, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only classes of Offered Notes or Offered Certificates, as applicable, that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, a trust fund consisting of loans secured by first liens on real property and originated by particular types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA.

         Those classes of Offered Notes or Offered Certificates, as applicable, qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss.1.5), some "Type IV securities," defined in 12 C.F.R. ss.1.2(l) to include some "residential mortgage related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R.
ss.703.140. Thrift institutions that are subject to the jurisdiction of the Office of Thrift Supervision (the "OTS") should consider the OTS' Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," before investing in any of the Offered Notes or Offered Certificates, as applicable.

         All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities" ("TB 73a"), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and OTS may require divestiture of such securities. OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         If specified in the prospectus supplement, other classes of Offered Notes or Offered Certificates, as applicable, offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Notes or Offered Certificates, as applicable, may be subject to significant interpretive uncertainties.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any Offered Notes or Offered Certificates, as applicable, as some classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and with regard to any Offered Notes or Offered Certificates, as applicable, issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

         Except as to the status of some classes of Offered Notes or Offered Certificates, as applicable, as "mortgage related securities," no representation is made as to the proper characterization of the Offered Notes or Offered
Certificates, as applicable, for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Notes or Offered Certificates, as applicable, under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Notes or Offered Certificates, as applicable,) may adversely affect the liquidity of the Offered Notes or Offered Certificates, as applicable.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Notes or Offered Certificates, as applicable, of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHODS OF DISTRIBUTION

         The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the Notes or Certificates, as applicable, may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If specified in the prospectus supplement, the Notes or Certificates, as applicable, will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Nomura Securities International, Inc. (the "Underwriter") acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Notes or Certificates, as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the Notes or Certificates, as applicable, underwriters may receive compensation from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

         Alternatively, the prospectus supplement may specify that the Notes or Certificates, as applicable, will be distributed by the Underwriter acting as agent or in some cases as principal with respect to Notes or Certificates, as applicable, that it has previously purchased or agreed to purchase. If the Underwriter acts as agent in the sale of Notes or Certificates, as applicable, the Underwriter will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date. The exact percentage for each series of Notes or Certificates, as applicable, will be disclosed in the prospectus supplement. To the extent that the Underwriter elects to purchase Notes or Certificates, as applicable, as principal, the Underwriter may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Notes or Certificates, as applicable, of that series.

         The depositor will indemnify the Underwriter and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the Underwriter and any other underwriters may be required to make in respect of these civil liabilities.

         In the ordinary course of business, the Underwriter and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Notes or Certificates, as applicable. The Underwriter performs management services for the depositor.

         The depositor anticipates that the Notes or Certificates, as applicable, will be sold primarily to institutional investors. Purchasers of Notes or Certificates, as applicable, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates, as applicable. Securityholders should consult with their legal advisors in this regard before any reoffer or sale of Notes or Certificates, as applicable.

         As to each series of Notes or Certificates, as applicable, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                             ADDITIONAL INFORMATION

         The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable, (the "Registration Statement"). This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at Regional Offices in the following locations:

         o Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and

         o        New York Regional  Office,  233 Broadway,  New York,  New York
                  10279.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Commission also maintains a site on the world wide web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission's web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

         Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae's prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

         Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by or on behalf of the trust fund referred to in the prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         The Trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for information should be directed to the corporate trust office of the Trustee specified in the prospectus supplement.

                                  LEGAL MATTERS

         Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York, McKee Nelson LLP, New York, New York, or such other counsel for the depositor as specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

         A new trust fund will be formed for each series of Notes or Certificates, as applicable, and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of Notes or Certificates, as applicable. Accordingly, financial statements for a trust fund will generally not be included in this prospectus or in the prospectus supplement.

                                     RATING

         As a condition to the issuance of any class of Offered Notes or Offered Certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS

1998 Policy Statement.............................136          Distribution Date..................................19
Accrual Period.....................................19          DOL...............................................130
Accrual Securities.................................26          DOL Pre-Funding Period............................132
Accrued Security Interest..........................29          DTC................................................36
Additional Loans..................................132          Due Period.........................................28
Adjustable Rate Assets..............................3          EDGAR.............................................139
Agency Securities...................................3          eligible counterparty.............................133
Agreement..........................................43          eligible swap.....................................133
ARM Loans...........................................6          eligible yield supplement agreement...............134
Asset Group........................................27          EPA................................................88
Asset Seller........................................3          ERISA.............................................128
Assets..............................................3          Euroclear..........................................36
Available Distribution Amount......................28          Euroclear Clearance System.........................38
Average Interest Rate.............................132          Euroclear Operator.................................38
Balloon Payment Assets..............................4          Euroclear Participants.............................38
Beneficial Owner...................................36          European Depositaries..............................39
Bi-weekly Assets....................................4          Exchange Act.......................................37
Book-Entry Certificates............................27          Exemption.........................................130
Book-Entry Notes...................................27          EYS Agreement.....................................134
Book-Entry Securities..............................27          Fannie Mae..........................................3
Buydown Assets......................................4          FDIC...............................................47
Buydown Mortgage Loans.............................23          FFIEC.............................................136
Buydown Period.....................................23          FHA.................................................6
Capitalized Interest Account.......................17          Financial Intermediary.............................39
Cash Flow Agreement................................18          Freddie Mac.........................................3
CERCLA.............................................88          Freddie Mac Act....................................13
Certificates.......................................26          Freddie Mac Certificate Group......................14
Charter Act........................................12          Garn-St. Germain...................................86
CI ................................................37          GEM Assets..........................................4
Clearstream Luxembourg.............................36          Ginnie Mae..........................................3
Clearstream, Luxembourg Participants...............38          GPM Assets..........................................4
Code...............................................97          Home Equity Loans...................................5
Collection Account.................................47          Housing Act........................................11
Commission..........................................7          HUD................................................57
Committee Report..................................100          Increasing Payment Asset............................4
Convertible Assets..................................4          Indirect Participants..............................37
Cooperatives........................................5          Insurance Proceeds.................................28
Covered Trust......................................69          Interest Rate......................................29
CPR................................................22          Interest Reduction Assets...........................4
CSSF...............................................38          Land Sale Contracts.................................5
Cut-off Date........................................6          Level Payment Assets................................3
DBC................................................37          Liquidation Proceeds...............................28
Definitive Certificates............................27          Loan-to-Value Ratio.................................6
Definitive Notes...................................27          Lock-out Date.......................................7
Definitive Securities..............................27          Lockout Period......................................7
Determination Date.................................27          Mortgage Securities.................................3

Mortgaged Properties................................5          REMIC Securities...................................42
Mortgages...........................................6          REO Property.......................................33
Multi Family Property...............................5          Retained Interest..................................59
NCUA..............................................136          Revolving Credit Line Loans.........................8
New CI.............................................37          Rules..............................................39
Non-ratings dependent swaps.......................134          Securities.........................................26
Nonrecoverable Advance.............................32          Security...........................................43
Notes..............................................26          Security Balance...................................30
OCC...............................................136          Senior Certificates................................26
Offered Certificates...............................27          Senior Notes.......................................26
Offered Notes......................................27          Senior Securities..................................26
Offered Securities.................................27          Servicemen's Readjustment Act......................17
OTS...............................................136          Servicing Standard.................................52
Participants.......................................37          Single Family Property..............................5
Parties in Interest...............................128          SMMEA.............................................135
Permitted Investments..............................48          SPA................................................22
Plans.............................................128          Special servicer...................................61
Pre-Funded Amount..................................17          Step-up Rate Assets.................................4
Pre-Funding Account................................17          Strip Securities...................................26
Pre-Funding Limit.................................132          Stripped Agency Securities.........................15
Pre-Funding Period.................................17          Subordinate Certificates...........................26
Prepayment Premium..................................8          Subordinate Notes..................................26
PTCE..............................................130          Subordinate Securities.............................26
Purchase Price.....................................45          Subsequent Assets..................................17
QPAM..............................................134          swap..............................................133
qualified plan investor...........................134          swap agreement....................................133
Rating Agencies...................................131          TB 13a............................................136
ratings dependent swaps...........................134          UCC................................................37
Record Date........................................27          Underwriter.......................................138
Refinance Loans.....................................6          VA..................................................6
Registration Statement............................139          VA Guaranty Policy.................................58
Related Proceeds...................................32          Value...............................................6
Relevant Depositary................................39          Warranting Party...................................46

                      [This Page Intentionally Left Blank]

                                  $174,087,000
                                  (APPROXIMATE)


               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-S2


                      NOMURA ASSET ACCEPTANCE CORPORATION,
                     ALTERNATIVE LOAN TRUST, SERIES 2005-S2


                       NOMURA ASSET ACCEPTANCE CORPORATION
                                    DEPOSITOR


                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR


                            GMAC MORTGAGE CORPORATION
                                    SERVICER




                                  [NOMURA LOGO]




         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Mortgage Pass-Through Certificates, Series 2005-S2 in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Mortgage Pass-Through Certificates, Series 2005-S2 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Mortgage Pass-Through Certificates, Series 2005-S2 will be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.



                                  JUNE 23, 2005